Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STUBHUB HOLDINGS, INC.

STUBHUB HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is StubHub Holdings, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 17, 2004 under the name Pugnacious Endeavors, Inc.

2. This Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which amends, restates and further integrates the amended and restated certificate of incorporation of the Corporation as heretofore in effect, has been adopted by the Corporation in accordance with Sections 242 and 245 of the DGCL, and has been adopted by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

3. The text of the amended and restated certificate of incorporation of the Corporation as heretofore in effect is hereby amended and restated by this Certificate of Incorporation to read in its entirety as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, StubHub Holdings, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation, on September 18, 2025.

STUBHUB HOLDINGS, INC.
By:	/s/ Eric H. Baker
Name:	Eric H. Baker
Title:	Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the corporation is StubHub Holdings, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is three billion, three hundred million (3,300,000,000) shares, consisting of the following three classes of capital stock: (i) three billion (3,000,000,000) shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), (ii) two hundred million (200,000,000) shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and (iii) one hundred million (100,000,000) shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

The number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below (i) the number of shares thereof then outstanding and (ii) with respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 8 of Part A of Article IV) without a separate vote of the holders of Class A Common Stock, Class B Common Stock or Preferred Stock, as applicable, irrespective of the provisions of Section 242(b)(2) of the DGCL.

The designations and the powers, preferences, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A Common Stock.

1. Equal Status; General. Except as otherwise provided herein or required by law, shares of Class A Common Stock and Class B Common Stock shall have the same rights, privileges, preferences and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution, distribution of assets or winding up of the Corporation), share ratably and be identical in all respects and as to all matters. The voting, dividend, liquidation and other rights, preferences and powers of the holders of Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

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2. Voting. Except as otherwise provided herein or expressly required by law, at all meetings of stockholders and on all matters submitted to a vote of stockholders of the Corporation generally, (i) each holder of Class A Common Stock, as such, shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder, and (ii) each holder of Class B Common Stock, as such, shall have the right to one hundred (100) votes per share of Class B Common Stock held of record by such holder. Except as otherwise provided herein or required by law, the holders of shares of Class A Common Stock and Class B Common Stock, as such, shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation generally, and (b) be entitled to notice of any stockholders’ meeting in accordance with the Amended and Restated Bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”); provided that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation (as defined herein)) or pursuant to the DGCL. There shall be no cumulative voting.

3. Dividend Rights. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends as may be declared and paid from time to time by the Board of Directors out of any assets of the Corporation legally available therefor; provided that, in the event a dividend is paid in the form of shares of Common Stock (or rights to acquire, or securities convertible into or exchangeable for shares of Common Stock), then holders of Class A Common Stock shall be entitled to receive only shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be) and holders of Class B Common Stock shall be entitled to receive only shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable. Notwithstanding the foregoing, the Board of Directors may treat the holders of Class A Common Stock or Class B Common Stock differently with respect to dividends (including by only paying a dividend on one such class or paying a different or disparate dividend to each such class including with respect to the amount of such dividend payable per share, the form in which such dividend is payable, the timing of the payment, or otherwise) if such disparate treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

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4. Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of such other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership among the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be treated differently if such treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

5. Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, distribution of assets, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders in proportion to the number of shares held by each such stockholder, unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution, distribution of assets or winding up is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class. A consolidation, reorganization or merger of the Corporation with any other person or persons, or a sale of all or substantially all of the assets of the Corporation, shall not be considered to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Section 5 of Part A of Article IV.

6. Merger, Consolidation, Conversion, Domestication, Transfer or Continuance. In the case of any consolidation or merger of the Corporation with or into any other entity or any conversion, domestication, transfer or continuance of the Corporation, the holders of shares of Class A Common Stock or Class B Common Stock shall be treated identically and ratably on a per share basis with respect to any consideration into which such shares are converted or any such consideration paid or otherwise distributed to the stockholders unless (i) such distribution, payment or consideration consists, in whole or in part, of shares of capital stock or other equity interests (“Equity Consideration”), in which case, the holders of shares of Class A Common Stock or Class B Common Stock may receive, or have the right to elect to receive, different or disproportionate Equity Consideration in connection with such consolidation, merger, conversion, domestication, transfer or continuance or other similar transaction only if and solely to the extent that the difference in the per share Equity Consideration to the holders of the Class A Common Stock and Class B Common Stock is with respect to the voting power of such securities, with each share of Equity Consideration distributed to holders of Class B Common Stock (or issuable upon conversion of shares of Class B Common Stock) having one hundred (100) times the voting power of each share of Equity Consideration distributed to the holders of Class A Common Stock (or issuable upon conversion of shares of Class A Common Stock) in connection with such consolidation, merger or other transaction or (ii) any different or disproportionate treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

7. Conversion.

7.1. Optional Conversion of Class B Common Stock. Each share of Class B Common Stock shall be convertible into one (1) validly issued, fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation.

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7.2. Automatic Conversion of Class B Common Stock Upon Vote of Class B Common Stock. Each outstanding share of Class B Common Stock shall automatically convert into one (1) validly issued, fully paid and nonassessable share of Class A Common Stock on the date and time specified by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a class.

7.3. Automatic Conversion of Class B Common Stock Upon Transfer. Each share of Class B Common Stock held by Eric H. Baker, as an individual (the “Founder” or “Chairman of the Board”), or any other Permitted Class B Holder (as defined below), shall be automatically and immediately, without further action by the Corporation or the holder thereof, converted into one (1) validly issued, fully paid and nonassessable share of Class A Common Stock upon its sale or transfer of beneficial ownership to any person or entity other than another Permitted Class B Holder; provided that none of the following shall constitute a “sale or transfer” for the purposes of this provision: (a) the pledge of shares of Class B Common Stock by a Permitted Class B Holder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise control (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)) over such pledged shares, provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a transfer unless such foreclosure or similar action results in the transfer to another Permitted Class B Holder; (b) entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a merger or consolidation of the Corporation, or a sale of all or substantially all of the Corporation’s assets, provided that such merger or consolidation or sale of assets and such agreement or understanding was approved by the affirmative vote of a majority of the total number of directors then in office (which majority must include the affirmative vote of the Chairman of the Board, if then serving) in advance of the entry into such agreement or understanding; and (c) any proxy granted to any of the officers or directors of the Corporation at the request of the Board of Directors with respect to the voting of any of the Corporation’s capital stock in connection with actions to be taken at an annual or special meeting of stockholders. “Permitted Class B Holder” shall mean each of (i) the Founder; (ii) the Founder’s spouse, parents, siblings (by blood or adoption) or lineal descendants (by blood or adoption) (any such person with respect to the Founder, an “Immediate Family Member”), including any such Immediate Family Member to whom shares of Class B Common Stock shall have been transferred upon the Founder’s death (whether directly or indirectly through an executor or administrator of the Founder’s estate); (iii) any trust, partnership, corporation, limited liability company or other similar entity (an “Estate Planning Entity”) as long as either (A) the sole “beneficial owners” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (each, a “Beneficial Owner”) of any voting or economic interests of such Estate Planning Entity are one or more of the Founder and the Founder’s Immediate Family Members (collectively, “Permitted Beneficial Owners”) and such Estate Planning Entity and its Beneficial Owners agree that, until the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the Permitted Beneficial Owners will continue to be the sole Beneficial Owners of any such voting or economic interests in such Estate Planning Entity, or (B) the Estate Planning Entity is a trust of which the sole beneficiaries (ignoring any remote contingent beneficiaries) are one or more of the Founder and the Founder’s Immediate Family Members

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regardless of the identity of any Beneficial Owner of such Estate Planning Entity; and (iv) any person or entity (a “Control Entity”) who controls, is controlled by or is under common control (within the meaning of the Securities Act) with the Founder or an Immediate Family Member other than the Corporation and its subsidiaries, so long as (A) the sole Beneficial Owner of any voting or economic interests of such Control Entity is the Founder or an Immediate Family Member and (B) such Control Entity and the Founder or Immediate Family Member, as the case may be, agree that, until the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the Founder or Immediate Family Member, as the case may be, will continue to be the sole Beneficial Owner(s) of any voting or economic interests in such Control Entity.

7.4. Mechanics of Conversion.

7.4.1. Before any holder of Class B Common Stock shall be entitled to convert any shares of Class B Common Stock into shares of Class A Common Stock pursuant to Subsection 7.1 of Part A of Article IV, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall provide written notice to the Corporation and any such transfer agent, of such conversion election and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued (if such shares of Class A Common Stock will be certificated) or (ii) in which such shares of Class A Common Stock are to be registered in book-entry form (if such shares of Class A Common Stock are uncertificated). If the shares of Class A Common Stock into which the shares of Class B Common Stock are to be converted are to be issued in a name or names other than the name of the holder of the shares of Class B Common Stock being converted, such notice shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled upon such conversion (if such shares of Class A Common Stock are certificated) or shall register such shares of Class A Common Stock in book-entry form (if such shares of Class A Common Stock are uncertificated). Such conversion shall be deemed to be effective immediately prior to the close of business (i) with respect to certificated shares, on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted or (ii) with respect to shares that are uncertificated, immediately prior to the close of business on the date that the holder delivers notice of such conversion election as required by this Subsection 7.4.1 of Part A of Article IV to the Corporation’s transfer agent, and, in each case, the shares of Class A Common Stock issuable upon such conversion shall be deemed to be outstanding as of such time, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be deemed to be the record holder or holders of such shares of Class A Common Stock as of such time. Notwithstanding anything herein to the contrary, shares of Class B Common Stock represented by a lost, stolen or destroyed stock certificate may be converted pursuant to Subsection 7.1 of Part A of Article IV if the holder thereof notifies the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed and provides an affidavit of that fact acceptable to the Corporation and executes an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate.

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7.4.2. Each outstanding stock certificate (if shares are in certificated form) that, immediately prior to the occurrence of a conversion pursuant to Subsection 7.2 or 7.3 of Part A of Article IV represented one or more shares of Class B Common Stock subject to such conversion shall, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof.

7.4.3. The Corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of any conversion pursuant to this Section 7 of Part A of Article IV, and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock, if any (or, in the case of any lost, stolen or destroyed certificate, upon such holder providing an affidavit of that fact acceptable to the Corporation and executing an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form.

7.4.4. Following any conversion pursuant to this Section 7 of Part A of Article IV, the reissuance of any shares of Class B Common Stock that were so converted shall be prohibited and the Corporation shall take all necessary action to retire each such share of Class B Common Stock in accordance with Section 243 of the DGCL, including filing a certificate of retirement with the Secretary of State of the State of Delaware required thereby, and upon the effectiveness of such certificate of retirement, it shall have the effect of reducing the number of authorized shares of Class B Common Stock and eliminating all references to Class B Common Stock in this Certificate of Incorporation.

7.4.5. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation or Bylaws, relating to the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith. If the Corporation has reason to believe that any circumstance giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock pursuant to Subsection 7.2 or 7.3 of Part A of Article IV has occurred but has not theretofore been reflected on the books of the Corporation (or in book-entry form as maintained by the transfer agent of the Corporation), the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation).

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7.4.6. In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation (or in book-entry form as maintained by the transfer agent of the Corporation) shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

8. Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

B Preferred Stock.

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Certificate of Designation).

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Pursuant to the authority conferred by this Article IV upon the Board of Directors, the Board of Directors created the following series of Preferred Stock: 50,000 shares designated as Series I Preferred Stock, 365,000 shares designated as Series K Preferred Stock, 115,000 shares designated as Series L Preferred Stock, 24,025 shares designated as Series M Preferred Stock, 50,000 shares designated as Series N Preferred Stock and 500,000 shares designated as Series O Preferred Stock, in each case, by filing a Certificate of Designations of the Corporation with the Secretary of State of the State of Delaware on December 4, 2020, July 29, 2021, March 30, 2023, June 18, 2024, May 12, 2025 and June 30, 2025, respectively, and the powers (including voting powers, if any), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock are set forth in Exhibit I hereto and are incorporated herein by reference.

ARTICLE V

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A General Powers. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors, the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by (i) one or more resolutions adopted from time to time by the Board of Directors, or (ii) prior to the Voting Threshold Date (as defined below), the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. “Voting Threshold Date” means 5:00 p.m. (Eastern Time) on the first day falling on or after the date on which the outstanding shares of Class B Common Stock represent less than a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

C Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors, prior to the Voting Threshold Date, all of the directors of the Corporation shall be elected at each annual meeting of the stockholders of the Corporation for a term expiring at the next succeeding annual meeting. Subject to the rights of the holders of any series of Preferred Stock to elect directors, following the Voting Threshold Date, the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III, with each director then serving initially designated to a class by a resolution of the Board of Directors. The Board of Directors at the Voting Threshold Date is authorized to assign each member of the Board of Directors then in office to a class, with such classification taking effect upon the earlier to occur of (i) the conclusion of the first meeting of the Board of Directors following the Voting Threshold Date and (ii) the effectiveness of an action of the Board of Directors taken without a meeting following the Voting Threshold Date designating each director then serving to a class in accordance with the previous sentence; provided that, if the Voting Threshold Date occurs after the Corporation’s proxy statement for that year’s annual meeting of the stockholders has been filed with the Securities and Exchange Commission, then at the discretion of the Board of Directors, such classification shall take effect immediately following the adjournment of such annual meeting (such time of the effectiveness of the classification of the Board of Directors, the “Classification Time”). Each class shall consist, as

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nearly as possible, of one-third of the total number of such directors. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders of the Corporation following the Classification Time; the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the Classification Time; and the initial Class III directors shall serve for a term expiring at the third annual meeting of the stockholders following the Classification Time. At each annual meeting of the stockholders following the Classification Time, the successors of the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

D Term and Removal. Subject to the rights of the holders of any series of Preferred Stock to elect directors, each director shall hold office until the annual meeting of the stockholders at which such director’s term expires and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any series of Preferred Stock to elect directors, (i) prior to the Classification Time, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and (ii) from and after the Classification Time, the Board of Directors or any individual director may be removed from office at any time, but only for cause and by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

E Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock to elect directors, any newly created directorship that results from an increase in the number of directors, or any vacancy on the Board of Directors that results from the death, resignation, disqualification or removal of any director or from any other cause, shall be filled exclusively by (i) the affirmative vote of a majority of the total number of directors then in office (which majority must include the affirmative vote of the Chairman of the Board, if then serving), even if less than a quorum, or by a sole remaining director, or (ii) prior to the Voting Threshold Date, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding the foregoing, from and after the Voting Threshold Date, any such vacancy or newly created directorship shall not be filled by the stockholders unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. Any director appointed to fill a newly created directorship or vacancy in accordance with this Part E of Article V shall hold office until the next annual meeting of stockholders for the election of directors (or, if the Board of Directors is classified at the time of such appointment, the next annual meeting of stockholders held to elect the class of directors to which such director is appointed) and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal.

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F Preferred Stock Directors. Whenever the holders of any series of Preferred Stock issued by the Corporation shall have the right as provided for herein (including any Certificate of Designation), voting separately as a series or separately as a class with one or more such other series, to elect directors, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article V, during the period when the holders of any series of Preferred Stock issued by the Corporation shall have the right to elect additional directors, the number of directors to be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article V, and the total number of directors constituting the whole Board of Directors shall be automatically increased by such number of directors to be elected by the holders of any such series of Preferred Stock, and each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided in the Certificate of Designation(s) in respect of any series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of this Certificate of Incorporation (including any Certificate of Designation), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

G Vote by Ballot. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

H Quorum. At all meetings of the Board of Directors, a majority of the total number of directors of the Corporation then authorized (which majority must include the Chairman of the Board, if then serving) shall constitute a quorum for the transaction of business. The vote of a majority of the directors (which majority must include the affirmative vote of the Chairman of the Board, if then serving) present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided herein or required by law. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Notwithstanding anything herein to the contrary, in the event of the death or Disability of the Chairman of the Board, (i) at all meetings of the Board of Directors, a majority of the total number of directors of the Corporation then authorized shall constitute a quorum for the transaction of business, and (ii) the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided herein or required by law. “Disability” means permanent and total disability such that the natural person is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which would reasonably be expected to result in death or which has lasted or would reasonably be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner jointly selected by a majority of the members of the Board of Directors that are designated as independent directors in accordance with the listing standards of the applicable stock exchange on which the Company’s shares of Class A Common Stock are then listed and the Chairman of the Board. If the Chairman of the Board is incapable of selecting a licensed physician, then the Chairman of the Board’s spouse shall make the selection on behalf of the Chairman of the Board, or in the absence

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or incapacity of the Chairman of the Board’s spouse, the Chairman of the Board’s parents shall make the selection on behalf of the Chairman of the Board, or in the absence of parents of the Chairman of the Board, a natural person then acting as the successor trustee of a revocable living trust created by the Chairman of the Board and which holds more shares of all classes of capital stock of the Company than any other revocable living trust created by the Chairman of the Board shall make the selection on behalf of the Chairman of the Board, or in absence of any such successor trustee, the legal guardian or conservator of the estate of the Chairman of the Board shall make the selection on behalf of the Chairman of the Board. In the event of a dispute whether the natural person has suffered a Disability, no Disability of the natural person shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and nonappealable.

ARTICLE VI

A Consent of Stockholders In Lieu of Meeting. Prior to the Voting Threshold Date, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, are: (i) signed by the holders of the outstanding shares of stock of the Corporation representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation then outstanding and entitled to vote thereon were present and voted, and (ii) delivered to the Corporation in accordance with applicable law. From and after the Voting Threshold Date, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by the stockholders by consent in lieu of a meeting.

Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents, setting forth the action so taken, are: (i) signed by the holders of outstanding shares of the relevant series of Preferred Stock representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to the Corporation in accordance with applicable law.

B Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of (i) the Board of Directors or (ii) prior to the Voting Threshold Date, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

C Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for the election of directors and other business proposed to be brought by stockholders before a meeting of the stockholders of the Corporation shall be given in the manner provided by the Bylaws.

D Business Combinations with Interested Stockholders. The Corporation elects not to be governed by Section 203 of the DGCL.

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ARTICLE VII

A Corporate Opportunity. To the fullest extent permitted by the laws of the State of Delaware and in accordance with Section 122(17) of the DGCL (or any successor provision thereto), (i) the Corporation hereby renounces all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that is presented to or acquired, created, or developed by, or otherwise comes into the possession of the Founder or any directors of the Corporation and any of their Affiliates, including but not limited to, with respect to the Founder, Andro Capital Management, L.P., its successor or its general partner, Affiliates, subsidiaries and managed entities (collectively, “Andro”) (such Persons being referred to collectively herein as, “Covered Persons” and, individually, as a “Covered Person”); (ii) no Covered Person will have any duty to refrain from (1) engaging in a corporate opportunity that may be in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage in or (2) otherwise competing, directly or indirectly, with the Corporation or any of its subsidiaries; and (iii) if any Covered Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Covered Person or any of his or her respective Affiliates, on the one hand, and for the Corporation or its subsidiaries, on the other hand, such Covered Person shall have no duty to communicate or offer such transaction or business opportunity to the Corporation or its subsidiaries and such Covered Person or any of his or her respective Affiliates may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other Person and, to the fullest extent permitted by the laws of the State of Delaware, shall not be liable to the Corporation or its stockholders or any of its subsidiaries for any fiduciary duty or other duty (contractual or otherwise) including as a stockholder, director or officer of the Corporation solely by reason of the fact that such Covered Person pursues or acquires such corporate opportunity for itself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Corporation or its subsidiaries. “Affiliate” for purposes of this section means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. “Person” for purposes of this section means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

To the fullest extent permitted by the laws of the State of Delaware, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Corporation or its subsidiaries unless (i) the Corporation or its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with this Certificate of Incorporation, (ii) the Corporation or its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (iii) the Corporation or its subsidiaries have an interest or expectancy in such transaction or opportunity, and (iv) such transaction or opportunity would be in the same or similar line of business in which the Corporation or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

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To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VII. Neither the alteration, amendment, addition to or repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation (including any Certificate of Designation) inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

B Liability. No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VII, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article VII, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE VIII

The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, directors, employees and agents and to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE IX

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article IX, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the

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immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article IX. This Article IX is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article IX shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

ARTICLE X

A Amendment of the Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation, this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, provided that from and after the Voting Threshold Date, the following provisions in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class: Part A and B of Article IV, Articles V, VI, VII, VIII and IX and this Article X, provided further that, notwithstanding the foregoing, the provisions of Section 242(d)(1) and (d)(2) shall apply to the Corporation. In addition, for so long as any shares of Class B Common Stock remain outstanding, the Corporation shall not, without the prior affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by law or this Certificate of Incorporation, directly or indirectly, amend, alter, change, repeal or adopt any provision inconsistent with Part A of Article IV or this proviso of Part A of this Article X.

B Amendment of Bylaws. In furtherance and not in limitation of the powers conferred upon it by the DGCL, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws. The stockholders also shall have the power to adopt, amend, alter or repeal the Bylaws; provided, that (i) prior to the Voting Threshold Date, in addition to any other vote required by this Certificate of Incorporation or applicable law, such adoption, amendment, alteration or repeal shall require the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, and (ii) from and after the Voting Threshold Date, in addition to any other vote required by this Certificate of Incorporation or applicable law, such adoption, amendment, alteration or repeal shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

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C Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby, (ii) the application of such provision or provisions to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (iii) to the fullest extent permitted by applicable law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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Exhibit I

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PUGNACIOUS ENDEAVORS, INC.

CERTIFICATE OF DESIGNATIONS

OF

THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER SPECIAL RIGHTS,

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF,

OF

PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Pugnacious Endeavors, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board”), by unanimous written consent dated December 4, 2020, duly approved and adopted the following resolution:

WHEREAS, on the terms and subject to the conditions set forth in the purchase agreement, dated on or around November 24, 2020 (the “Purchase Agreement”), between the Corporation and the investor party thereto (the “Investor”), the Investor agreed to purchase $50,000,000 in aggregate liquidation preference of Series I Preferred Stock (as defined below).

RESOLVED, that, pursuant to the authority vested in the Board by the Corporation’s certificate of incorporation, the Board does hereby create, authorize and provide for the issuance, out of the authorized but unissued shares of the preferred stock, par value $0.001 per share, of the Corporation, of 50,000 shares of a new series of Preferred Stock with the designation set forth in Section 1 below, and there is hereby stated and fixed the number of shares constituting each such series and the powers, preferences and rights, and qualifications, limitations and restrictions, of each such series as follows:

Section 1. Designations. Such series of Preferred Stock referred to in the immediately preceding paragraph shall be designated as shares of “Series I Preferred Stock,” par value $0.001 per share, of the Corporation (the “Preferred Stock”), and the number of shares constituting such series shall be fifty thousand (50,000).

Section 2. Ranking. The Preferred Stock ranks, (x) with respect to the payment of dividends and distributions on, and the purchase, repurchase or any redemption of, any Capital Stock (provided however that nothing in this Section 2 shall prohibit the Corporation from paying a dividend or distribution, or making a purchase, repurchase or redemption, that is permitted pursuant to Section 7 or Section 9 or require the Corporation to pay cash Dividends on the Preferred Stock currently instead of allowing Dividends to accrue, as permitted under Section 4(a), or to make any such purchase, repurchase or redemption, that is permitted pursuant to Section 7 and Section 9) and (y) in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the Corporation: (i) senior to the Common Stock and each other existing or future class or series of Capital Stock of the Corporation, except for any Parity Securities or Senior Securities issued in compliance with the terms hereof (collectively, with the Common Stock, the “Junior Securities”); (ii) on a parity with (a) the Corporation’s Series G Preferred Stock, par value $0.001 per share, and the Corporation’s Series H Preferred Stock, par value $0.001 per share (together, the “Existing Preferred Stock”) and (b) each other class or series of Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank on a parity with the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively with the Existing Preferred Stock, the “Parity Securities”); and (iii) junior to each other class or series of preferred stock or any other Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank senior to the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively, “Senior Securities”).

Section 3. Maturity. The Preferred Stock has no stated maturity. Shares of Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of this Certificate of Designations or otherwise repurchased by the Corporation. The Corporation shall not be required to set aside funds to redeem or repurchase the Preferred Stock.

Section 4. Dividends.

(a) Cumulative Cash Dividends. Dividends (“Dividends”) on the outstanding Preferred Stock shall accrue at the Dividend Rate set forth in Section 4(b) below on the sum of (x) the outstanding Liquidation Preference and (y) the aggregate accrued and unpaid Dividends on such share of Preferred Stock immediately after the preceding Dividend Payment Date and shall, on each Dividend Payment Date, at the election of the Corporation, be payable in cash only when, as and if declared by the Board out of legally available funds for such purpose. Dividends shall accrue on a daily basis on each outstanding share of the Preferred Stock following the date of issuance of such share of Preferred Stock. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, (i) no Dividends may be declared and paid in securities or otherwise “in kind”, and (ii) Dividends will be cumulative and will accrue as set forth herein regardless of whether such Dividends have been declared by the Board and whether or not there are any funds legally available for the payment thereof. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), such Dividends shall be paid solely in cash and shall be paid by wire transfer in immediately available funds to the account(s) designated by each Holder in writing given to the Corporation at least five (5) days prior to the Dividend Payment Date.

To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), the Corporation shall, at least ten (10) days prior to such Dividend Payment Date, deliver to each Holder a written notice (a “Cash Dividend Notice”) specifying (i) the amount of Dividends to be paid to such Holder on such Dividend Payment Date, and (ii) the number of shares of Preferred Stock held by such Holder and the cumulative amount of Dividends that will remain accrued and unpaid in respect thereof

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immediately after giving effect to the payment of Dividends on such Dividend Payment Date. For the avoidance of doubt, (i) if the Holders are not so notified, the Corporation may not declare and pay any Dividends on such Dividend Payment Date and (ii) the Corporation may not declare and pay any Dividends in cash for any prior Dividend Period (except in connection with any redemption or repurchase for cash at the redemption or repurchase prices calculated as contemplated in Sections 5 and 9 hereof which redemption or repurchase prices shall take into account any such previously accrued and unpaid Dividend).

All Dividends paid in respect of shares of Preferred Stock pursuant to this Section 4(a) shall be paid on a Pro Rata Basis to the Holders entitled thereto. For the avoidance of doubt, it is understood that no dividend shall be paid through the issuance of additional shares of Preferred Stock.

(b) Dividend Rate. “Dividend Rate” shall mean a rate per annum equal to (i) 6.00% from the Issue Date to, but excluding, December 1, 2022, (ii) 9.00% from December 1, 2022 to, but excluding, December 1, 2024 and (iii) 11.00% from December 1, 2024 and thereafter. The Dividend Rate also shall be subject to automatic increase as set forth in, and for the time period set forth in, Section 4(d). Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days)).

(c) Dividend Payment Date. A “Dividend Payment Date” shall mean each January 1, April 1, July 1 and October 1. A “Dividend Period” shall mean each: (i) January 1 through and including March 31; (ii) April 1 through and including June 30; (iii) July 1 through and including September 30; and (iv) October 1 through and including December 31; provided that the initial Dividend Period shall commence on the Issue Date and end on December 31, 2020.

(d) Dividend Rate Increase. Upon the occurrence and during the continuation of any Event of Default, the Dividend Rate shall automatically increase by 2.00% per annum until such Event of Default is cured or waived by the Required Holders or all affected Holders, as applicable; provided, however, that in no event shall the Dividend Rate increase by more than 2.00% per annum for more than one Event of Default at any given time.

Section 5. Liquidation Event. Upon the occurrence of a Liquidation Event, each share of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities by reason of their ownership thereof, an amount per share of Preferred Stock in cash in immediately available funds equal to the Redemption Price payable at the time of such Liquidation Event pursuant to Section 9(b). If upon any such Liquidation Event, the assets of the Corporation legally available for distribution to the Corporation’s stockholders are insufficient to pay the Holders the full amount of such Redemption Price for each outstanding share of Preferred Stock and the full amount (if any) to which the holders of any Parity Securities are entitled, the Holders and the holders of such Parity Securities, as applicable, will share ratably in any such distribution of the assets of the Corporation in proportion to the full respective amounts (if any) to which they are entitled with respect to their shares of Preferred Stock and Parity Securities upon such Liquidation Event. After indefeasible payment to the Holders of the full amount of such Redemption Price to which they are entitled,

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the Holders as such will have no right or claim to any of the assets of the Corporation. No holder of Junior Securities shall receive any cash or other consideration upon a Liquidation Event by reason of their ownership thereof unless the full amount of such Redemption Price to which Holders are entitled in respect of all outstanding Preferred Stock and any amounts to which any holders of Parity Securities are entitled upon such Liquidation Event have been paid in full in cash in immediately available funds.

Section 6. Voting Rights. Subject to the express provisions of this Certificate of Designations, except to the extent required by the DGCL, the Preferred Stock shall not have any voting rights.

Section 7. Protective Provisions.

(a) For so long as any Preferred Stock is outstanding, the prior affirmative vote or written consent of the Required Holders (subject to Section 19(g)) shall be required for the following (and the Corporation shall not effect or permit any Subsidiary (to the extent the restriction applies to such Subsidiary) to effect any of the following unless such consent has been obtained):

(i) Issuance of Capital Stock. The authorization, creation, classification or reclassification, or increase in the number of authorized or issued shares or issuance of any Senior Securities by the Corporation (other than Senior Securities to the extent that an amount equal to the net proceeds of each such issuance is used to substantially concurrently redeem the then outstanding Preferred Stock in accordance with Section 9(a)).

(ii) Restricted Payments. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of Section 4(a), but fails to make such payment on such specific Dividend Payment Date, and so long as such failure is not cured or waived by the Required Holders, any of the following:

(A) the declaration or payment by the Corporation of any dividend or distribution on or in respect of the Corporation’s Capital Stock; or

(B) the purchase, repurchase, redemption or other acquisition or retirement for value by the Corporation of any Capital Stock of the Corporation or any direct or indirect parent of the Corporation (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance or other acquisition or retirement referred to in this clause (B) and the immediately preceding clause (A) are referred to herein as a “Restricted Payment”);

in the case of each of clauses (A) and (B), other than:

(1) any dividend or distribution that consists solely of Junior Securities, or any purchase, repurchase, redemption or other acquisition or retirement for value for consideration that consists solely of Junior Securities;

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(2) any dividend or distribution on or in respect of the Preferred Stock or Parity Securities, or any redemption of Parity Securities or Preferred Stock in accordance with Section 9;

(3) the purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Corporation or any direct or indirect parent of the Corporation held by any future, present or former employee, officer, director, manager, consultant or independent contractor (or their respective Immediate Family Members, former spouses, successors, executors, administrators, estate, heirs, legatees or similar transferees or assigns or distributes of any of the foregoing) of the Corporation or any such direct or indirect parent of the Corporation;

(4) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation to pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(b)(ix)(A) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “this Agreement”, “Loans”, “Restricted Subsidiaries”, “Restricted Subsidiary”, “Holdings” and “Parent Entity” were instead to this Certificate of Designations, Preferred Stock, Subsidiaries, Subsidiary, the Corporation and direct or indirect parent of the Corporation, respectively); and

(5) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(b)(ix)(B) and (C) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “Holdings” and “Parent Entity” were instead to the Corporation and direct or indirect parent of the Corporation, respectively);

provided, however, that the aggregate amount of payments made pursuant to clauses (3) and (4) shall not exceed $10,000,000 in any fiscal year.

(iii) Amendments. Amendment or other alteration (including by merger or consolidation or otherwise) of the Corporation’s certificate of incorporation or bylaws or this Certificate of Designations that adversely affects the rights or privileges of the Preferred Stock, including without limitation any such amendment or alteration that (A) adversely affects the preferential ranking of the Preferred Stock, or (B) adversely affects the powers, preferences or special rights of the Preferred Stock.

(iv) [Reserved.]

(v) Certain Transactions. Voluntary liquidation, dissolution or winding up, unless the Preferred Stock is redeemed in full in connection therewith pursuant to a Mandatory Redemption pursuant to Section 9(b).

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(vi) Other Actions. Any action for which a separate vote of the Preferred Stock is required by applicable law.

(b) Any of the actions prohibited pursuant to this Section 7 shall be null and void ab initio and shall be of no force or effect.

Section 8. Events of Default; Remedies.

(a) Promptly, but in any event within ten (10) Business Days, after any officer of the Corporation or any of its Subsidiaries becomes aware of the existence of any Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Event of Default, the Corporation shall deliver a written notice thereof to the Holders specifying the nature and existence thereof and what action the Corporation is taking or proposes to take with respect thereto.

(b) The various provisions set forth herein are for the benefit of the Holders and shall be enforceable by such Holders, including by one or more actions for specific performance. The Corporation acknowledges that the subject matter of this Certificate of Designations is unique and that the Holders would be damaged irreparably in the event that any of the provisions of this Certificate of Designations are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, the Corporation agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in addition to any other remedies to which they may be entitled, at law or in equity. The Corporation waives any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Certificate of Designations. All remedies available under this Certificate of Designations, at law, in equity or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of the Preferred Stock of a particular remedy shall not preclude the exercise of any other remedy.

Section 9. Redemption and Repurchases.

(a) Optional Redemption. The Corporation may redeem outstanding shares of Preferred Stock at any time, and from time to time, in whole or in part, for cash at a price equal to 100% of the outstanding Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable redemption date (the “Redemption Price”). No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository.

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(b) Mandatory Redemption Upon Liquidation Event. Upon the occurrence of a Liquidation Event, the Corporation shall redeem all then outstanding shares of Preferred Stock for cash at the Redemption Price. If applicable law does not permit the Corporation to consummate the redemption described in this Section 9(b) in connection with a Liquidation Event, the Corporation shall not consummate such Liquidation Event unless at the closing thereof all then outstanding shares of Preferred Stock are purchased from the Holders (by an affiliate of the Corporation or a third party) for cash at the Redemption Price (such mandatory redemption or purchase described in this Section 9(b), as applicable, a “Mandatory Redemption”).

(c) Change of Control.

(i) The Corporation shall, in the event any definitive agreement with respect to a Change of Control is entered into by the Corporation or its Subsidiaries, make an offer in accordance with Section 9(c)(ii) (a “Change of Control Offer”), unless a third party makes a Change of Control Offer in accordance with Section 9(c)(ii) as described under Section 9(c)(vi), to each Holder to purchase all or any portion of such Holder’s Preferred Stock at an offer price in cash equal to 120.00% of the sum of (i) the outstanding Liquidation Preference plus (ii) accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable repurchase date (the “Applicable Change of Control Purchase Price”, and the payment thereof, a “Change of Control Payment”), in accordance with the procedures set forth in this Section 9(c). The right and obligation of the Corporation to consummate the Change of Control Offer shall be conditioned on the consummation of the transaction resulting in the Change of Control.

(ii) No less than five (5) but no more than thirty (30) days prior to the date of a Change of Control, the Corporation shall send by first-class mail, postage prepaid, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, a notice describing in reasonable detail the transaction that will result in such Change of Control and stating: •

(A) that the Change of Control Offer is being made pursuant to this Section 9(c) and that all shares of Preferred Stock tendered will be accepted for payment;

(B) the Applicable Change of Control Purchase Price and the purchase date, which shall be the date on which the Change of Control is consummated (the “Change of Control Payment Date”);

(C) that any shares of Preferred Stock not tendered will continue to accumulate Dividends;

(D) that, unless the Corporation defaults in the payment of the Applicable Change of Control Purchase Price, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate Dividends after the Change of Control Payment Date;

(E) that the Holders electing to have their shares of Preferred Stock purchased pursuant to a Change of Control Offer shall be required to surrender their certificate or certificates representing the shares of Preferred Stock (if such shares are certificated) to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to 12:00 noon New York City time on the Change of Control Payment Date;

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(F) that the Holders will be entitled to withdraw their election if the Corporation or its designated representative for such purpose receives, not later than 12:00 noon New York City time not less than two (2) Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing its election to have the shares of Preferred Stock purchased; and

(G) that the Holders whose shares of Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Preferred Stock (if such shares are certificated) equal to the unpurchased portion of the certificates surrendered (if any).

(iii) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly wire to the Holders of shares so accepted the Applicable Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate (if any) and execute a new certificate representing that number of shares of Preferred Stock (if such shares are certificated) equal to any unpurchased shares represented by a certificate surrendered (if any). Unless the Corporation defaults in the payment for the shares of Preferred Stock tendered pursuant to the Change of Control Offer (whether or not the Corporation is then permitted to make such a payment), Dividends shall cease to accumulate with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

(iv) If applicable law does not permit the Corporation to consummate the repurchase described in this Section 9(c) in connection with a Change of Control, the Corporation shall not consummate such Change of Control unless at the closing thereof all then outstanding shares of Preferred Stock validly tendered pursuant to the Change of Control Offer are purchased from the applicable Holders (by an affiliate of the Corporation or a third party) for cash at the Applicable Change of Control Purchase Price.

(v) To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Certificate, the Corporation shall not be deemed to have breached its obligations described in this Certificate by virtue of compliance therewith. The Corporation may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(vi) The Corporation will not be required to make a Change of Control Offer in connection with a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 9(c) and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

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(d) [Reserved.]

(e) Notice of Redemption. The Corporation shall provide notice of any redemption pursuant to Section 9(a) or (b), at least three (3) days but not more than sixty (60) days prior to the redemption date, to each Holder of record of shares of Preferred Stock to be redeemed at such Holder’s address appearing on the stock register of the Corporation. Each such notice shall state (i) the date fixed for such redemption, (ii) the place or places where certificates for the shares of Preferred Stock (if such shares are certificated) called for redemption are to be surrendered for payment, (iii) the Redemption Price, (iv) that unless the Corporation defaults in making the redemption payment, Dividends on the shares of Preferred Stock called for redemption shall cease to accrue on and after the redemption date, (v) that if fewer than all of the shares of Preferred Stock owned by such Holder are then to be redeemed, the number of shares or aggregate Liquidation Preference of which are to be redeemed, and (vi) if such notice of redemption is subject to one or more conditions, a description of such conditions.

If the notice of redemption shall have been so given and if prior to the date of redemption specified in such notice all funds necessary to pay the aggregate Redemption Price for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the shares of Preferred Stock to be redeemed, with a bank, trustee or trust company named in such notice doing business in New York, New York, and having capital and surplus of at least $500,000,000, then, without awaiting the redemption date, all shares of Preferred Stock with respect to which such notice shall have been so given and such deposit shall have been so made thereupon shall, notwithstanding that any certificate for shares of Preferred Stock (if such shares are certificated) shall not have been surrendered for cancellation, be deemed no longer to be outstanding, and all rights with respect to such shares of Preferred Stock forthwith upon such deposit in trust shall cease and terminate, except for the right of the Holders thereof on or after the redemption date to receive out of such deposit the applicable Redemption Price, without interest. If the Holders of any shares of Preferred Stock which have been called for redemption shall not within two (2) years (or any longer period required by law) after the applicable redemption date claim any amount so deposited in trust for the redemption of such shares, then such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and thereupon shall be relieved of all responsibility in respect thereof; and thereafter the Holders of such shares shall, subject to applicable unclaimed property laws, look only to the Corporation for payment of the Redemption Price for such shares, without interest. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (if such shares are certificated), the applicable Redemption Price shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by such Holder of Preferred Stock. In the event that less than all of the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the Holder thereof without cost to such Holder.

(f) [Reserved.]

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(g) Corporation Efforts. The Corporation shall take such actions as are necessary or appropriate to give effect to the provisions of this Section 9, including in the event that the Corporation is not permitted by the DGCL or other applicable law to redeem or is otherwise unable to redeem the shares of the Preferred Stock in connection with any Liquidation Event or Change of Control, taking any action necessary or appropriate to remove promptly (or refraining from taking any action that would give rise to) any impediments to its ability to redeem the shares of the Preferred Stock required to be so repaid, including (i) to the extent permitted by the DGCL or other applicable law, reducing the stated capital of the Corporation or revaluing the assets of the Corporation to their fair market values under Section 154 of the DGCL if such revaluation would create surplus sufficient to make all or any portion of such redemption and (ii) if the Corporation has sufficient surplus but insufficient cash to effect such redemption, borrowing the cash necessary to make such redemption. In the event of any Change of Control in which the Corporation is not the continuing or surviving corporation or entity, proper provision shall be made so that such continuing or surviving corporation or entity shall agree to carry out and observe the obligations of the Corporation hereunder.

Section 10. [Reserved.]

Section 11. Written Consent. Any action as to which a class vote of the Holders is required pursuant to the terms of this Certificate of Designations or the DGCL may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. The Corporation will provide to each Holder a copy of or notice of each such proposed written consent not less than five (5) Business Days prior to the proposed date of effectiveness of such written consent (or will provide such copy or notice a shorter period in advance as is practicable if five (5) Business Days’ notice is not practicable), and promptly following the effectiveness of any action taken by written consent, will give written notice of such action to each Holder; provided, however, that failure to give any notice as required by this sentence shall not impair or affect the validity of such consent or action.

Section 12. Transfer Restrictions. Any Holder wishing to transfer any shares of Preferred Stock owned by such Holder (such Holder, a “Transferring Holder”) shall consult with the Corporation prior to having any communications with any other Holder or any prospective holder regarding the transfer of Preferred Stock owned by the Transferring Holder; provided however that (i) the consent of the Corporation shall be required in connection with any transfer of shares of Preferred Stock to a Disqualified Investor and (ii) prior to the date that is ninety-one (91) days after the Issue Date, unless an Other Financing Event of Default has occurred, the Holders shall not transfer any shares of Preferred Stock (other than transfers to any other Holder, any Affiliate or any Related Fund of a Holder).

Section 13. Information Rights. The Corporation will provide to each Holder for so long as such Holder continues to hold any shares of Preferred Stock all financial statements provided to the Public Lenders (as defined in the Credit Agreement) under the Credit Agreement (or if no loans under the Credit Agreement are then outstanding, such financial statements provided to the Public Lenders under such other Credit Agreement as is then in effect, or if no Credit Agreement is then in effect, such financial statements as were provided to the Public Lenders under the Credit Agreement as of the Issue Date).

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Section 14. No Conversion or Exchange Rights. The Holders shall not have any right to convert any shares of Preferred Stock into, or to exchange any shares of the Preferred Stock for, any other class or series of Capital Stock or obligations of the Corporation or any Subsidiary of the Corporation, and the Holders shall not have the right to require the Corporation to repurchase, redeem or otherwise acquire the Preferred Stock except as set forth in Section 9(b).

Section 15. Additional Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “Affiliate” means, of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, with respect to any Holder, the term “Affiliate” shall not include any portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(b) “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the board of managers (if any) or the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

(c) “Business Day” means any day except a Saturday, Sunday or legal holiday in the State of New York.

(d) “Capital Stock” means: (a) in the case of a corporation, corporate stock, and (b) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire Capital Stock, whether or not such debt securities, warrants, options or rights include any right of participation with Capital Stock.

(e) “Certificate of Designations” means this certificate of designations for the Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.

(f) “Change of Control” means the earlier to occur of:

(i) (a) at any time prior to an IPO, the Permitted Holders shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least a majority of the voting power of the outstanding Voting Stock of the Corporation, and (b) at any time after an IPO, the Corporation becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” (as such terms is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders or any direct or indirect parent of the Corporation, that is or

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becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Corporation; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner;

(ii) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person (other than the Corporation or any of its Subsidiaries or one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or any direct or indirect parent of the Corporation, is or becomes the “beneficial owner” (as so defined) of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner; or

(iii) the occurrence of a Change of Control (or other similar term) under and as defined in the Credit Agreement.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Corporation becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Corporation immediately prior to that transaction (and such holders of the Voting Stock of the Corporation immediately prior to such transaction would not have otherwise caused a Change of Control) or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Corporation owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group

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for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

(g) “Common Stock” means the shares of common stock, par value $0.001 per share, of the Corporation.

(h) “Competitor” means any person or entity engaged anywhere in the world in the business of providing ticketing or ticketing exchange services and identified in writing to the Holders by the Corporation from time to time, the initial list of which shall be set forth on Schedule 3 to the Purchase Agreement (and affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names or that are identified to us from time to time in writing by you (other than bona fide investors or funds)).

(i) “Credit Agreement” means (i) the Credit Agreement, dated as of February 13, 2020, as amended by that certain Incremental Facility Amendment No. 1 to Credit Agreement, dated as of August 24, 2020, among PUG LLC, as the borrower, the Corporation, as holdings, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent, and (ii) any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, that restates or replaces any of the foregoing, in each case as further amended or otherwise modified or replaced from time to time (whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original facilities or credit agreements or one or more other facilities credit agreements or other agreements, indentures, financing agreements or otherwise).

(j) “DGCL” means the Delaware General Corporation Law.

(k) “Disqualified Investor” means (i) such banks, financial institutions or other Persons separately identified in writing by the Corporation to the Holders prior to the Issue Date and set forth on Schedule 2 to the Purchase Agreement (or to any affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names) or (ii) any Competitor of the Corporation or any of its Subsidiaries; provided that any additional designation permitted by the foregoing shall not become effective until three (3) Business Days following receipt by Holders; provided, further, that in no event shall any notice given pursuant to this definition apply to retroactively disqualify any Person who previously acquired and continues to hold Preferred Stock prior to the receipt of such notice.

(l) “Dollar” and “$” means lawful money of the United States.

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(m) “Event of Default” means the failure by the Corporation to (i) pay accrued and unpaid Dividends in cash within five (5) Business Days after a Dividend Payment Date if the Corporation has delivered a Cash Dividend Notice pursuant to the second paragraph of Section 4(a), (ii) make any other payment to the Holders pursuant to this Certificate of Designations within five (5) Business Days after the same becomes due, (iii) comply with Section 8(a) or (iv) comply with any of the other provisions of this Certificate of Designations, provided that in the case of this clause (iv), such failure continues for thirty (30) days after receipt by the Corporation of a written notice thereof by the Required Holders, whether or not such payment or compliance is at such time permitted by the DGCL or the terms of other instruments or agreements to which the Corporation is a party or otherwise subject or otherwise.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o) “Holders” means the holders of outstanding Preferred Stock as they appear in the records of the Corporation.

(p) “Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law (including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

(q) “IPO” means any transaction or series of transactions that results in any common equity interests of the Corporation or any direct or indirect parent of the Corporation being publicly traded on any United States national securities exchange, or any analogous exchange in the United States, Canada, the United Kingdom, Hong Kong or any country of the European Union.

(r) “Issue Date” means December 4, 2020.

(s) “Liquidation Event” means:

(i) the Corporation (x) voluntarily commences any proceeding, or consents to the entry of an order for relief against it in an involuntary proceeding, under domestic or foreign bankruptcy law seeking to adjudicate it as bankrupt or insolvent, (y) makes a general assignment for the benefit of its creditors, or (z) consents to a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(ii) a court of competent jurisdiction (x) enters an order or decree under any domestic or foreign bankruptcy law that is for relief against the Corporation in an involuntary case, (y) appoints a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the Corporation’s property or business or (z) orders the liquidation of the Corporation, and in the case of each of clauses (x), (y) and (z), the order or decree remains unstayed and in effect for 60 consecutive days; or

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(iii) the Corporation otherwise liquidates, dissolves or winds up all or substantially all of its affairs.

(t) “Liquidation Preference” means, with respect to a share of Preferred Stock, as of any time of determination, the outstanding amount of liquidation preference for such share of Preferred Stock (as such liquidation preference may be adjusted for any stock splits, reverse splits or similar transactions). The initial Liquidation Preference of a share of Preferred Stock issued on the Issue Date shall be $1,000.

(u) “Other Financing Event of Default” means any “event of default” (or similar term) under the Credit Agreement or any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, in each case as amended or otherwise modified or replaced from time to time (whether or not with the original trustee or another trustee or other banks or institutions and whether provided under the original indenture or agreement or one or more other agreements, indentures, or otherwise).

(v) “Permitted Holders” means any of the Specified Investors.

(w) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any other entity.

(x) “Pro Rata Share” means, as of any date of determination, with respect to any Holder, such Holder’s proportionate share of the aggregate Liquidation Preference of the then issued and outstanding Preferred Stock. The term “Pro Rata Basis” shall have a correlative meaning.

(y) “Redemption Price” shall have the meaning set forth in Section 9(a).

(z) “Related Fund” means, with respect to any Person, investment vehicles, Affiliates, funds, investors, entities or accounts that are managed, sponsored, administered or advised by such Person.

(aa) “Required Holders” means Holders of more than 50% of the Liquidation Preference of the then issued and outstanding Preferred Stock.

(bb) “SEC” means the United States Securities and Exchange Commission and any successor organization.

(cc) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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(dd) “Specified Investors” means, (i) individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case, managed or advised by the Corporation, the Madrone Partners, LP, Madrone Opportunity Fund, LP, Shimoda Holdings LLC, Bessemer Ventures Partners Century Fund Institutional L.P., Bessemer Venture Partners Century Fund L.P., Bessemer Venture Partners VS, L.P., Declaration Capital LLC, WestCap Management, LLC and any other equityholder of Pugnacious Endeavors, Inc. existing on the Issue Date or any of their respective Affiliates or successors, but not including, however, any portfolio operating companies of any of the foregoing, and (ii) the members of management of the Corporation (or any direct or indirect parent of the Corporation) or its Subsidiaries who are holders of Capital Stock of the Corporation or of any direct or indirect parent of the Corporation on the Issue Date.

(ee) “Stock Equivalents” means any (a) warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or (b) any securities convertible into or exchangeable for shares of Common Stock.

(ff) “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Voting Stock or other ownership interests.

(gg) “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

Section 16. Share Certificates; Legends.

(a) If any certificates representing shares of Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen or destroyed certificate, a new certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity by the Holder thereof, if requested, reasonably satisfactory to the Corporation.

(b) Each certificate representing shares of Preferred Stock (if any) shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN

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OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN IS SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY FILED BY THE CORPORATION ON DECEMBER 4, 2020 (AS AMENDED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME).

If any shares of Preferred Stock are not represented by certificates, an appropriate notation shall be made in book entry in the share registry with respect to such shares to make appropriate reference to such restrictions.

Section 17. [Reserved.]

Section 18. Restrictions on Hedging. The Holders will not be permitted to engage, directly or indirectly, in any short sales or other derivative or hedging transactions with respect to the Corporation’s securities or loans (or any securities or loans of any Subsidiary of the Corporation); provided that the foregoing shall not restrict the ability of the Holders to engage in hedging activity in the ordinary course of business of broker-dealers or their Affiliates; provided further that such activity is unrelated to and not intended to hedge the Holders’ exposure to the Preferred Stock.

Section 19. Miscellaneous. For purposes of this Certificate of Designations, the following provisions shall apply:

(a) Status of Cancelled Shares. Shares of Preferred Stock which have been redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock of the Corporation.

(b) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(c) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

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(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile or by email, (b) one business day after a writing is delivered to a national overnight courier service or (c) three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

(e) Interpretation. When a reference is made in this Certificate of Designations to Sections, paragraphs, clauses or similar subdivisions, such reference shall be to a Section, paragraph, clause or subdivision to or of this Certificate of Designations unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(f) Certain Tax Matters.

(i) Tax Treatment. The Corporation and the Holders intend to take the position that (a) the Holders will not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Preferred Stock on account of any accrued and unpaid dividends unless and until such dividends are declared and paid in cash or property, and (b) except in respect of any declared but unpaid dividends, any redemption of Preferred Stock held by any Holder permitted under this Certificate of Designations shall be treated as a payment in exchange for stock pursuant to Section 302 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that the applicable Holder does not actually or constructively own (as determined under Section 302(c) of the Code) any stock of the Corporation (other than Preferred Stock) immediately following such redemption. The Corporation and the Holders agree not to take any position on a tax return or information return or for any other tax purpose (including in a tax contest) inconsistent with the treatment described in clauses (a) and (b) of the immediately preceding sentence, unless otherwise required by (x) a change in applicable law or interpretation of the law after the date hereof which is binding on taxpayers, (y) a change in applicable facts after the date hereof involving the terms of the Preferred Stock or the ownership of the Corporation (but (for the avoidance of doubt) limited, in the case of any change in ownership of the Corporation, to the impact, if any, that such change may have on the Section 302 analysis of a redemption of a Holder’s Preferred Stock), or (z) a final determination with respect to a tax audit, contest or similar proceeding. In connection with any redemption of Preferred Stock, the Corporation and the Holders shall reasonably cooperate in good faith to determine whether clause (b) of the first sentence of this Section 19(f)(i) applies to such redemption, or, if such clause does not apply to such redemption, to determine whether to report such redemption as a payment in exchange for stock pursuant to Section 302(a) of the Code or as a distribution of property to which Section 301 of the Code applies, and (i) each Holder shall provide such information as may be reasonably requested by the Corporation in connection with the foregoing, and (ii) prior to reporting any redemption as a distribution of property to a Holder to which Section 301 of the Code applies, the Corporation shall reasonably consult with its tax advisers and shall make such tax advisers available to such Holder and its tax advisers to discuss such reporting.

(ii) Withholding. All payments, Dividends and distributions on the Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, and amounts withheld, if any, and timely paid to the applicable tax authority shall be treated as received by the Holders in respect of which such amounts were withheld. The Corporation shall have the right to take reasonable measures necessary to obtain cash to satisfy the

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Corporation’s withholding requirements with respect to any non-cash, deemed or constructive payment, dividend or distribution to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control; provided that, for the avoidance of doubt, no Holder shall have any obligation to transfer cash or other property not in the custody or control of the Corporation to satisfy any such withholding requirements.

(iii) Tax Characterization of Preferred Stock. The Preferred Stock shall be treated as equity for U.S. federal and applicable state and local income tax purposes, and the Holders and the Corporation shall not take any position inconsistent with such treatment on any U.S. federal or applicable state or local income tax return or for any other tax purpose, unless otherwise required by a change in law after the date hereof or the good faith resolution of a tax audit.

(iv) FIRPTA. If, at any time during which any Preferred Stock remains outstanding, the Corporation reasonably expects that it will become a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, the Corporation shall use commercially reasonable efforts to notify each Holder in writing of such expected change in tax status before such change in tax status occurs.

(v) Distributions. If the Corporation makes any cash distribution to Holders with respect to their Preferred Stock or if there is any deemed distribution by the Corporation to Holders with respect to their Preferred Stock for U.S. federal income tax purposes, the Corporation shall use commercially reasonable efforts to provide such Holders, no later than 30 days after the date of such cash or deemed distribution, with a reasonable estimate of the portion of such distribution that will be reported as a dividend for U.S. federal income tax purposes; provided that if such estimate is not available at such time, the Corporation shall use commercially reasonable efforts to provide such estimate as soon as reasonably practicable and, in all events, no later than the earliest time prescribed by applicable law for reporting such dividend with respect to any Holder, which, for the avoidance of doubt, shall be no earlier than January 31 following the year in which the applicable payment is made. Subject to Section 19(f)(i) above, if the Corporation determines that there is a deemed distribution that may be taxable to Holders as a dividend for U.S. federal income tax purposes, the Corporation shall notify the Holders promptly after making such determination.

(g) Amendment. No provision of this Certificate of Designations may be amended, including pursuant to or as a result of a merger, consolidation or business combination, except in a written instrument signed by the Corporation and the Required Holders. Any of the rights of the Holders set forth herein may be waived by a vote or written consent of the Required Holders. Notwithstanding the foregoing, no amendment or waiver will (i) decrease the Dividend Rate, (ii) reduce the Redemption Price or (iii) make any change to provisions relating to voting percentages (including without limitation the definitions of “Pro Rata Share” or “Pro Rata Basis”), in each case without the prior written consent of each affected Holder of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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(h) Equity; No Collateral Protection. The Preferred Stock is equity and has no collateral protection or security.

(i) Payments. All cash payments made in respect of the Preferred Stock, including without limitation cash payments made pursuant to Section 4 or 9, shall be made in Dollars.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this 4th day of December, 2020.

PUGNACIOUS ENDEAVORS, INC.

By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Chief Executive Officer

[Signature Page to Certificate of Designation]

PUGNACIOUS ENDEAVORS, INC.

CERTIFICATE OF DESIGNATIONS

OF

THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER SPECIAL RIGHTS,

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF,

OF

PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Pugnacious Endeavors, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board”), by unanimous written consent dated July 23 2021, duly approved and adopted the following resolution:

WHEREAS, on the terms and subject to the conditions set forth in the purchase agreement, dated on or around July 29, 2021 (the “Purchase Agreement”), between the Corporation and the investor set forth on Schedule 1 thereto (the “Investor”), the Investor agreed to purchase $365,000,000 in aggregate liquidation preference of Series K Preferred Stock (as defined below).

RESOLVED, that, pursuant to the authority vested in the Board by the Corporation’s certificate of incorporation, the Board does hereby create, authorize and provide for the issuance, out of the authorized but unissued shares of the preferred stock, par value $0.001 per share, of the Corporation, of 365,000 shares of a new series of Preferred Stock with the designation set forth in Section 1 below, and there is hereby stated and fixed the number of shares constituting such series and the powers, preferences and rights, and qualifications, limitations and restrictions, of such series as follows:

Section 1. Designations. Such series of Preferred Stock referred to in the immediately preceding paragraph shall be designated as shares of “Series K Preferred Stock,” par value $0.001 per share, of the Corporation (the “Preferred Stock”), and the number of shares constituting such series shall be three hundred sixty five thousand (365,000).

Section 2. Ranking. The Preferred Stock ranks, (x) with respect to the payment of dividends and distributions on, and the purchase, repurchase or any redemption of, any Capital Stock (provided however that nothing in this Section 2 shall prohibit the Corporation from paying a dividend or distribution, or making a purchase, repurchase or redemption, that is permitted pursuant to Section 7 or Section 9 or require the Corporation to pay cash Dividends on the Preferred Stock currently instead of allowing Dividends to accrue, as permitted under Section 4(a), or to make any such purchase, repurchase or redemption, that is permitted pursuant to Section 7 and Section 9) and (y) in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the Corporation: (i) senior to the Common Stock and each other existing or future class or series of Capital Stock of the Corporation, (collectively with the Common Stock, the “Junior Securities”) except for any Parity Securities or Senior Securities issued in compliance with the terms hereof; (ii) on a parity with (a) the Corporation’s Series G Preferred Stock, par value $0.001 per share, the Corporation’s Series H Preferred Stock, par value $0.001 per share, the Corporation’s Series I Preferred Stock, par value $0.001 per share, and the Corporation’s Series J Preferred Stock, par value $0.001 per share (collectively, the “Existing Preferred Stock”), and (b) each other class or series of Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank on a parity with the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively with the Existing Preferred Stock, the “Parity Securities”); and (iii) junior to each other class or series of preferred stock or any other Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank senior to the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively, “Senior Securities”).

Section 3. Maturity. The Preferred Stock has no stated maturity. Shares of Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of this Certificate of Designations or otherwise repurchased by the Corporation. The Corporation shall not be required to set aside funds to redeem or repurchase the Preferred Stock.

Section 4. Dividends.

(a) Cumulative Cash Dividends. Dividends (“Dividends”) on the outstanding Preferred Stock shall accrue at the Dividend Rate set forth in Section 4(b) below on the sum of (x) the outstanding Liquidation Preference and (y) the aggregate accrued and unpaid Dividends on such share of Preferred Stock immediately after the preceding Dividend Payment Date and shall, on each Dividend Payment Date, at the election of the Corporation, be payable only when, as and if declared by the Board out of legally available funds for such purpose. Dividends shall accrue on a daily basis on each outstanding share of the Preferred Stock following the date of issuance of such share of Preferred Stock. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, (i) Dividends may not be paid in securities or otherwise “in kind”, and (ii) Dividends will be cumulative and will accrue as set forth herein regardless of whether such Dividends have been declared by the Board and whether or not there are any funds legally available for the payment thereof. To the extent the Corporation elects to declare and pay any Dividends on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), such Dividends shall be paid solely in cash and shall be paid by wire transfer in immediately available funds to the account(s) designated by each Holder in writing given to the Corporation at least five (5) days prior to the Dividend Payment Date.

To the extent the Corporation elects to declare and pay any Dividends on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), the Corporation shall, at least ten (10) days prior to such Dividend Payment Date, deliver to each Holder a written notice (a “Cash Dividend Notice”) specifying (i) the amount of Dividends to be paid to such Holder on such Dividend Payment Date, and (ii) the number of shares of Preferred Stock held by such Holder and the cumulative amount of Dividends that will remain accrued and unpaid in respect thereof immediately after giving effect to the payment of Dividends on such Dividend Payment Date. For the avoidance of doubt, (i) if the Holders are not so notified, the Corporation may not declare and pay any Dividends on such Dividend Payment Date and (ii) the Corporation may not declare and pay any Dividends in cash for any prior Dividend Period (except in connection with any redemption or repurchase for cash at the redemption or repurchase prices calculated as contemplated in Sections 5 and 9 hereof which redemption or repurchase prices shall take into account any such previously accrued and unpaid Dividends).

All Dividends paid in respect of shares of Preferred Stock pursuant to this Section 4(a) shall be paid on a Pro Rata Basis to the Holders entitled thereto. For the avoidance of doubt, it is understood that no dividend shall be paid through the issuance of additional shares of Preferred Stock.

(b) Dividend Rate. “Dividend Rate” shall mean a rate per annum equal to 9.875%; provided that, in the event that the Corporation elects to declare and pay a Dividend on a specific Dividend Payment Date pursuant to the first sentence of Section 4(a), such rate per annum shall be equal to 9.375% with respect to such cash Dividend payment for the applicable Dividend Period preceding such Dividend Payment Date. The Dividend Rate also shall be subject to automatic increase as set forth in, and for the time period set forth in, Section 4(d). Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days)).

(c) Dividend Payment Date. A “Dividend Payment Date” shall mean each January 1, April 1, July 1 and October 1. A “Dividend Period” shall mean each: (i) January 1 through and including March 31; (ii) April 1 through and including June 30; (iii) July 1 through and including September 30; and (iv) October 1 through and including December 31; provided that the initial Dividend Period shall commence on the Issue Date and end on September 30, 2021.

(d) Dividend Rate Increase. Upon the occurrence and during the continuation of any Event of Default, the Dividend Rate shall automatically increase by 2.00% per annum until such Event of Default is cured or waived by the Required Holders or all affected Holders, as applicable; provided, however, that in no event shall the Dividend Rate increase by more than 2.00% per annum for more than one Event of Default at any given time.

Section 5. Liquidation Event. Upon the occurrence of a Liquidation Event, each share of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities by reason of their ownership thereof, an amount per share of Preferred Stock in cash in immediately available funds equal to the Redemption Price payable at the time of such Liquidation Event pursuant to Section 9(b). If upon any such Liquidation Event, the assets of the Corporation legally available for distribution to the Corporation’s stockholders are insufficient to pay the Holders the full amount of such Redemption Price for each outstanding share of Preferred Stock and the full amount (if any) to which the holders of any Parity Securities are entitled, the Holders and the holders of such Parity Securities, as applicable, will share ratably in any such distribution of the assets of the Corporation in proportion to the full respective amounts (if any) to which they are entitled with respect to their shares of Preferred Stock and Parity Securities upon such Liquidation Event. After indefeasible payment to the Holders of the full amount of such Redemption Price to which they are entitled, the Holders as such will have no right or claim to any of the assets of the Corporation. No holder of Junior Securities shall receive any cash or other consideration upon a Liquidation Event by reason of their ownership thereof unless the full amount of such Redemption Price to which Holders are entitled in respect of all outstanding Preferred Stock and any amounts to which any holders of Parity Securities are entitled upon such Liquidation Event have been paid in full in cash in immediately available funds.

Section 6. Voting Rights. Subject to the express provisions of this Certificate of Designations, except to the extent required by the DGCL, the Preferred Stock shall not have any voting rights.

Section 7. Protective Provisions.

(a) For so long as any Preferred Stock is outstanding, the prior affirmative vote or written consent of the Required Holders (subject to Section 19(g)) shall be required for the following (and the Corporation shall not effect or permit any Subsidiary (to the extent the restriction applies to such Subsidiary) to effect any of the following unless such consent has been obtained):

(i) Issuance of Capital Stock. The authorization, creation, classification or reclassification, or increase in the number of authorized or issued shares or issuance of any Senior Securities by the Corporation (other than Senior Securities to the extent that an amount equal to the net proceeds of each such issuance is used to substantially concurrently redeem the then outstanding Preferred Stock in accordance with Section 9(a)).

(ii) Restricted Payments. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of Section 4(a), but fails to make such payment on such specific Dividend Payment Date, and so long as such failure is not cured or waived by the Required Holders, any of the following:

(A) the declaration or payment by the Corporation of any dividend or distribution on or in respect of the Corporation’s Capital Stock; or

(B) the purchase, repurchase, redemption or other acquisition or retirement for value by the Corporation of any Capital Stock of the Corporation or any direct or indirect parent of the Corporation (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance or other acquisition or retirement referred to in this clause (B) and the immediately preceding clause (A) are referred to herein as a “Restricted Payment”);

in the case of each of clauses (A) and (B), other than:

(1) any dividend or distribution that consists solely of Junior Securities, or any purchase, repurchase, redemption or other acquisition or retirement for value for consideration that consists solely of Junior Securities;

(2) any dividend or distribution on or in respect of the Preferred Stock or Parity Securities, or any redemption of Parity Securities or Preferred Stock in accordance with Section 9;

(3) the purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Corporation or any direct or indirect parent of the Corporation held by any future, present or former employee, officer, director, manager, consultant or independent contractor (or their respective Immediate Family Members, former spouses, successors, executors, administrators, estate, heirs, legatees or similar transferees or assigns or distributes of any of the foregoing) of the Corporation or any such direct or indirect parent of the Corporation;

(4) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation to pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(c)(ix)(A) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “this Agreement”, “Loans”, “Restricted Subsidiaries”, “Restricted Subsidiary”, “Holdings” and “Parent Entity” were instead to this Certificate of Designations, Preferred Stock, Subsidiaries, Subsidiary, the Corporation and direct or indirect parent of the Corporation, respectively); and

(5) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(c)(ix)(B) and (C) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “Holdings” and “Parent Entity” were instead to the Corporation and direct or indirect parent of the Corporation, respectively);

provided, however, that the aggregate amount of payments made pursuant to clauses (3) and (4) shall not exceed $10,000,000 in any fiscal year.

(iii) Amendments. Amendment or other alteration (including by merger or consolidation or otherwise) of the Corporation’s certificate of incorporation or bylaws or this Certificate of Designations that adversely affects the rights or privileges of the Preferred Stock, including without limitation any such amendment or alteration that (A) adversely affects the preferential ranking of the Preferred Stock, or (B) adversely affects the powers, preferences or special rights of the Preferred Stock.

(iv) [Reserved].

(v) Certain Transactions. Voluntary liquidation, dissolution or winding up, unless the Preferred Stock is redeemed in full in connection therewith pursuant to a Mandatory Redemption pursuant to Section 9(b).

(vi) Other Actions. Any action for which a separate vote of the Preferred Stock is required by applicable law.

(b) Any of the actions prohibited pursuant to this Section 7 shall be null and void ab initio and shall be of no force or effect.

Section 8. Events of Default; Remedies.

(a) Promptly, but in any event within ten (10) Business Days, after any officer of the Corporation or any of its Subsidiaries becomes aware of the existence of any Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Event of Default, the Corporation shall deliver a written notice thereof to the Holders specifying the nature and existence thereof and what action the Corporation is taking or proposes to take with respect thereto.

(b) The various provisions set forth herein are for the benefit of the Holders and shall be enforceable by such Holders, including by one or more actions for specific performance. The Corporation acknowledges that the subject matter of this Certificate of Designations is unique and that the Holders would be damaged irreparably in the event that any of the provisions of this Certificate of Designations are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, the Corporation agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in addition to any other remedies to which they may be entitled, at law or in equity. The Corporation waives any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Certificate of Designations. All remedies available under this Certificate of Designations, at law, in equity or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of the Preferred Stock of a particular remedy shall not preclude the exercise of any other remedy.

Section 9. Redemption and Repurchases.

(a) Optional Redemption.

(i) At any time on or after the Issue Date and prior to July 1, 2022, the Corporation may redeem outstanding shares of Preferred Stock at any time, and from time to time, in whole or in part, for cash at a price equal to 100% of the Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable redemption date , plus the Make-Whole Amount.

(ii) On and after July 1, 2022, the Corporation may redeem outstanding shares of any series of Preferred Stock at any time, and from time to time, in whole or in part, for cash at the prices (expressed as percentages of the sum of (x) the outstanding Liquidation Preference plus (y) accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable redemption date) indicated below, if redeemed during the applicable period indicated below:

Period	Percentage
On and after July 1, 2022 through, but excluding, July 1, 2023	105.00%
On and after July 1, 2023 through, but excluding, July 1, 2024	103.00%
On and after July 1, 2024 through, but excluding, July 1, 2025	101.00%
On and after July 1, 2025	100.00%

No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository.

(b) Mandatory Redemption Upon Liquidation Event. Upon the occurrence of a Liquidation Event, the Corporation shall redeem all then outstanding shares of Preferred Stock for cash at the Redemption Prices set forth in Section 9(a)(i) or 9(a)(ii), as applicable, above corresponding to the timing of the occurrence of such Liquidation Event. If applicable law does not permit the Corporation to consummate the redemption described in this Section 9(b) in connection with a Liquidation Event, the Corporation shall not consummate such Liquidation Event unless at the closing thereof all then outstanding shares of Preferred Stock are purchased from the Holders (by an affiliate of the Corporation or a third party) for cash at the Redemption Prices set forth in Section 9(a)(i) or 9(a)(ii), as applicable (such mandatory redemption or purchase described in this Section 9(b), as applicable, a “Mandatory Redemption”).

(c) Change of Control.

(i) The Corporation shall, in the event any definitive agreement with respect to a Change of Control is entered into by the Corporation or its Subsidiaries, make an offer in accordance with Section 9(c)(ii) (a “Change of Control Offer”), unless a third party makes a Change of Control Offer in accordance with Section 9(c)(ii) as described under Section 9(c)(vi), to each Holder to purchase all or any portion of such Holder’s Preferred Stock at an offer price in cash equal to 120.00% of the sum of (i) the outstanding Liquidation Preference plus (ii) accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable repurchase date (the “Applicable Change of Control Purchase Price”, and the payment thereof, a “Change of Control Payment”), in accordance with the procedures set forth in this Section 9(c). The right and obligation of the Corporation to consummate the Change of Control Offer shall be conditioned on the consummation of the transaction resulting in the Change of Control.

(ii) No less than five (5) but no more than thirty (30) days prior to the date of a Change of Control, the Corporation shall send by (x) email and (y) first-class mail, postage prepaid, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, a notice describing in reasonable detail the transaction that will result in such Change of Control and stating:

(A) that the Change of Control Offer is being made pursuant to this Section 9(c) and that all shares of Preferred Stock tendered will be accepted for payment;

(B) the Applicable Change of Control Purchase Price and the purchase date, which shall be the date on which the Change of Control is consummated (the “Change of Control Payment Date”);

(C) that any shares of Preferred Stock not tendered will continue to accumulate Dividends;

(D) that, unless the Corporation defaults in the payment of the Applicable Change of Control Purchase Price, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate Dividends after the Change of Control Payment Date;

(E) that the Holders electing to have their shares of Preferred Stock purchased pursuant to a Change of Control Offer shall be required to surrender their certificate or certificates representing the shares of Preferred Stock (if such shares are certificated) to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to 12:00 noon New York City time on the Change of Control Payment Date;

(F) that the Holders will be entitled to withdraw their election if the Corporation or its designated representative for such purpose receives, not later than 12:00 noon New York City time not less than two (2) Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing its election to have the shares of Preferred Stock purchased; and

(G) that the Holders whose shares of Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Preferred Stock (if such shares are certificated) equal to the unpurchased portion of the certificates surrendered (if any).

(iii) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly wire to the Holders of shares so accepted the Applicable Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate (if any) and execute a new certificate representing that number of shares of Preferred Stock (if such shares are certificated) equal to any unpurchased shares represented by a certificate surrendered (if any). Unless the Corporation defaults in the payment for the shares of Preferred Stock tendered pursuant to the Change of Control Offer (whether or not the Corporation is then permitted to make such a payment), Dividends shall cease to accumulate with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

(iv) If applicable law does not permit the Corporation to consummate the repurchase described in this Section 9(c) in connection with a Change of Control, the Corporation shall not consummate such Change of Control unless at the closing thereof all then outstanding shares of Preferred Stock validly tendered pursuant to the Change of Control Offer are purchased from the applicable Holders (by an affiliate of the Corporation or a third party) for cash at the Applicable Change of Control Purchase Price.

(v) To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Certificate, the Corporation shall not be deemed to have breached its obligations described in this Certificate by virtue of compliance therewith. The Corporation may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(vi) The Corporation will not be required to make a Change of Control Offer in connection with a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 9(c) and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

(d) [Reserved].

(e) Notice of Redemption. The Corporation shall provide notice of any redemption pursuant to Section 9(a) or (b), at least three (3) days but not more than sixty (60) days prior to the redemption date, to each Holder of record of shares of Preferred Stock to be redeemed at such Holder’s address appearing on the stock register of the Corporation. Each such notice shall state (i) the date fixed for such redemption, (ii) the place or places where certificates for the shares of Preferred Stock (if such shares are certificated) called for redemption are to be surrendered for payment, (iii) the Redemption Price, (iv) that unless the Corporation defaults in making the redemption payment, Dividends on the shares of Preferred Stock called for redemption shall cease to accrue on and after the redemption date, (v) that if fewer than all of the shares of Preferred Stock owned by such Holder are then to be redeemed, the number of shares or aggregate Liquidation Preference of which are to be redeemed, and (vi) if such notice of redemption is subject to one or more conditions, a description of such conditions.

If the notice of redemption shall have been so given and if prior to the date of redemption specified in such notice all funds necessary to pay the aggregate Redemption Price for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the shares of Preferred Stock to be redeemed, with a bank, trustee or trust company named in such notice doing business in New York, New York, and having capital and surplus of at least $500,000,000, then, without awaiting the redemption date, all shares of Preferred Stock with respect to which such notice shall have been so given and such deposit shall have been so made thereupon shall, notwithstanding that any certificate for shares of Preferred Stock (if such shares are certificated) shall not have been surrendered for cancellation, be deemed no longer to be outstanding, and all rights with respect to such shares of Preferred Stock forthwith upon such deposit in trust shall cease and terminate, except for the right of the Holders thereof on or after the redemption date to receive out of such deposit the applicable Redemption Price, without interest. If the Holders of any shares of Preferred Stock which have been called for redemption shall not within two (2) years (or any longer period required by law) after the applicable redemption date claim any amount so deposited in trust for the redemption of such shares, then such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and thereupon shall be relieved of all responsibility in respect thereof; and thereafter the Holders of such shares shall, subject to applicable unclaimed property laws, look only to the Corporation for payment of the Redemption Price for such shares, without interest. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (if such shares are certificated), the applicable Redemption Price shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by such Holder of Preferred Stock in writing in advance. In the event that less than all of the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the Holder thereof without cost to such Holder (if such shares are certificated).

(f) [Reserved].

(g) Corporation Efforts. The Corporation shall take such actions as are necessary or appropriate to give effect to the provisions of this Section 9, including in the event that the Corporation is not permitted by the DGCL or other applicable law to redeem or is otherwise unable to redeem the shares of the Preferred Stock in connection with any Liquidation Event or Change of Control, taking any action necessary or appropriate to remove promptly (or refraining from taking any action that would give rise to) any impediments to its ability to redeem the shares of the Preferred Stock required to be so repaid, including (i) to the extent permitted by the DGCL or other applicable law, reducing the stated capital of the Corporation or revaluing the assets of the Corporation to their fair market values under Section 154 of the DGCL if such revaluation would create surplus sufficient to make all or any portion of such redemption and (ii) if the Corporation has sufficient surplus but insufficient cash to effect such redemption, borrowing the cash necessary to make such redemption. In the event of any Change of Control in which the Corporation is not the continuing or surviving corporation or entity, proper provision shall be made so that such continuing or surviving corporation or entity shall agree to carry out and observe the obligations of the Corporation hereunder.

Section 10. [Reserved].

Section 11. Written Consent. Any action as to which a class vote of the Holders is required pursuant to the terms of this Certificate of Designations or the DGCL may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. The Corporation will provide to each Holder a copy of or notice of each such proposed written consent not less than five (5) Business Days prior to the proposed date of effectiveness of such written consent (or will provide such copy or notice a shorter period in advance as is practicable if five (5) Business Days’ notice is not practicable), and promptly following the effectiveness of any action taken by written consent, will give written notice of such action to each Holder; provided, however, that failure to give any notice as required by this sentence shall not impair or affect the validity of such consent or action.

Section 12. Transfer Restrictions. Any Holder wishing to transfer any shares of Preferred Stock owned by such Holder (such Holder, a “Transferring Holder”) shall consult with the Corporation prior to having any communications with any other Holder or any prospective holder regarding the transfer of Preferred Stock owned by the Transferring Holder; provided however that (i) the consent of the Corporation shall be required in connection with any transfer of shares of Preferred Stock to a Disqualified Investor and (ii) prior to the date that is ninety-one (91) days after the Issue Date, unless an Other Financing Event of Default has occurred, the Holders shall not transfer any shares of Preferred Stock (other than transfers to any other Holder, any Affiliate or any Related Fund of a Holder).

Section 13. Information Rights. The Corporation will provide to each Holder for so long as such Holder continues to hold any shares of Preferred Stock all financial statements provided to the Public Lenders (as defined in the Credit Agreement) under the Credit Agreement (or if no loans under the Credit Agreement are then outstanding, such financial statements provided to the Public Lenders under such other Credit Agreement as is then in effect, or if no Credit Agreement is then in effect, such financial statements as were provided to the Public Lenders under the Credit Agreement as of the Issue Date).

Section 14. No Conversion or Exchange Rights. The Holders shall not have any right to convert any shares of Preferred Stock into, or to exchange any shares of the Preferred Stock for, any other class or series of Capital Stock or obligations of the Corporation or any Subsidiary of the Corporation, and the Holders shall not have the right to require the Corporation to repurchase, redeem or otherwise acquire the Preferred Stock except as set forth in Section 9(b).

Section 15. Additional Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “Affiliate” means, of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, with respect to any Holder, the term “Affiliate” shall not include any portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(b) “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the board of managers (if any) or the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

(c) “Business Day” means any day except a Saturday, Sunday or legal holiday in the State of New York.

(d) “Capital Stock” means: (a) in the case of a corporation, corporate stock, and (b) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire Capital Stock, whether or not such debt securities, warrants, options or rights include any right of participation with Capital Stock.

(e) “Certificate of Designations” means this certificate of designations for the Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.

(f) “Change of Control” means the earlier to occur of:

(i) (a) at any time prior to an IPO, the Permitted Holders shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least a majority of the voting power of the outstanding Voting Stock of the Corporation, and (b) at any time after an IPO, the Corporation becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” (as such terms is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders or any direct or indirect parent of the Corporation, that is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Corporation; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner;

(ii) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person (other than the Corporation or any of its Subsidiaries or one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or any direct or indirect parent of the Corporation, is or becomes the “beneficial owner” (as so defined) of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner; or

(iii) the occurrence of a Change of Control (or other similar term) under and as defined in the Credit Agreement.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Corporation becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Corporation immediately prior to that transaction (and such holders of the Voting Stock of the Corporation immediately prior to such transaction would not have otherwise caused a Change of Control) or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Corporation owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

(g) “Common Stock” means the shares of common stock, par value $0.001 per share, of the Corporation.

(h) “Competitor” means any person or entity engaged anywhere in the world in the business of providing ticketing or ticketing exchange services and identified in writing to the Holders by the Corporation from time to time, the initial list of which shall be set forth on Schedule 3 to the Purchase Agreement (and affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names or that are identified to us from time to time in writing by you (other than bona fide investors or funds)).

(i) “Credit Agreement” means (i) the Credit Agreement, dated as of February 13, 2020, as amended by that certain Incremental Facility Amendment No. 1 to Credit Agreement, dated as of August 24, 2020, and Refinancing Amendment No. 2, dated as of July 26, 2021, each by among PUG LLC, as the borrower, the Corporation, as holdings, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent, and (ii) any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, that restates or replaces any of the foregoing, in each case as further amended or otherwise modified or replaced from time to time (whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original facilities or credit agreements or one or more other facilities credit agreements or other agreements, indentures, financing agreements or otherwise).

(j) “DGCL” means the Delaware General Corporation Law.

(k) “Disqualified Investor” means (i) such banks, financial institutions or other Persons separately identified in writing by the Corporation to the Holders prior to the Issue Date and set forth on Schedule 2 to the Purchase Agreement (or to any affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names) or (ii) any Competitor of the Corporation or any of its Subsidiaries; provided that any additional designation permitted by the foregoing shall not become effective until three (3) Business Days following receipt by Holders; provided, further, that in no event shall any notice given pursuant to this definition apply to retroactively disqualify any Person who previously acquired and continues to hold Preferred Stock prior to the receipt of such notice.

(l) “Dollar” and “$” means lawful money of the United States.

(m) “Event of Default” means the failure by the Corporation to (i) pay accrued and unpaid Dividends in cash within five (5) Business Days after a Dividend Payment Date if the Corporation has delivered a Cash Dividend Notice pursuant to the second paragraph of Section 4(a), (ii) make any other payment to the Holders pursuant to this Certificate of Designations within five (5) Business Days after the same becomes due, (iii) comply with Section 8(a) or (iv) comply with any of the other provisions of this Certificate of Designations, provided that in the case of this clause (iv), such failure continues for thirty (30) days after receipt by the Corporation of a written notice thereof by the Required Holders, whether or not such payment or compliance is at such time permitted by the DGCL or the terms of other instruments or agreements to which the Corporation is a party or otherwise subject or otherwise.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o) “Holders” means the holders of outstanding Preferred Stock as they appear in the records of the Corporation.

(p) “Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law (including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

(q) “IPO” means any transaction or series of transactions that results in any common equity interests of the Corporation or any direct or indirect parent of the Corporation being publicly traded on any United States national securities exchange, or any analogous exchange in the United States, Canada, the United Kingdom, Hong Kong or any country of the European Union.

(r) “Issue Date” means July 29, 2021.

(s) “Liquidation Event” means:

(i) the Corporation (x) voluntarily commences any proceeding, or consents to the entry of an order for relief against it in an involuntary proceeding, under domestic or foreign bankruptcy law seeking to adjudicate it as bankrupt or insolvent, (y) makes a general assignment for the benefit of its creditors, or (z) consents to a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(ii) a court of competent jurisdiction (x) enters an order or decree under any domestic or foreign bankruptcy law that is for relief against the Corporation in an involuntary case, (y) appoints a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the Corporation’s property or business or (z) orders the liquidation of the Corporation, and in the case of each of clauses (x), (y) and (z), the order or decree remains unstayed and in effect for 60 consecutive days; or

(iii) the Corporation otherwise liquidates, dissolves or winds up all or substantially all of its affairs.

(t) “Liquidation Preference” means, with respect to a share of Preferred Stock, as of any time of determination, the outstanding amount of liquidation preference for such share of Preferred Stock (as such liquidation preference may be adjusted for any stock splits, reverse splits or similar transactions). The initial Liquidation Preference of a share of Preferred Stock issued on the Issue Date shall be $1,000.

(u) “Make-Whole Amount” means with respect to any share of Preferred Stock on any redemption date: the sum of the present values at such redemption date of (i) 5.00% of the sum of (x) Liquidation Preference thereon plus (y) accrued and unpaid Dividends thereon, through, but excluding, the applicable redemption date, plus (ii) 105.00% of the amount of Dividends that would accrue in respect of such share of Preferred Stock from the date of such redemption through, but excluding, July 1, 2022, discounted to the date of redemption on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days))) at the Treasury Rate determined with respect to such redemption date plus 50 basis points, and assuming for purposes hereof that (1) none of the Dividends referred to in this clause (ii) are paid in cash but are instead accrued, and (2) subject to the immediately preceding clause (1), the Dividend Rate for the period from the date of such redemption through, but excluding, July 1, 2022 is equal to the Dividend Rate in effect as of the date of such redemption.

(v) “Other Financing Event of Default” means any “event of default” (or similar term) under the Credit Agreement or any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, in each case as amended or otherwise modified or replaced from time to time (whether or not with the original trustee or another trustee or other banks or institutions and whether provided under the original indenture or agreement or one or more other agreements, indentures, or otherwise).

(w) “Permitted Holders” means any of the Specified Investors.

(x) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any other entity.

(y) “Pro Rata Share” means, as of any date of determination, with respect to any Holder, such Holder’s proportionate share of the aggregate Liquidation Preference of the then issued and outstanding Preferred Stock. The term “Pro Rata Basis” shall have a correlative meaning.

(z) “Redemption Price” means the redemption price pursuant to Section 9 (expressed as a percentage of the sum of (x) the outstanding Liquidation Preference plus (y) accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable redemption date).

(aa) “Related Fund” means, with respect to any Person, investment vehicles, Affiliates, funds, investors, entities or accounts that are managed, sponsored, administered or advised by such Person.

(bb) “Required Holders” means Holders of more than 50% of the Liquidation Preference of the then issued and outstanding Preferred Stock.

(cc) “SEC” means the United States Securities and Exchange Commission and any successor organization.

(dd) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ee) “Specified Investors” means, (i) individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case, managed or advised by the Corporation, the Madrone Partners, LP, Madrone Opportunity Fund, LP, Shimoda Holdings LLC, Bessemer Ventures Partners Century Fund Institutional L.P., Bessemer Venture Partners Century Fund L.P., Bessemer Venture Partners VS, L.P., Declaration Capital LLC, WestCap Management, LLC and any other equityholder of Pugnacious Endeavors, Inc. existing on the Issue Date or any of their respective Affiliates or successors, but not including, however, any portfolio operating companies of any of the foregoing, and (ii) the members of management of the Corporation (or any direct or indirect parent of the Corporation) or its Subsidiaries who are holders of Capital Stock of the Corporation or of any direct or indirect parent of the Corporation on the Issue Date.

(ff) “Stock Equivalents” means any (a) warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or (b) any securities convertible into or exchangeable for shares of Common Stock.

(gg) “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Voting Stock or other ownership interests.

(hh) “Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the redemption date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to July 1, 2022; provided, however, that if the period from the redemption date to July 1, 2022 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one (1) year shall be used.

(ii) “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

Section 16. Share Certificates; Legends.

(a) If any certificates representing shares of Preferred Stock (if such shares are certificated) shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen or destroyed certificate, a new certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity by the Holder thereof, if requested, reasonably satisfactory to the Corporation.

(b) Each certificate representing shares of Preferred Stock (if any) shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN IS SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY FILED BY THE CORPORATION ON JULY 29, 2021 (AS AMENDED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME).

If any shares of Preferred Stock are not represented by certificates, an appropriate notation shall be made in book entry in the share registry with respect to such shares to make appropriate reference to such restrictions.

Section 17. Restrictions on Hedging. The Holders will not be permitted to engage, directly or indirectly, in any short sales or other derivative or hedging transactions with respect to the Corporation’s securities or loans (or any securities or loans of any Subsidiary of the Corporation); provided that the foregoing shall not restrict the ability of the Holders to engage in hedging activity in the ordinary course of business of broker-dealers or their Affiliates; provided further that such activity is unrelated to and not intended to hedge the Holders’ exposure to the Preferred Stock. For the avoidance of doubt, this Section 17 shall only restrict such transactions with respect to securities and loans of the Corporation and its Subsidiaries and not of any other company.

Section 18. Miscellaneous. For purposes of this Certificate of Designations, the following provisions shall apply:

(a) Status of Cancelled Shares. Shares of Preferred Stock which have been redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock of the Corporation.

(b) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(c) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile or by email, (b) one business day after a writing is delivered to a national overnight courier service or (c) three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

(e) Interpretation. When a reference is made in this Certificate of Designations to Sections, paragraphs, clauses or similar subdivisions, such reference shall be to a Section, paragraph, clause or subdivision to or of this Certificate of Designations unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(f) Certain Tax Matters.

(i) Tax Treatment. The Corporation and the Holders intend to take the position that (a) the Holders will not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Preferred Stock on account of (i) any accrued and unpaid dividends unless and until such dividends are declared and paid in cash or property or (ii) the purchase by the Holders of such Preferred Stock for a price that is less than (or deemed to be less than) their initial Liquidation Preferences, and (b) except in respect of any declared but unpaid dividends, any redemption of Preferred Stock held by any Holder permitted under this Certificate of Designations shall be treated as a payment in exchange for stock pursuant to Section 302 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that the applicable Holder does not actually or constructively own (as determined under Section 302(c) of the Code) any stock of the Corporation (other than Preferred Stock) immediately following such redemption. The Corporation and the Holders agree not to take any position on a tax return or information return or for any other tax purpose (including in a tax contest) inconsistent with the treatment described in clauses (a) and (b) of the immediately preceding sentence, unless otherwise required by (x) a change in applicable law or interpretation of the law after the date hereof which is binding on taxpayers, (y) a change in applicable facts after the date hereof involving the terms of the Preferred Stock or the ownership of the Corporation (but (for the avoidance of doubt) limited, in the case of any change in ownership of the Corporation, to the impact, if any, that such change may have on the Section 302 analysis of a redemption of a Holder’s Preferred Stock), or (z) a final determination with respect to a tax audit, contest or similar proceeding. In connection with any redemption of Preferred Stock, the Corporation and the Holders shall reasonably cooperate in good faith to determine whether clause (b) of the first sentence of this Section 19(f)(i) applies to such redemption, or, if such clause does not apply to such redemption, to determine whether to report such redemption as a payment in exchange for stock pursuant to Section 302(a) of the Code or as a distribution of property to which Section 301 of the Code applies, and (i) each Holder shall provide such information as may be reasonably requested by the Corporation in connection with the foregoing, and (ii) prior to reporting any redemption as a distribution of property to a Holder to which Section 301 of the Code applies, the Corporation shall reasonably consult with its tax advisers and shall make such tax advisers available to such Holder and its tax advisers to discuss such reporting.

(ii) Withholding. All payments, Dividends and distributions on the Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, and amounts withheld, if any, and timely paid to the applicable tax authority shall be treated as received by the Holders in respect of which such amounts were withheld. The Corporation shall have the right to take reasonable measures necessary to obtain cash to satisfy the Corporation’s withholding requirements with respect to any non-cash, deemed or constructive payment, dividend or distribution to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control; provided that, for the avoidance of doubt, no Holder shall have any obligation to transfer cash or other property not in the custody or control of the Corporation to satisfy any such withholding requirements.

(iii) Tax Characterization of Preferred Stock. The Preferred Stock shall be treated as equity for U.S. federal and applicable state and local income tax purposes, and the Holders and the Corporation shall not take any position inconsistent with such treatment on any U.S. federal or applicable state or local income tax return or for any other tax purpose, unless otherwise required by a change in law after the date hereof or the good faith resolution of a tax audit.

(iv) FIRPTA. If, at any time during which any Preferred Stock remains outstanding, the Corporation reasonably expects that it will become a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, the Corporation shall use commercially reasonable efforts to notify each Holder in writing of such expected change in tax status before such change in tax status occurs.

(v) Distributions. If the Corporation makes any cash distribution to Holders with respect to their Preferred Stock or if there is any deemed distribution by the Corporation to Holders with respect to their Preferred Stock for U.S. federal income tax purposes, the Corporation shall use commercially reasonable efforts to provide such Holders, no later than 30 days after the date of such cash or deemed distribution, with a reasonable estimate of the portion of such distribution that will be reported as a dividend for U.S. federal income tax purposes; provided that if such estimate is not available at such time, the Corporation shall use commercially reasonable efforts to provide such estimate as soon as reasonably practicable and, in all events, no later than the earliest time prescribed by applicable law for reporting such dividend with respect to any Holder, which, for the avoidance of doubt, shall be no earlier than January 31 following the year in which the applicable payment is made. Subject to Section 19(f)(i) above, if the Corporation determines that there is a deemed distribution that may be taxable to Holders as a dividend for U.S. federal income tax purposes, the Corporation shall notify the Holders promptly after making such determination.

(g) Amendment. No provision of this Certificate of Designations may be amended, including pursuant to or as a result of a merger, consolidation or business combination, except in a written instrument signed by the Corporation and the Required Holders. Any of the rights of the Holders set forth herein may be waived by a vote or written consent of the Required Holders. Notwithstanding the foregoing, no amendment or waiver will (i) decrease the Dividend Rate, (ii) reduce the Redemption Price or (iii) make any change to provisions relating to voting percentages (including without limitation the definitions of “Pro Rata Share” or “Pro Rata Basis”), in each case without the prior written consent of each affected Holder of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h) Equity; No Collateral Protection. The Preferred Stock is equity and has no collateral protection or security.

(i) Payments. All cash payments made in respect of the Preferred Stock, including without limitation cash payments made pursuant to Section 4 or 9, shall be made in Dollars.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this 29th day of July, 2021.

PUGNACIOUS ENDEAVORS, INC.

By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Chief Executive Officer

[Signature Page to Certificate of Designation]

STUBHUB HOLDINGS, INC.

CERTIFICATE OF DESIGNATIONS

OF

THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER SPECIAL RIGHTS,

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF,

OF

PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

StubHub Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board”), by unanimous written consent dated March 11, 2023, duly approved and adopted the following resolution:

WHEREAS, on the terms and subject to the conditions set forth in the purchase agreements, dated on or around March 15, 2021 (the “Purchase Agreement”), between the Corporation and the investors party thereto (such investors, the “Investors”), the Investors agreed to purchase $115,000,000 in aggregate liquidation preference of Series L Preferred Stock (as defined below).

RESOLVED, that, pursuant to the authority vested in the Board by the Corporation’s certificate of incorporation, the Board does hereby create, authorize and provide for the issuance, out of the authorized but unissued shares of the preferred stock, par value $0.001 per share, of the Corporation, of 115,000 shares of a new series of Preferred Stock with the designation set forth in Section 1 below, and there is hereby stated and fixed the number of shares constituting each such series and the powers, preferences and rights, and qualifications, limitations and restrictions, of each such series as follows:

Section 1. Designations. Such series of Preferred Stock referred to in the immediately preceding paragraph shall be designated as shares of “Series L Preferred Stock,” par value $0.001 per share, of the Corporation (the “Preferred Stock”), and the number of shares constituting such series shall be 115,000.

Section 2. Ranking. The Preferred Stock ranks, (x) with respect to the payment of dividends and distributions on, and the purchase, repurchase or any redemption of, any Capital Stock (provided however that nothing in this Section 2 shall prohibit the Corporation from paying a dividend or distribution, or making a purchase, repurchase or redemption, that is permitted pursuant to Section 7 or Section 9 or require the Corporation to pay cash Dividends on the Preferred Stock currently instead of allowing Dividends to accrue, as permitted under Section 4(a), or to make any such purchase, repurchase or redemption, that is permitted pursuant to Section 7 and Section 9) and (y) in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the Corporation: (i) senior to the Common Stock and each other existing or future class or series of Capital Stock of the Corporation, except for any Parity Securities or Senior Securities issued in compliance with the terms hereof (collectively, with the Common Stock, the “Junior Securities”); (ii) on a parity with (a) the Corporation’s Series I Preferred Stock, par value $0.001 per share, the Corporation’s Series J Preferred Stock, par value $0.001 per share and the Corporation’s Series K Preferred Stock, par value $0.001 per share (together, the “Existing Preferred Stock”) and (b) each other class or series of Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank on a parity with the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively with the Existing Preferred Stock, the “Parity Securities”); and (iii) junior to each other class or series of preferred stock or any other Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank senior to the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively, “Senior Securities”).

Section 3. Maturity. The Preferred Stock has no stated maturity. Shares of Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of this Certificate of Designations or otherwise repurchased by the Corporation. The Corporation shall not be required to set aside funds to redeem or repurchase the Preferred Stock.

Section 4. Dividends.

(a) Cumulative Cash Dividends. Dividends (“Dividends”) on the outstanding Preferred Stock shall accrue at the Dividend Rate set forth in Section 4(b) below on the sum of (x) the outstanding Liquidation Preference and (y) the aggregate accrued and unpaid Dividends on such share of Preferred Stock immediately after the preceding Dividend Payment Date and shall, on each Dividend Payment Date, at the election of the Corporation, be payable in cash only when, as and if declared by the Board out of legally available funds for such purpose. Dividends shall accrue on a daily basis on each outstanding share of the Preferred Stock following the date of issuance of such share of Preferred Stock. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, (i) no Dividends may be declared and paid in securities or otherwise “in kind”, and (ii) Dividends will be cumulative and will accrue as set forth herein regardless of whether such Dividends have been declared by the Board and whether or not there are any funds legally available for the payment thereof. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), such Dividends shall be paid solely in cash and shall be paid by wire transfer in immediately available funds to the account(s) designated by each Holder in writing given to the Corporation at least five (5) days prior to the Dividend Payment Date.

To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), the Corporation shall, at least ten (10) days prior to such Dividend Payment Date, deliver to each Holder a written notice (a “Cash Dividend Notice”) specifying (i) the amount of Dividends to be paid to such Holder on

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such Dividend Payment Date, and (ii) the number of shares of Preferred Stock held by such Holder and the cumulative amount of Dividends that will remain accrued and unpaid in respect thereof immediately after giving effect to the payment of Dividends on such Dividend Payment Date. For the avoidance of doubt, (i) if the Holders are not so notified, the Corporation may not declare and pay any Dividends on such Dividend Payment Date and (ii) the Corporation may not declare and pay any Dividends in cash for any prior Dividend Period (except in connection with any redemption or repurchase for cash at the redemption or repurchase prices calculated as contemplated in Sections 5 and 9 hereof which redemption or repurchase prices shall take into account any such previously accrued and unpaid Dividend).

All Dividends paid in respect of shares of Preferred Stock pursuant to this Section 4(a) shall be paid on a Pro Rata Basis to the Holders entitled thereto. For the avoidance of doubt, it is understood that no dividend shall be paid through the issuance of additional shares of Preferred Stock.

(b) Dividend Rate. “Dividend Rate” shall mean a rate per annum equal to (i) 0.00% from the Issue Date to, but excluding, March 30, 2027 and (ii) 5.00% from March 30, 2027 and thereafter. The Dividend Rate also shall be subject to automatic increase as set forth in, and for the time period set forth in, Section 4(d). Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days)).

(c) Dividend Payment Date. A “Dividend Payment Date” shall mean each January 1, April 1, July 1 and October 1. A “Dividend Period” shall mean each: (i) January 1 through and including March 31; (ii) April 1 through and including June 30; (iii) July 1 through and including September 30; and (iv) October 1 through and including December 31; provided that the initial Dividend Period shall commence on the Issue Date and end on June 30, 2023.

(d) Dividend Rate Increase. Upon the occurrence and during the continuation of any Event of Default, the Dividend Rate shall automatically increase by 2.00% per annum until such Event of Default is cured or waived by the Required Holders or all affected Holders, as applicable; provided, however, that in no event shall the Dividend Rate increase by more than 2.00% per annum for more than one Event of Default at any given time.

Section 5. Liquidation Event. Upon the occurrence of a Liquidation Event, each share of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities by reason of their ownership thereof, an amount per share of Preferred Stock in cash in immediately available funds equal to the Redemption Price payable at the time of such Liquidation Event pursuant to Section 9(b). If upon any such Liquidation Event, the assets of the Corporation legally available for distribution to the Corporation’s stockholders are insufficient to pay the Holders the full amount of such Redemption Price for each outstanding share of Preferred Stock and the full amount (if any) to which the holders of any Parity Securities are entitled, the Holders and the holders of such Parity Securities, as applicable, will share ratably in any such distribution of the assets of the Corporation in proportion to the full respective amounts (if any) to which they are entitled with respect to their shares of Preferred Stock and Parity Securities upon such Liquidation Event. After indefeasible

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payment to the Holders of the full amount of such Redemption Price to which they are entitled, the Holders as such will have no right or claim to any of the assets of the Corporation. No holder of Junior Securities shall receive any cash or other consideration upon a Liquidation Event by reason of their ownership thereof unless the full amount of such Redemption Price to which Holders are entitled in respect of all outstanding Preferred Stock and any amounts to which any holders of Parity Securities are entitled upon such Liquidation Event have been paid in full in cash in immediately available funds.

Section 6. Voting Rights. Subject to the express provisions of this Certificate of Designations, except to the extent required by the DGCL, the Preferred Stock shall not have any voting rights.

Section 7. Protective Provisions.

(a) For so long as any Preferred Stock is outstanding, the prior affirmative vote or written consent of the Required Holders (subject to Section 19(g)) shall be required for the following (and the Corporation shall not effect or permit any Subsidiary (to the extent the restriction applies to such Subsidiary) to effect any of the following unless such consent has been obtained):

(i) Issuance of Capital Stock. The authorization, creation, classification or reclassification, or increase in the number of authorized or issued shares or issuance of any Senior Securities by the Corporation (other than Senior Securities to the extent that an amount equal to the net proceeds of each such issuance is used to substantially concurrently redeem the then outstanding Preferred Stock in accordance with Section 9(a)).

(ii) Restricted Payments. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of Section 4(a), but fails to make such payment on such specific Dividend Payment Date, and so long as such failure is not cured or waived by the Required Holders, any of the following:

(A) the declaration or payment by the Corporation of any dividend or distribution on or in respect of the Corporation’s Capital Stock; or

(B) the purchase, repurchase, redemption or other acquisition or retirement for value by the Corporation of any Capital Stock of the Corporation or any direct or indirect parent of the Corporation (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance or other acquisition or retirement referred to in this clause (B) and the immediately preceding clause (A) are referred to herein as a “Restricted Payment”);

in the case of each of clauses (A) and (B), other than:

(1) any dividend or distribution that consists solely of Junior Securities, or any purchase, repurchase, redemption or other acquisition or retirement for value for consideration that consists solely of Junior Securities;

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(2) any dividend or distribution on or in respect of the Preferred Stock or Parity Securities, or any redemption of Parity Securities or Preferred Stock in accordance with Section 9;

(3) the purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Corporation or any direct or indirect parent of the Corporation held by any future, present or former employee, officer, director, manager, consultant or independent contractor (or their respective Immediate Family Members, former spouses, successors, executors, administrators, estate, heirs, legatees or similar transferees or assigns or distributes of any of the foregoing) of the Corporation or any such direct or indirect parent of the Corporation;

(4) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation to pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(b)(ix)(A) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “this Agreement”, “Loans”, “Restricted Subsidiaries”, “Restricted Subsidiary”, “Holdings” and “Parent Entity” were instead to this Certificate of Designations, Preferred Stock, Subsidiaries, Subsidiary, the Corporation and direct or indirect parent of the Corporation, respectively); and

(5) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(b)(ix)(B) and (C) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “Holdings” and “Parent Entity” were instead to the Corporation and direct or indirect parent of the Corporation, respectively);

provided, however, that the aggregate amount of payments made pursuant to clauses (3) and (4) shall not exceed $10,000,000 in any fiscal year.

(iii) Amendments. Amendment or other alteration (including by merger or consolidation or otherwise) of the Corporation’s certificate of incorporation or bylaws or this Certificate of Designations that adversely affects the rights or privileges of the Preferred Stock, including without limitation any such amendment or alteration that (A) adversely affects the preferential ranking of the Preferred Stock, or (B) adversely affects the powers, preferences or special rights of the Preferred Stock.

(iv) [Reserved.]

(v) Certain Transactions. Voluntary liquidation, dissolution or winding up, unless the Preferred Stock is redeemed in full in connection therewith pursuant to a Mandatory Redemption pursuant to Section 9(b).

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(vi) Other Actions. Any action for which a separate vote of the Preferred Stock is required by applicable law.

(b) Any of the actions prohibited pursuant to this Section 7 shall be null and void ab initio and shall be of no force or effect.

Section 8. Events of Default; Remedies.

(a) Promptly, but in any event within ten (10) Business Days, after any officer of the Corporation or any of its Subsidiaries becomes aware of the existence of any Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Event of Default, the Corporation shall deliver a written notice thereof to the Holders specifying the nature and existence thereof and what action the Corporation is taking or proposes to take with respect thereto.

(b) The various provisions set forth herein are for the benefit of the Holders and shall be enforceable by such Holders, including by one or more actions for specific performance. The Corporation acknowledges that the subject matter of this Certificate of Designations is unique and that the Holders would be damaged irreparably in the event that any of the provisions of this Certificate of Designations are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, the Corporation agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in addition to any other remedies to which they may be entitled, at law or in equity. The Corporation waives any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Certificate of Designations. All remedies available under this Certificate of Designations, at law, in equity or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of the Preferred Stock of a particular remedy shall not preclude the exercise of any other remedy.

Section 9. Redemption and Repurchases.

(a) Optional Redemption. The Corporation may redeem outstanding shares of Preferred Stock at any time, and from time to time, in whole or in part, for cash at a price equal to 100% of the outstanding Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable redemption date (the “Redemption Price”). No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository.

(b) Mandatory Redemption Upon Liquidation Event. Upon the occurrence of a Liquidation Event, the Corporation shall redeem all then outstanding shares of Preferred Stock for cash at the Redemption Price (such mandatory redemption or purchase described in this Section 9(b), as applicable, a “Mandatory Redemption”).

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(c) Change of Control.

(i) The Corporation shall, in the event any definitive agreement with respect to a Change of Control is entered into by the Corporation or its Subsidiaries, make an offer in accordance with Section 9(c)(ii) (a “Change of Control Offer”), unless a third party makes a Change of Control Offer in accordance with Section 9(c)(ii) as described under Section 9(c)(vi), to each Holder to purchase all or any portion of such Holder’s Preferred Stock at an offer price in cash equal to 100.00% of the sum of (i) the outstanding Liquidation Preference plus (ii) accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable repurchase date (the “Applicable Change of Control Purchase Price”, and the payment thereof, a “Change of Control Payment”), in accordance with the procedures set forth in this Section 9(c). The right and obligation of the Corporation to consummate the Change of Control Offer shall be conditioned on the consummation of the transaction resulting in the Change of Control.

(ii) No less than five (5) but no more than thirty (30) days prior to the date of a Change of Control, the Corporation shall send by (x) email, and (y) first-class mail, postage prepaid, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, a notice describing in reasonable detail the transaction that will result in such Change of Control and stating: •

(A) that the Change of Control Offer is being made pursuant to this Section 9(c) and that all shares of Preferred Stock tendered will be accepted for payment;

(B) the Applicable Change of Control Purchase Price and the purchase date, which shall be the date on which the Change of Control is consummated (the “Change of Control Payment Date”);

(C) that any shares of Preferred Stock not tendered will continue to accumulate Dividends;

(D) that, unless the Corporation defaults in the payment of the Applicable Change of Control Purchase Price, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate Dividends after the Change of Control Payment Date;

(E) that the Holders electing to have their shares of Preferred Stock purchased pursuant to a Change of Control Offer shall be required to surrender their certificate or certificates representing the shares of Preferred Stock (if such shares are certificated) to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to 12:00 noon New York City time on the Change of Control Payment Date;

(F) that the Holders will be entitled to withdraw their election if the Corporation or its designated representative for such purpose receives, not later than 12:00 noon New York City time not less than two (2) Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing its election to have the shares of Preferred Stock purchased; and

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(G) that the Holders whose shares of Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Preferred Stock (if such shares are certificated) equal to the unpurchased portion of the certificates surrendered (if any).

(iii) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly wire to the Holders of shares so accepted the Applicable Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate (if any) and execute a new certificate representing that number of shares of Preferred Stock (if such shares are certificated) equal to any unpurchased shares represented by a certificate surrendered (if any). Unless the Corporation defaults in the payment for the shares of Preferred Stock tendered pursuant to the Change of Control Offer (whether or not the Corporation is then permitted to make such a payment), Dividends shall cease to accumulate with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

(iv) If applicable law does not permit the Corporation to consummate the repurchase described in this Section 9(c) in connection with a Change of Control, the Corporation shall not consummate such Change of Control unless at the closing thereof all then outstanding shares of Preferred Stock validly tendered pursuant to the Change of Control Offer are purchased from the applicable Holders (by an affiliate of the Corporation or a third party) for cash at the Applicable Change of Control Purchase Price.

(v) To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Certificate, the Corporation shall not be deemed to have breached its obligations described in this Certificate by virtue of compliance therewith. The Corporation may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(vi) The Corporation will not be required to make a Change of Control Offer in connection with a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 9(c) and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

(d) [Reserved.]

(e) Notice of Redemption. The Corporation shall provide notice of any redemption pursuant to Section 9(a) or (b), at least three (3) days but not more than sixty (60) days prior to the redemption date, to each Holder of record of shares of Preferred Stock to be redeemed at such Holder’s address appearing on the stock register of the Corporation. Each such notice shall

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state (i) the date fixed for such redemption, (ii) the place or places where certificates for the shares of Preferred Stock (if such shares are certificated) called for redemption are to be surrendered for payment, (iii) the Redemption Price, (iv) that unless the Corporation defaults in making the redemption payment, Dividends on the shares of Preferred Stock called for redemption shall cease to accrue on and after the redemption date, (v) that if fewer than all of the shares of Preferred Stock owned by such Holder are then to be redeemed, the number of shares or aggregate Liquidation Preference of which are to be redeemed, and (vi) if such notice of redemption is subject to one or more conditions, a description of such conditions.

If the notice of redemption shall have been so given and if prior to the date of redemption specified in such notice all funds necessary to pay the aggregate Redemption Price for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the shares of Preferred Stock to be redeemed, with a bank, trustee or trust company named in such notice doing business in New York, New York, and having capital and surplus of at least $500,000,000, then, without awaiting the redemption date, all shares of Preferred Stock with respect to which such notice shall have been so given and such deposit shall have been so made thereupon shall, notwithstanding that any certificate for shares of Preferred Stock (if such shares are certificated) shall not have been surrendered for cancellation, be deemed no longer to be outstanding, and all rights with respect to such shares of Preferred Stock forthwith upon such deposit in trust shall cease and terminate, except for the right of the Holders thereof on or after the redemption date to receive out of such deposit the applicable Redemption Price, without interest. If the Holders of any shares of Preferred Stock which have been called for redemption shall not within two (2) years (or any longer period required by law) after the applicable redemption date claim any amount so deposited in trust for the redemption of such shares, then such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and thereupon shall be relieved of all responsibility in respect thereof; and thereafter the Holders of such shares shall, subject to applicable unclaimed property laws, look only to the Corporation for payment of the Redemption Price for such shares, without interest. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (if such shares are certificated), the applicable Redemption Price shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by such Holder of Preferred Stock. In the event that less than all of the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the Holder thereof without cost to such Holder.

(f) [Reserved.]

(g) Corporation Efforts. The Corporation shall take such actions as are necessary or appropriate to give effect to the provisions of this Section 9, including in the event that the Corporation is not permitted by the DGCL or other applicable law to redeem or is otherwise unable to redeem the shares of the Preferred Stock in connection with any Liquidation Event or Change of Control, taking any action necessary or appropriate to remove promptly (or refraining from taking any action that would give rise to) any impediments to its ability to redeem the shares of the Preferred Stock required to be so repaid, including (i) to the extent permitted by the DGCL or other applicable law, reducing the stated capital of the Corporation or revaluing the assets of the Corporation to their fair market values under Section 154 of the DGCL if such revaluation would create surplus sufficient to make all or any portion of such redemption and (ii) if

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the Corporation has sufficient surplus but insufficient cash to effect such redemption, borrowing the cash necessary to make such redemption. In the event of any Change of Control in which the Corporation is not the continuing or surviving corporation or entity, proper provision shall be made so that such continuing or surviving corporation or entity shall agree to carry out and observe the obligations of the Corporation hereunder.

Section 10. Book End. The Preferred Stock shall be registered on the books and records of the Corporation.

Section 11. Written Consent. Any action as to which a class vote of the Holders is required pursuant to the terms of this Certificate of Designations or the DGCL may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. The Corporation will provide to each Holder a copy of or notice of each such proposed written consent not less than five (5) Business Days prior to the proposed date of effectiveness of such written consent (or will provide such copy or notice a shorter period in advance as is practicable if five (5) Business Days’ notice is not practicable), and promptly following the effectiveness of any action taken by written consent, will give written notice of such action to each Holder; provided, however, that failure to give any notice as required by this sentence shall not impair or affect the validity of such consent or action.

Section 12. Transfer Restrictions. Any Holder wishing to transfer any shares of Preferred Stock owned by such Holder (such Holder, a “Transferring Holder”) shall consult with the Corporation prior to having any communications with any other Holder or any prospective holder regarding the transfer of Preferred Stock owned by the Transferring Holder; provided however that (i) the consent of the Corporation shall be required in connection with any transfer of shares of Preferred Stock to a Disqualified Investor and (ii) prior to the date that is ninety-one (91) days after the Issue Date, unless an Other Financing Event of Default has occurred, the Holders shall not transfer any shares of Preferred Stock (other than transfers to any other Holder, any Affiliate or any Related Fund of a Holder).

Section 13. Information Rights. The Corporation will provide to each Holder for so long as such Holder continues to hold any shares of Preferred Stock all financial statements provided to the Public Lenders (as defined in the Credit Agreement as in effect on the Issue Date) under the Credit Agreement (or if no loans under the Credit Agreement are then outstanding, such financial statements provided to the Public Lenders under such other Credit Agreement as is then in effect, or if no Credit Agreement is then in effect, such financial statements as were provided to the Public Lenders under the Credit Agreement as of the Issue Date).

Section 14. No Conversion or Exchange Rights. The Holders shall not have any right to convert any shares of Preferred Stock into, or to exchange any shares of the Preferred Stock for, any other class or series of Capital Stock or obligations of the Corporation or any Subsidiary of the Corporation, and the Holders shall not have the right to require the Corporation to repurchase, redeem or otherwise acquire the Preferred Stock except as set forth in Section 9(b).

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Section 15. Additional Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “Affiliate” means, of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, with respect to any Holder, the term “Affiliate” shall not include any portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(b) “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the board of managers (if any) or the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

(c) “Business Day” means any day except a Saturday, Sunday or legal holiday in the State of New York.

(d) “Capital Stock” means: (a) in the case of a corporation, corporate stock, and (b) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire Capital Stock, whether or not such debt securities, warrants, options or rights include any right of participation with Capital Stock.

(e) “Certificate of Designations” means this certificate of designations for the Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.

(f) “Change of Control” means the earlier to occur of:

(i) any “person” (as such terms is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Specified Investors or any direct or indirect parent of the Corporation, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Corporation; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Specified Investor is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner; or

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(ii) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person (other than the Corporation or any of its Subsidiaries or one or more Specified Investors).

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Corporation becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Corporation immediately prior to that transaction (and such holders of the Voting Stock of the Corporation immediately prior to such transaction would not have otherwise caused a Change of Control) or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Specified Investors, the issued and outstanding Voting Stock of the Corporation owned, directly or indirectly, by any Specified Investors that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

(g) “Common Stock” means the shares of common stock, par value $0.001 per share, of the Corporation.

(h) “Competitor” means any person or entity engaged anywhere in the world in the business of providing ticketing or ticketing exchange services and identified in writing to the Holders by the Corporation from time to time, the initial list of which shall be set forth on Schedule 3 to the Purchase Agreement (and affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names or that are identified to us from time to time in writing by you (other than bona fide investors or funds)).

(i) “Credit Agreement” means (i) the Credit Agreement, dated as of February 13, 2020, as amended by that certain Incremental Facility Amendment No. 1 to Credit Agreement, dated as of August 24, 2020, and Refinancing Amendment No. 2 to Credit Agreement,

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dated as of July 26, 2021, among StubHub Holdco Sub LLC (flkla PUG LLC), as the borrower, the Corporation, as holdings, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent, and (ii) any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, that restates or replaces any of the foregoing, in each case as further amended or otherwise modified or replaced from time to time (whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original facilities or credit agreements or one or more other facilities credit agreements or other agreements, indentures, financing agreements or otherwise).

(j) “DGCL” means the Delaware General Corporation Law.

(k) “Disqualified Investor” means (i) such banks, financial institutions or other Persons separately identified in writing by the Corporation to the Holders prior to the Issue Date and set forth on Schedule 2 to the Purchase Agreement (or to any affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names) or (ii) any Competitor of the Corporation or any of its Subsidiaries; provided that any additional designation permitted by the foregoing shall not become effective until three (3) Business Days following receipt by Holders; provided, further, that in no event shall any notice given pursuant to this definition apply to retroactively disqualify any Person who previously acquired and continues to hold Preferred Stock prior to the receipt of such notice.

(l) “Dollar” and “$” means lawful money of the United States.

(m) “Event of Default” means the failure by the Corporation to (i) pay accrued and unpaid Dividends in cash within five (5) Business Days after a Dividend Payment Date if the Corporation has delivered a Cash Dividend Notice pursuant to the second paragraph of Section 4(a), (ii) make any other payment to the Holders pursuant to this Certificate of Designations within five (5) Business Days after the same becomes due, (iii) comply with Section 8(a) or (iv) comply with any of the other provisions of this Certificate of Designations, provided that in the case of this clause (iv), such failure continues for thirty (30) days after receipt by the Corporation of a written notice thereof by the Required Holders, whether or not such payment or compliance is at such time permitted by the DGCL or the terms of other instruments or agreements to which the Corporation is a party or otherwise subject or otherwise.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o) “Holders” means the holders of outstanding Preferred Stock as they appear in the records of the Corporation.

(p) “Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law (including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

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(q) “IPO” means any transaction or series of transactions that results in any common equity interests of the Corporation or any direct or indirect parent of the Corporation being publicly traded on any United States national securities exchange, or any analogous exchange in the United States, Canada, the United Kingdom, Hong Kong or any country of the European Union.

(r) “Issue Date” means March 30, 2023.

(s) “Liquidation Event” means:

(i) the Corporation (x) voluntarily commences any proceeding, or consents to the entry of an order for relief against it in an involuntary proceeding, under domestic or foreign bankruptcy law seeking to adjudicate it as bankrupt or insolvent, (y) makes a general assignment for the benefit of its creditors, or (z) consents to a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(ii) a court of competent jurisdiction (x) enters an order or decree under any domestic or foreign bankruptcy law that is for relief against the Corporation in an involuntary case, (y) appoints a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the Corporation’s property or business or (z) orders the liquidation of the Corporation, and in the case of each of clauses (x), (y) and (z), the order or decree remains unstayed and in effect for 60 consecutive days; or

(iii) the Corporation otherwise liquidates, dissolves or winds up all or substantially all of its affairs.

(t) “Liquidation Preference” means, with respect to a share of Preferred Stock, as of any time of determination, the outstanding amount of liquidation preference for such share of Preferred Stock (as such liquidation preference may be adjusted for any stock splits, reverse splits or similar transactions). The initial Liquidation Preference of a share of Preferred Stock issued on the Issue Date shall be $1,000.

(u) “Other Financing Event of Default” means any “event of default” (or similar term) under the Credit Agreement or any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, in each case as amended or otherwise modified or replaced from time to time (whether or not with the original trustee or another trustee or other banks or institutions and whether provided under the original indenture or agreement or one or more other agreements, indentures, or otherwise).

(v) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any other entity.

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(w) “Pro Rata Share” means, as of any date of determination, with respect to any Holder, such Holder’s proportionate share of the aggregate Liquidation Preference of the then issued and outstanding Preferred Stock. The term “Pro Rata Basis” shall have a correlative meaning.

(x) “Redemption Price” shall have the meaning set forth in Section 9(a).

(y) “Related Fund” means, with respect to any Person, investment vehicles, Affiliates, funds, investors, entities or accounts that are managed, sponsored, administered or advised by such Person.

(z) “Required Holders” means Holders of more than 50% of the Liquidation Preference of the then issued and outstanding Preferred Stock.

(aa) “SEC” means the United States Securities and Exchange Commission and any successor organization.

(bb) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(cc) “Specified Investors” means, (i) individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case, managed or advised by the Corporation, the Madrone Partners, LP, Madrone Opportunity Fund, LP, Shimoda Holdings LLC, Bessemer Ventures Partners Century Fund Institutional L.P., Bessemer Venture Partners Century Fund L.P., Bessemer Venture Partners VS, L.P., Declaration Capital LLC, WestCap Management, LLC and any other equityholder of StubHub Holdings, Inc. existing on the Issue Date or any of their respective Affiliates or successors, but not including, however, any portfolio operating companies of any of the foregoing, and (ii) the members of management of the Corporation (or any direct or indirect parent of the Corporation) or its Subsidiaries who are holders of Capital Stock of the Corporation or of any direct or indirect parent of the Corporation on the Issue Date.

(dd) “Stock Equivalents” means any (a) warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or (b) any securities convertible into or exchangeable for shares of Common Stock.

(ee) “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Voting Stock or other ownership interests.

(ff) “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

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Section 16. Share Certificates; Legends.

(a) If any certificates representing shares of Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen or destroyed certificate, a new certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity by the Holder thereof, if requested, reasonably satisfactory to the Corporation.

(b) Each certificate representing shares of Preferred Stock (if any) shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN IS SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY FILED BY THE CORPORATION ON MARCH 30, 2023 (AS AMENDED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME).

If any shares of Preferred Stock are not represented by certificates, an appropriate notation shall be made in book entry in the share registry with respect to such shares to make appropriate reference to such restrictions.

Section 17. Restrictions on Hedging. The Holders will not be permitted to engage, directly or indirectly, in any short sales or other derivative or hedging transactions with respect to the Corporation’s securities or loans (or any securities or loans of any Subsidiary of the Corporation); provided that the foregoing shall not restrict the ability of the Holders to engage in hedging activity in the ordinary course of business of broker-dealers or their Affiliates; provided further that such activity is unrelated to and not intended to hedge the Holders’ exposure to the Preferred Stock. For the avoidance of doubt, this Section 18 shall only restrict such transactions with respect to securities and loans of the Corporation and its Subsidiaries and not of any other company.

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Section 18. Miscellaneous. For purposes of this Certificate of Designations, the following provisions shall apply:

(a) Status of Cancelled Shares. Shares of Preferred Stock which have been redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock of the Corporation.

(b) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(c) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile or by email, (b) one business day after a writing is delivered to a national overnight courier service or (c) three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

(e) Interpretation. When a reference is made in this Certificate of Designations to Sections, paragraphs, clauses or similar subdivisions, such reference shall be to a Section, paragraph, clause or subdivision to or of this Certificate of Designations unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(f) Certain Tax Matters.

(i) Tax Treatment. The Corporation and the Holders intend to take the position that (a) the Holders will not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Preferred Stock on account of any accrued and unpaid dividends unless and until such dividends are declared and paid in cash or property. To the greatest extent permitted by applicable law, the Corporation and the Holders agree not to take any position on a tax return or information return or for any other tax purpose (including in a tax contest) inconsistent with the treatment described in the immediately preceding sentence, unless otherwise required by a final determination with respect to a tax audit, contest or similar proceeding. In connection with any redemption of Preferred Stock, (a) the Corporation and the Holders shall reasonably cooperate in good faith to determine the reporting of such redemption for applicable tax purposes, including whether to report such redemption as a payment in exchange

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for stock pursuant to Section 302(a) of the Internal Revfenue Code of 1986, as amended (the “Code”), or as a distribution of property to which Section 301 of the Code applies, and (i) each Holder shall provide such information as may be reasonably requested by the Corporation in connection with the foregoing, and (ii) prior to reporting any redemption as a distribution of property to a Holder to which Section 301 of the Code applies, the Corporation shall reasonably consult with its tax advisers and shall make such tax advisers available to such Holder and its tax advisers to discuss such reporting, and (b) the Corporation shall use reasonable efforts to cooperate with the Holder of such Preferred Stock to cause such redemption to be treated as a sale or exchange for U.S. federal income tax purposes (which cooperation may include assisting in facilitating the sale of shares of Common Stock in a private secondary transaction to a person reasonably acceptable to the Corporation).

(ii) Withholding. All payments, Dividends and distributions on the Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, and amounts withheld, if any, and timely paid to the applicable tax authority shall be treated as received by the Holders in respect of which such amounts were withheld. The Corporation shall have the right to take reasonable measures necessary to obtain cash to satisfy the Corporation’s withholding requirements with respect to any non-cash, deemed or constructive payment, dividend or distribution to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control; provided that, for the avoidance of doubt, no Holder shall have any obligation to transfer cash or other property not in the custody or control of the Corporation to satisfy any such withholding requirements.

(iii) Tax Characterization of Preferred Stock. The Preferred Stock shall be treated as equity for U.S. federal and applicable state and local income tax purposes, and the Holders and the Corporation shall not take any position inconsistent with such treatment on any U.S. federal or applicable state or local income tax return or for any other tax purpose, unless otherwise required by a change in law after the date hereof or the good faith resolution of a tax audit.

(iv) FIRPTA. If, at any time during which any Preferred Stock remains outstanding, the Corporation reasonably expects that it will become a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, the Corporation shall use commercially reasonable efforts to notify each Holder in writing of such expected change in tax status before such change in tax status occurs.

(v) Distributions. If the Corporation makes any cash distribution to Holders with respect to their Preferred Stock or if there is any deemed distribution by the Corporation to Holders with respect to their Preferred Stock for U.S. federal income tax purposes, the Corporation shall use commercially reasonable efforts to provide such Holders, no later than 30 days after the date of such cash or deemed distribution, with a reasonable estimate of the portion of such distribution that will be reported as a dividend for U.S. federal income tax purposes; provided that if such estimate is not available at such time, the Corporation shall use commercially reasonable efforts to provide such estimate as soon as reasonably practicable and, in all events, no later than the earliest time prescribed by applicable law for reporting such dividend with respect to any Holder, which, for the avoidance of doubt, shall be no earlier than January 31 following the

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year in which the applicable payment is made. Subject to Section 19(a)(i) above, if the Corporation determines that there is a deemed distribution that may be taxable to Holders as a dividend for U.S. federal income tax purposes, the Corporation shall notify the Holders promptly after making such determination.

(g) Amendment. No provision of this Certificate of Designations may be amended, including pursuant to or as a result of a merger, consolidation or business combination, except in a written instrument signed by the Corporation and the Required Holders. Any of the rights of the Holders set forth herein may be waived by a vote or written consent of the Required Holders. Notwithstanding the foregoing, no amendment or waiver will (i) decrease the Dividend Rate, (ii) reduce the Redemption Price or (iii) make any change to provisions relating to voting percentages (including without limitation the definitions of “Pro Rata Share” or “Pro Rata Basis”), in each case without the prior written consent of each affected Holder of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h) Equity; No Collateral Protection. The Preferred Stock is equity and has no collateral protection or security.

(i) Payments. All cash payments made in respect of the Preferred Stock, including without limitation cash payments made pursuant to Section 4 or 9, shall be made in Dollars.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this 30th day of March, 2023.

STUBHUB HOLDINGS, INC.

By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Chief Executive Officer

[Signature Page to Certificate of Designation]

STUBHUB HOLDINGS, INC.

CERTIFICATE OF DESIGNATIONS

OF

THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER SPECIAL RIGHTS,

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF,

OF

PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

StubHub Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board”), by unanimous written consent dated June 18, 2024, duly approved and adopted the following resolution:

WHEREAS, on the terms and subject to the conditions set forth in the purchase agreements, dated on or around June 18, 2024 (the “Purchase Agreement”), between the Corporation and the investors party thereto (such investors, the “Investors”), the Investors agreed to purchase $24,025,000 in aggregate Initial Liquidation Preference of Series M Preferred Stock (as defined below).

RESOLVED, that, pursuant to the authority vested in the Board by the Corporation’s certificate of incorporation, the Board does hereby create, authorize and provide for the issuance, out of the authorized but unissued shares of the preferred stock, par value $0.001 per share, of the Corporation, 24,025 shares of a new series of Preferred Stock with the designation set forth in Section 1 below, and there is hereby stated and fixed the number of shares constituting each such series and the powers, preferences and rights, and qualifications, limitations and restrictions, of each such series as follows:

Section 1. Designations. Such series of Preferred Stock referred to in the immediately preceding paragraph shall be designated as shares of “Series M Preferred Stock,” par value $0.001 per share, of the Corporation (the “Preferred Stock”), and the number of shares constituting such series shall be 24,025.

Section 2. Ranking. The Preferred Stock ranks, (x) with respect to the payment of dividends and distributions on, and the purchase, repurchase or any redemption of, any Capital Stock (provided, however, that nothing in this Section 2 shall prohibit the Corporation from paying a dividend or distribution, or making a purchase, repurchase or redemption, that is not prohibited hereunder or require the Corporation to pay cash Dividends on the Preferred Stock currently instead of allowing Dividends to accrue, as permitted under Section 4(a), or to make any such purchase, repurchase or redemption, other than as otherwise expressly set forth herein) and (y) in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the

Corporation: (i) senior to the Common Stock and each other existing or future class or series of Capital Stock of the Corporation, except for any Parity Securities or Senior Securities issued in compliance with the terms hereof (collectively, with the Common Stock, the “Junior Securities”); (ii) on a parity with (a) the Corporation’s Series I Preferred Stock, par value $0.001 per share, the Corporation’s Series J Preferred Stock, par value $0.001 per share, the Corporation’s Series K Preferred Stock, par value $0.001 per share and the Corporation’s Series L Preferred Stock, par value $0.001 per share (together, the “Existing Preferred Stock”) and (b) each other class or series of Capital Stock of the Corporation hereafter issued and the terms of which expressly provide that it will rank on a parity with the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively with the Existing Preferred Stock, the “Parity Securities”); and (iii) junior to each other class or series of preferred stock or any other Capital Stock of the Corporation hereafter issued and the terms of which expressly provide that it will rank senior to the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively, the “Senior Securities”).

Section 3. Maturity. The Preferred Stock has no stated maturity. Shares of Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of this Certificate of Designations or otherwise repurchased by the Corporation. The Corporation shall not be required to set aside funds to redeem or repurchase the Preferred Stock.

Section 4. Dividends.

(a) Cumulative Cash Dividends. Dividends (“Dividends”) on the outstanding shares of Preferred Stock shall accrue at the Dividend Rate set forth in Section 4(b) below on the sum of (x) the outstanding Liquidation Preference and (y) the aggregate accrued and unpaid Dividends on such share of Preferred Stock immediately after the preceding Dividend Payment Date and shall, on each Dividend Payment Date, at the election of the Corporation, be payable in cash only when, as and if declared by the Board out of legally available funds for such purpose. Dividends shall accrue on a daily basis on each outstanding share of the Preferred Stock following the date of issuance of such share of Preferred Stock. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, (i) no Dividends may be declared and paid in securities or otherwise “in kind”, and (ii) Dividends will be cumulative and will accrue as set forth herein regardless of whether such Dividends have been declared by the Board and whether or not there are any funds legally available for the payment thereof. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), such Dividends shall be paid solely in cash and shall be paid by wire transfer in immediately available funds to the account(s) designated by each Holder in writing given to the Corporation at least five (5) days prior to the Dividend Payment Date.

To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), the Corporation shall, at least ten (10) days prior to such Dividend Payment Date, deliver to each Holder a written notice (a “Cash Dividend Notice”) specifying (i) the amount of Dividends to be paid to such Holder on such Dividend Payment Date, and (ii) the number of shares of Preferred Stock held by such Holder

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and the cumulative amount of Dividends that will remain accrued and unpaid in respect thereof immediately after giving effect to the payment of Dividends on such Dividend Payment Date. For the avoidance of doubt, (i) if the Holders are not so notified, the Corporation may not declare and pay any Dividends on such Dividend Payment Date and (ii) the Corporation may not declare and pay any Dividends in cash for any prior Dividend Period (except in connection with any redemption or repurchase for cash at the redemption or repurchase prices calculated as contemplated in Section 5 and Section 9 hereof which redemption or repurchase prices shall take into account any such previously accrued and unpaid Dividend).

All Dividends paid in respect of shares of Preferred Stock pursuant to this Section 4(a) shall be paid on a Pro Rata Basis to the Holders entitled thereto. For the avoidance of doubt, it is understood that no dividend shall be paid through the issuance of additional shares of Preferred Stock.

(b) Dividend Rate. “Dividend Rate” shall mean a rate per annum equal to 15.00%. Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days)).

(c) Dividend Payment Date. A “Dividend Payment Date” shall mean each January 1, April 1, July 1 and October 1. A “Dividend Period” shall mean each:(i) January 1 through and including March 31; (ii) April 1 through and including June 30; (iii) July 1 through and including September 30; and (iv) October 1 through and including December 31; provided that the initial Dividend Period shall commence on the Issue Date and end on July 1, 2024.

(d) Dividend Rate Increase. Upon the occurrence and during the continuation of any Event of Default, the Dividend Rate shall automatically increase by 2.00% per annum until such Event of Default is cured or waived by the Required Holders or all affected Holders, as applicable; provided, however, that in no event shall the Dividend Rate increase by more than 2.00% per annum for more than one Event of Default at any given time.

Section 5. Liquidation Event. Upon the occurrence of a Liquidation Event, each share of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities by reason of their ownership thereof, an amount per share of Preferred Stock in cash in immediately available funds equal to the Redemption Price payable at the time of such Liquidation Event pursuant to Section 9(b). If upon any such Liquidation Event, the assets of the Corporation legally available for distribution to the Corporation’s stockholders are insufficient to pay the Holders the full amount of such Redemption Price for each outstanding share of Preferred Stock and the full amount (if any) to which the holders of any Parity Securities are entitled, the Holders and the holders of such Parity Securities, as applicable, will share ratably in any such distribution of the assets of the Corporation in proportion to the full respective amounts (if any) to which they are entitled with respect to their shares of Preferred Stock and Parity Securities upon such Liquidation Event. After indefeasible payment to the Holders of the full amount of such Redemption Price to which they are entitled, the Holders as such will have no right or claim to any of the assets of the Corporation. No holder of Junior Securities shall receive any cash or other consideration upon a Liquidation Event by

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reason of their ownership thereof unless the full amount of such Redemption Price to which Holders are entitled in respect of all outstanding shares of Preferred Stock and any amounts to which any holders of Parity Securities are entitled upon such Liquidation Event have been paid in full in cash in immediately available funds.

Section 6. Voting Rights. Subject to the express provisions of this Certificate of Designations, except to the extent required by the DGCL, the Preferred Stock shall not have any voting rights.

Section 7. Protective Provisions.

(a) For so long as any Preferred Stock is outstanding, the prior affirmative vote or written consent of the Required Holders (subject to Section 18(g)) shall be required for the following (and the Corporation shall not effect or permit any Subsidiary (to the extent the restriction applies to such Subsidiary) to effect any of the following unless such consent has been obtained):

(i) Amendments. Amendment or other alteration (including by merger or consolidation or otherwise) of the Corporation’s certificate of incorporation or bylaws or this Certificate of Designations that adversely affects the rights or privileges of the Preferred Stock, including without limitation any such amendment or alteration that (A) adversely affects the preferential ranking of the Preferred Stock, or (B) adversely affects the powers, preferences or special rights of the Preferred Stock;

(ii) Certain Transactions. Voluntary liquidation, dissolution or winding up, unless the Preferred Stock is redeemed in full in connection therewith in accordance with Section 9; and

(iii) Other Actions. Any action for which a separate vote of the Preferred Stock is required by applicable law.

Section 8. Events of Default; Remedies.

(a) Promptly, but in any event within ten (10) Business Days, after any officer of the Corporation or any of its Subsidiaries becomes aware of the existence of any Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Event of Default, the Corporation shall deliver a written notice thereof to the Holders specifying the nature and existence thereof and what action the Corporation is taking or proposes to take with respect thereto.

(b) The various provisions set forth herein are for the benefit of the Holders and shall be enforceable by such Holders, including by one or more actions for specific performance. The Corporation acknowledges that the subject matter of this Certificate of Designations is unique and that the Holders would be damaged irreparably in the event that any of the provisions of this Certificate of Designations are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, the Corporation agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations

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and to enforce specifically the terms and provisions of this Certificate of Designations in addition to any other remedies to which they may be entitled, at law or in equity. The Corporation waives any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Certificate of Designations. All remedies available under this Certificate of Designations, at law, in equity or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of the Preferred Stock of a particular remedy shall not preclude the exercise of any other remedy.

Section 9. Conversion, Redemption and Repurchases.

(a) Optional Redemption. At any time, and from time to time, prior to the consummation of a Qualified IPO, the Corporation may redeem outstanding shares of Preferred Stock in whole or in part, for cash at a price equal to the Redemption Price. No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository. Upon payment of the aggregate Redemption Price on the applicable redemption date, all rights of the Investors with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate.

(b) Mandatory Redemption Upon Liquidation Event. Upon the earlier of (i) the Mandatory Redemption Date or (ii) the occurrence of a Liquidation Event, to the extent any share of Preferred Stock is outstanding, then, in case of clause (i), on the Mandatory Redemption Date, and in the case of clause (ii), at the time of such Liquidation Event, the Corporation shall redeem all then outstanding shares of Preferred Stock in full for cash at the Redemption Price (the “Mandatory Redemption”). Upon payment of the aggregate Redemption Price on the Mandatory Redemption Date, all rights of the Investors with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate.

(c) Mandatory Redemption Upon a Change of Control.

(i) Upon the occurrence of a Change of Control, the Corporation shall redeem all of the then outstanding shares of Preferred Stock for cash at the Redemption Price. The Corporation shall provide notice of any Change of Control not less than two (2) but no more than thirty (30) days prior to the date of a Change of Control, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, as applicable. Upon payment of the aggregate Redemption Price on the applicable redemption date, all rights of the Holders with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate.

(d) Notice of Redemption. The Corporation shall provide notice of any redemption pursuant to Section 9(a), (b), or (c) at least two (2) days but not more than sixty (60) days prior to the redemption date, to each Holder of record of shares of Preferred Stock to be redeemed at such Holder’s address appearing on the stock register of the Corporation. Each such notice shall state (i) the date fixed for such redemption, (ii) the place or places where certificates for the shares of Preferred Stock (if such shares are certificated) called for redemption are to be

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surrendered for payment, (iii) the Redemption Price, (iv) that unless the Corporation defaults in making the redemption payment, Dividends on the shares of Preferred Stock called for redemption shall cease to accrue on and after the redemption date, (v) that if fewer than all of the shares of Preferred Stock owned by such Holder are then to be redeemed, the number of shares or aggregate Liquidation Preference of which are to be redeemed, and (vi) if such notice of redemption is subject to one or more conditions, a description of such conditions.

If the notice of redemption shall have been so given and if prior to the date of redemption specified in such notice all funds necessary to pay the aggregate Redemption Price for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the shares of Preferred Stock to be redeemed, with a bank, trustee or trust company named in such notice doing business in New York, New York, and having capital and surplus of at least $500,000,000, then, without awaiting the redemption date, all shares of Preferred Stock with respect to which such notice shall have been so given and such deposit shall have been so made thereupon shall, notwithstanding that any certificate for shares of Preferred Stock (if such shares are certificated) shall not have been surrendered for cancellation, be deemed no longer to be outstanding, and all rights with respect to such shares of Preferred Stock forthwith upon such deposit in trust shall cease and terminate, except for the right of the Holders thereof on or after the redemption date to receive out of such deposit the applicable Redemption Price, without interest. If the Holders of any shares of Preferred Stock which have been called for redemption shall not within two (2) years (or any longer period required by law) after the applicable redemption date claim any amount so deposited in trust for the redemption of such shares, then such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and thereupon shall be relieved of all responsibility in respect thereof; and thereafter the Holders of such shares shall, subject to applicable unclaimed property laws, look only to the Corporation for payment of the Redemption Price for such shares, without interest. Upon surrender, in accordance with such notice, of the certificates for any shares of Preferred Stock so redeemed (if such shares are certificated), the applicable Redemption Price shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by such Holder of Preferred Stock. In the event that less than all of the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the Holder thereof without cost to such Holder.

(e) Mandatory Conversion.

(i) Mandatory Conversion Date. Each share of Preferred Stock outstanding on the Mandatory Conversion Date shall automatically convert (the “Mandatory Conversion”) on the Mandatory Conversion Date into a number of IPO Shares and cash in lieu of fractional shares as determined pursuant to Sections 9(e)(ii) and 9(e)(iii) hereof (the “Conversion Consideration”). The Corporation shall provide notice of a Mandatory Conversion not less than two (2) but no more than thirty (30) days prior to the date of a Mandatory Conversion, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, as applicable.

(ii) Settlement upon Conversion. On the Mandatory Conversion Date, each share of Preferred Stock will be cancelled and converted into a number of IPO Shares equal to the quotient obtained by dividing (i) the then outstanding Liquidation Preference plus accrued and unpaid Dividends on such shares of Preferred Stock through, but excluding the Mandatory Conversion Date by (ii) the Conversion Price.

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(iii) Payment of Cash in Lieu of any Fractional Share of IPO Shares. In lieu of delivering any fractional IPO Share otherwise due upon conversion of any Preferred Stock pursuant to Section 9(e)(ii) hereof, the Corporation will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, deliver cash in lieu of such fractional share.

(iv) Delivery of Conversion Consideration. The Corporation will deliver or pay, as applicable, the Conversion Consideration on or before the applicable Mandatory Conversion Date.

(f) Corporation Efforts. The Corporation shall take such actions as are necessary or appropriate to give effect to the provisions of this Section 9, including in the event that the Corporation is not permitted by the DGCL or other applicable law to redeem or is otherwise unable to redeem the shares of the Preferred Stock in connection with any Liquidation Event or Change of Control, taking any action necessary or appropriate to remove promptly (or refraining from taking any action that would give rise to) any impediments to its ability to redeem the shares of the Preferred Stock required to be so repaid, including (i) to the extent permitted by the DGCL or other applicable law, reducing the stated capital of the Corporation or revaluing the assets of the Corporation to their fair market values under Section 154 of the DGCL if such revaluation would create surplus sufficient to make all or any portion of such redemption and (ii) if the Corporation has sufficient surplus but insufficient cash to effect such redemption, borrowing the cash necessary to make such redemption. In the event of any Change of Control in which the Corporation is not the continuing or surviving corporation or entity, proper provision shall be made so that such continuing or surviving corporation or entity shall agree to carry out and observe the obligations of the Corporation hereunder.

Section 10. Book Entry. The Preferred Stock shall be registered on the books and records of the Corporation.

Section 11. Written Consent. Any action as to which a class vote of the Holders is required pursuant to the terms of this Certificate of Designations or the DGCL may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. The Corporation will provide to each Holder a copy of or notice of each such proposed written consent not less than five (5) Business Days prior to the proposed date of effectiveness of such written consent (or will provide such copy or notice a shorter period in advance as is practicable if five (5) Business Days’ notice is not practicable), and promptly following the effectiveness of any action taken by written consent, will give written notice of such action to each Holder; provided, however, that failure to give any notice as required by this sentence shall not impair or affect the validity of such consent or action.

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Section 12. Transfer Restrictions. No Holder may Transfer any share of Preferred Stock without the prior written consent of the Corporation, except to any Affiliate or Related Fund of such Holder.

Section 13. Information Rights. The Corporation will provide to each Holder for so long as such Holder continues to hold any shares of Preferred Stock all financial statements provided to the Public Lenders (as defined in the Credit Agreement as in effect on the Issue Date) under the Credit Agreement (or if no loans under the Credit Agreement are then outstanding, such financial statements provided to the Public Lenders under such other credit agreement as is then in effect, or if no credit agreement is then in effect, such financial statements as were provided to the Public Lenders under the Credit Agreement as of the Issue Date).

Section 14. No Conversion or Exchange Rights. The Holders shall not have any right to convert any shares of Preferred Stock into, or to exchange any shares of the Preferred Stock for, any other class or series of Capital Stock or obligations of the Corporation or any Subsidiary of the Corporation, and the Holders shall not have the right to require the Corporation to repurchase, redeem or otherwise acquire the Preferred Stock except as set forth in Section 9.

Section 15. Additional Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “Affiliate” means, of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, with respect to any Holder, the term “Affiliate” shall not include any portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(b) “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the board of managers (if any) or the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

(c) “Business Day” means any day except a Saturday, Sunday or legal holiday in the State of New York.

(d) “Capital Stock” means: (a) in the case of a corporation, corporate stock, and (b) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire Capital Stock, whether or not such debt securities, warrants, options or rights include any right of participation with Capital Stock.

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(e) “Certificate of Designations” means this certificate of designations for the Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.

(f) “Change of Control” means the earlier to occur of:

(i) any “person” (as such terms is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Specified Investors or any direct or indirect parent of the Corporation, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Corporation; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Specified Investor is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner; or

(ii) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person (other than the Corporation or any of its Subsidiaries or one or more Specified Investors).

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Corporation becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Corporation immediately prior to that transaction (and such holders of the Voting Stock of the Corporation immediately prior to such transaction would not have otherwise caused a Change of Control) or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Specified Investors, the issued and outstanding Voting Stock of the Corporation owned, directly or indirectly, by any Specified Investors that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of Directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

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(g) “Common Stock” means the shares of common stock, par value $0.001 per share, of the Corporation.

(h) “Conversion Price” means (i) in the event that the Qualified IPO occurs by way of a direct listing, the Daily VWAP for the first (1st) Trading Day following the Qualified IPO, (ii) in the event that the Qualified IPO occurs by way of an underwritten public offering, the price to the public per IPO Share reflected in the final prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act with respect to such underwritten public offering and (iii) in the event that the Qualified IPO occurs by way of a merger or similar transaction between the Corporation or a direct or indirect parent of the Corporation and a special purpose acquisition company, the fair market value of each share of Common Stock as part of such transaction; provided that, to the extent that the Conversion Consideration received by any Investor is less than such Investor’s MOIC Return, calculated assuming that the IPO Shares received as Conversion Consideration are immediately resold at the Conversion Price (without giving effect to this proviso), the Conversion Price shall be adjusted such that the total Conversion Consideration received by such Investor shall be equal to the MOIC Return, calculated assuming that the IPO Shares received as Conversion Consideration based on such adjusted Conversion Price are immediately resold at such adjusted Conversion Price.

(i) “Credit Agreement” means (i) the Credit Agreement, dated as of February 13, 2020, as amended by that certain Incremental Facility Amendment No. 1 to Credit Agreement, dated as of August 24, 2020, Refinancing Amendment No. 2 to Credit Agreement, dated as of July 26, 2021, Amendment No. 3 to Credit Agreement, dated as of March 13, 2023, and Amendment No. 4 to Credit Agreement, dated as of March 15, 2024, among StubHub Holdco Sub LLC (f/k/a PUG LLC), as the borrower, the Corporation, as holdings, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, that restates or replaces any of the foregoing, in each case as further amended or otherwise modified or replaced from time to time (whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original facilities or credit agreements or one or more other facilities credit agreements or other agreements, indentures, financing agreements or otherwise).

(j) “Daily VWAP” means the consolidated volume-weighted average price per IPO Share as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such IPO Shares (or its equivalent successor if Bloomberg ceases to publish such price, or such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one IPO Share on such Trading Day). The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

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(k) “DGCL” means the Delaware General Corporation Law.

(l) “Dollar” and “$” means lawful money of the United States.

(m) “Event of Default” means the failure by the Corporation to (i) pay accrued and unpaid Dividends in cash within five (5) Business Days after a Dividend Payment Date if the Corporation has delivered a Cash Dividend Notice pursuant to the second paragraph of Section 4(a), (ii) make any other payment to the Holders pursuant to this Certificate of Designations within five (5) Business Days after the same becomes due, (iii) comply with Section 8(a) or (iv) comply with any of the other provisions of this Certificate of Designations, provided that in the case of this clause (iv), such failure continues for thirty (30) days after receipt by the Corporation of a written notice thereof by the Required Holders, whether or not such payment or compliance is at such time permitted by the DGCL or the terms of other instruments or agreements to which the Corporation is a party or otherwise subject or otherwise.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o) “Holders” means the holders of outstanding shares of Preferred Stock as they appear in the records of the Corporation.

(p) “Initial Liquidation Preference” means $1,000, the price per share of Preferred Stock issued on the Issue Date.

(q) “IPO Shares” means the common stock of the Corporation listed on a principal U.S. national or regional securities exchange in connection with a Qualified IPO.

(r) “Issue Date” means June 18, 2024.

(s) “Liquidation Event” means:

(i) the Corporation (x) voluntarily commences any proceeding, or consents the entry of an order for relief against it in an involuntary proceeding, under domestic or foreign bankruptcy law seeking to adjudicate it as bankrupt or insolvent, (y) makes a general assignment for the benefit of its creditors, or (z) consents to a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(ii) a court of competent jurisdiction (x) enters an order or decree under any domestic or foreign bankruptcy law that is for relief against the Corporation in an involuntary case, (y) appoints a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the Corporation’s property or business or (z) orders the liquidation of the Corporation, and in the case of each of clauses (x), (y) and (z), the order or decree remains unstayed and in effect for 60 consecutive days; or

(iii) the Corporation otherwise liquidates, dissolves or winds up all or substantially all of its affairs.

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(t) “Liquidation Preference” means, with respect to a share of Preferred Stock, as of any time of determination, the outstanding amount of Initial Liquidation Preference for such share of Preferred Stock (as such liquidation preference may be adjusted for any stock splits, reverse splits or similar transactions).

(u) “Mandatory Conversion Date” means the date that is 180 days after the closing of a Qualified IPO.

(v) “Mandatory Redemption Date” means the date that is the 10th anniversary of the Issue Date.

(w) “MOIC Return” means with, respect to any share of Preferred Stock, an aggregate amount equal to the Initial Liquidation Preference multiplied by 1.10.

(x) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any other entity.

(y) “Qualified IPO” means (i) a transaction pursuant to which the common stock of the Corporation or any direct or indirect parent of the Corporation is listed on a principal U.S. national or regional securities exchange or (ii) a merger or similar transaction between the Corporation or a direct or indirect parent of the Corporation and a special purpose acquisition company that is prior to, and immediately following, such transaction listed on a principal U.S. national or regional securities exchange.

(z) “Redemption Price” means 100% of the outstanding Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable date of redemption.

(aa) “Related Fund” means, with respect to any Person, investment vehicles, Affiliates, funds, investors, entities or accounts that are managed, sponsored, administered or advised by such Person.

(bb) “Required Holders” means Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Preferred Stock.

(cc) “SEC” means the United States Securities and Exchange Commission and any successor organization.

(dd) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ee) “Specified Investors” means, (i) individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case, managed or advised by the Corporation, the Madrone Partners, LP, Madrone Opportunity Fund, LP, Shimoda Holdings LLC, Bessemer Ventures Partners Century Fund Institutional L.P., Bessemer Venture Partners Century Fund L.P., Bessemer Venture Partners VS, L.P., Declaration Capital LLC, WestCap Management, LLC and any other equityholder of StubHub Holdings, Inc. existing on the

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Issue Date or any of their respective Affiliates or successors, but not including, however, any portfolio operating companies of any of the foregoing, and (ii) the members of management of the Corporation (or any direct or indirect parent of the Corporation) or its Subsidiaries who are holders of Capital Stock of the Corporation or of any direct or indirect parent of the Corporation on the Issue Date.

(ff) “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Voting Stock or other ownership interests.

(gg) “Trading Day” means any day on which trading in the IPO Shares generally occurs on the principal U.S. national or regional securities exchange on which the IPO Shares are then listed.

(hh) “Transfer” means any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or (b) grant of any option, warrant or other right to purchase or the entry into any hedge, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Preferred Stock; provided, however, that a Transfer shall not include the redemption, repurchase or other acquisition of shares of Preferred Stock by the Corporation.

(ii) “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

Section 16. Share Certificates; Legends.

(a) If any certificates representing shares of Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen or destroyed certificate, a new certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity by the Holder thereof, if requested, reasonably satisfactory to the Corporation.

(b) Each certificate representing shares of Preferred Stock (if any) shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE

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OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN IS SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY FILED BY THE CORPORATION ON JUNE 18, 2024 (AS AMENDED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME).

If any shares of Preferred Stock are not represented by certificates, an appropriate notation shall be made in book entry in the share registry with respect to such shares to make appropriate reference to such restrictions.

Section 17. Restrictions on Hedging. The Holders will not be permitted to engage, directly or indirectly, in any short sales or other derivative or hedging transactions with respect to the Corporation’s securities or loans (or any securities or loans of any Subsidiary of the Corporation); provided that the foregoing shall not restrict the ability of the Holders to engage in hedging activity in the ordinary course of business of broker-dealers or their Affiliates; provided further that such activity is unrelated to and not intended to hedge the Holders’ exposure to the Preferred Stock. For the avoidance of doubt, this Section 17 shall only restrict such transactions with respect to securities and loans of the Corporation and its Subsidiaries and not of any other company.

Section 18. Miscellaneous. For purposes of this Certificate of Designations, the following provisions shall apply:

(a) Status of Cancelled Shares. Shares of Preferred Stock which have been redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock of the Corporation.

(b) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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(c) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile or by email, (b) one Business Day after a writing is delivered to a national overnight courier service or (c) three Business Days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

(e) Interpretation. When a reference is made in this Certificate of Designations to Sections, paragraphs, clauses or similar subdivisions, such reference shall be to a Section, paragraph, clause or subdivision to or of this Certificate of Designations unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(f) Certain Tax Matters.

(i) Tax Treatment. The Corporation and the Holders intend to take the position that the Holders will not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Preferred Stock on account of any accrued and unpaid dividends unless and until such dividends are declared and paid in cash or property. To the greatest extent permitted by applicable law, the Corporation and the Holders agree not to take any position on a tax return or information return or for any other tax purpose (including in a tax contest) inconsistent with the treatment described in the immediately preceding sentence, unless otherwise required by a final determination with respect to a tax audit, contest or similar proceeding. In connection with any redemption of Preferred Stock, the Corporation and the Holders shall reasonably cooperate in good faith to determine the reporting of such redemption for applicable tax purposes, including whether to report such redemption as a payment in exchange for stock pursuant to Section 302(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or as a distribution of property to which Section 301 of the Code applies, and (i) each Holder shall provide such information as may be reasonably requested by the Corporation in connection with the foregoing, and (ii) prior to reporting any redemption as a distribution of property to a Holder to which Section 301 of the Code applies, the Corporation shall reasonably consult with its tax advisers and shall make such tax advisers available to such Holder and its tax advisers to discuss such reporting.

(ii) Withholding. All payments, Dividends and distributions on the Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, and amounts withheld, if any, and timely paid to the applicable tax authority shall be treated as received by the Holders in respect of which such amounts were withheld. The Corporation shall have the right to take reasonable measures necessary to obtain cash to satisfy the Corporation’s withholding requirements with respect to any non-cash, deemed or constructive payment, dividend or distribution to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control; provided that, for the avoidance of doubt, no Holder shall have any obligation to transfer

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cash or other property not in the custody or control of the Corporation to satisfy any such withholding requirements. On the date that any Person becomes a Holder, and at such times as the Corporation may reasonably request thereafter, each Holder shall deliver to the Corporation a properly completed and duly executed IRS Form W-9 or IRS Form W-8, as applicable.

(iii) Tax Characterization of Preferred Stock. The Preferred Stock shall be treated as equity for U.S. federal and applicable state and local income tax purposes, and the Holders and the Corporation shall not take any position inconsistent with such treatment on any U.S. federal or applicable state or local income tax return or for any other tax purpose, unless otherwise required by a change in law after the date hereof or the good faith resolution of a tax audit.

(iv) FIRPTA. If, at any time during which any Preferred Stock remains outstanding, the Corporation reasonably expects that it will become a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, the Corporation shall use commercially reasonable efforts to notify each Holder in writing of such expected change in tax status before such change in tax status occurs.

(v) Distributions. If the Corporation makes any cash distribution to Holders with respect to their Preferred Stock or if there is any deemed distribution by the Corporation to Holders with respect to their Preferred Stock for U.S. federal income tax purposes, the Corporation shall use commercially reasonable efforts to provide such Holders, no later than 30 days after the date of such cash or deemed distribution, with a reasonable estimate of the portion of such distribution that will be reported as a dividend for U.S. federal income tax purposes; provided that if such estimate is not available at such time, the Corporation shall use commercially reasonable efforts to provide such estimate as soon as reasonably practicable and, in all events, no later than the earliest time prescribed by applicable law for reporting such dividend with respect to any Holder, which, for the avoidance of doubt, shall be no earlier than January 31 following the year in which the applicable payment is made. Subject to Section 18(f)(i) above, if the Corporation determines that there is a deemed distribution that may be taxable to Holders as a dividend for U.S. federal income tax purposes, the Corporation shall notify the Holders promptly after making such determination.

(g) Amendment. No provision of this Certificate of Designations may be amended, including pursuant to or as a result of a merger, consolidation or business combination, except in a written instrument signed by the Corporation and the Required Holders. Any of the rights of the Holders set forth herein may be waived by a vote or written consent of the Required Holders. Notwithstanding the foregoing, no amendment or waiver will (i) decrease the Dividend Rate, (ii) reduce the Redemption Price or (iii) make any change to provisions relating to voting percentages (including without limitation the definitions of “Pro Rata Share” or “Pro Rata Basis”), in each case without the prior written consent of each affected Holder of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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(h) Equity; No Collateral Protection. The Preferred Stock is equity and has no collateral protection or security.

(i) Payments. All cash payments made in respect of the Preferred Stock, including without limitation cash payments made pursuant to Section 4 or Section 9, shall be made in Dollars.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this 18th day of June, 2024.

STUBHUB HOLDINGS, INC.

By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Chief Executive Officer

STUBHUB HOLDINGS, INC.

CERTIFICATE OF DESIGNATIONS

OF

THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER SPECIAL RIGHTS,

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF,

OF

PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

StubHub Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board”), by unanimous written consent, dated May 12, 2025, duly approved and adopted the following resolution:

WHEREAS, on the terms and subject to the conditions set forth in the purchase agreement, dated on or around May 12, 2025 (the “Purchase Agreement”), between the Corporation and the investor party thereto (such investor, the “Investor”), the Investor agreed to purchase $50,000,000 in aggregate Initial Liquidation Preference of Series N Preferred Stock (as defined below).

RESOLVED, that, pursuant to the authority vested in the Board by the Corporation’s certificate of incorporation, the Board does hereby create, authorize and provide for the issuance, out of the authorized but unissued shares of the preferred stock, par value $0.001 per share, of the Corporation, 50,000 shares of a new series of Preferred Stock with the designation set forth in Section 1 below, and there is hereby stated and fixed the number of shares constituting each such series and the powers, preferences and rights, and qualifications, limitations and restrictions, of each such series as follows:

Section 1. Designations. Such series of Preferred Stock referred to in the immediately preceding paragraph shall be designated as shares of “Series N Preferred Stock,” par value $0.001 per share, of the Corporation (the “Preferred Stock”), and the number of shares constituting such series shall be 50,000.

Section 2. Ranking. The Preferred Stock ranks, (x) with respect to the payment of distributions on, and the purchase, repurchase or any redemption of, any Capital Stock (provided, however, that nothing in this Section 2 shall prohibit the Corporation from paying a distribution, or making a purchase, repurchase or redemption, that is not expressly prohibited hereunder or require the Corporation to pay any distribution or make any such purchase, repurchase or redemption, other than as otherwise expressly set forth herein) and (y) in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the Corporation: (i) senior to the Common Stock and each other existing or future class or series of Capital Stock of the Corporation, except for any Parity Securities or Senior Securities issued in compliance with the terms hereof (collectively, with the Common Stock, the “Junior Securities”); (ii) on a parity with (a) the Corporation’s Series I Preferred Stock, par value $0.001 per share, the Corporation’s Series J Preferred Stock, par value $0.001 per share, the Corporation’s Series K Preferred Stock, par value $0.001 per share, the Corporation’s Series L Preferred Stock, par value $0.001 per share and the Corporation’s Series M Preferred Stock, par value $0.001 per share (together, the “Existing Preferred

Stock”) and (b) each other class or series of Capital Stock of the Corporation hereafter issued and the terms of which expressly provide that it will rank on a parity with the Preferred Stock with respect to payment of any distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively with the Existing Preferred Stock, the “Parity Securities”); and (iii) junior to each other class or series of preferred stock or any other Capital Stock of the Corporation hereafter issued and the terms of which expressly provide that it will rank senior to the Preferred Stock with respect to payment of any distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively, the “Senior Securities”).

Section 3. Maturity. The Preferred Stock has no stated maturity. Shares of Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of this Certificate of Designations or otherwise repurchased by the Corporation. The Corporation shall not be required to set aside funds to redeem or repurchase the Preferred Stock.

Section 4. Liquidation Event. Upon the occurrence of a Liquidation Event, each share of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities by reason of their ownership thereof, an amount per share of Preferred Stock in cash in immediately available funds equal to the Redemption Price payable at the time of such Liquidation Event pursuant to Section 8(b). If upon any such Liquidation Event, the assets of the Corporation legally available for distribution to the Corporation’s stockholders are insufficient to pay the Holders the full amount of such Redemption Price for each outstanding share of Preferred Stock and the full amount (if any) to which the holders of any Parity Securities are entitled, the Holders and the holders of such Parity Securities, as applicable, will share ratably in any such distribution of the assets of the Corporation in proportion to the full respective amounts (if any) to which they are entitled with respect to their shares of Preferred Stock and Parity Securities upon such Liquidation Event. After indefeasible payment to the Holders of the full amount of such Redemption Price to which they are entitled, the Holders as such will have no right or claim to any of the assets of the Corporation. No holder of Junior Securities shall receive any cash or other consideration upon a Liquidation Event by reason of their ownership thereof unless the full amount of such Redemption Price to which Holders are entitled in respect of all outstanding shares of Preferred Stock and any amounts to which any holders of Parity Securities are entitled upon such Liquidation Event have been paid in full in cash in immediately available funds.

Section 5. Voting Rights. Subject to the express provisions of this Certificate of Designations, except to the extent required by the DGCL, the Preferred Stock shall not have any voting rights.

Section 6. Protective Provisions.

(a) For so long as any Preferred Stock is outstanding, the prior affirmative vote or written consent of the Required Holders (subject to Section 17(g)) shall be required for the following (and the Corporation shall not effect or permit any Subsidiary (to the extent the restriction applies to such Subsidiary) to effect any of the following unless such consent has been obtained):

(i) Amendments. Amendment or other alteration (including by merger or consolidation or otherwise) of the Corporation’s certificate of incorporation or bylaws or this Certificate of Designations that adversely affects the rights or privileges of the Preferred Stock, including without limitation any such amendment or alteration that (A) adversely affects the preferential ranking of the Preferred Stock, or (B) adversely affects the powers, preferences or special rights of the Preferred Stock;

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(ii) Certain Transactions. Voluntary liquidation, dissolution or winding up, unless the Preferred Stock is redeemed in full in connection therewith in accordance with Section 8; and

(iii) Other Actions. Any action for which a separate vote of the Preferred Stock is required by applicable law.

Section 7. Events of Default; Remedies.

(a) Promptly, but in any event within ten (10) Business Days, after any officer of the Corporation or any of its Subsidiaries becomes aware of the existence of any Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Event of Default, the Corporation shall deliver a written notice thereof to the Holders specifying the nature and existence thereof and what action the Corporation is taking or proposes to take with respect thereto.

(b) The various provisions set forth herein are for the benefit of the Holders and shall be enforceable by such Holders, including by one or more actions for specific performance. The Corporation acknowledges that the subject matter of this Certificate of Designations is unique and that the Holders would be damaged irreparably in the event that any of the provisions of this Certificate of Designations are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, the Corporation agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in addition to any other remedies to which they may be entitled, at law or in equity. The Corporation waives any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Certificate of Designations. All remedies available under this Certificate of Designations, at law, in equity or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of the Preferred Stock of a particular remedy shall not preclude the exercise of any other remedy.

Section 8. Conversion, Redemption and Repurchases.

(a) Optional Redemption. At any time, and from time to time, prior to the consummation of a Qualified IPO, the Corporation may redeem outstanding shares of Preferred Stock in whole or in part, for cash at a price equal to the Redemption Price. No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository. Upon payment of the aggregate Redemption Price on the applicable redemption date, all rights of the Investors with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate.

(b) Mandatory Redemption Upon Liquidation Event. Upon the occurrence of a Liquidation Event, to the extent any share of Preferred Stock is outstanding, then, at the time of such Liquidation Event, the Corporation shall redeem all then outstanding shares of Preferred Stock in full for cash at the Redemption Price (the “Mandatory Redemption”). Upon payment of the aggregate Redemption Price on the date of such Mandatory Redemption, all rights of the Investors with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate.

(c) Mandatory Redemption Upon a Change of Control.

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(i) Upon the occurrence of a Change of Control, the Corporation shall redeem all of the then outstanding shares of Preferred Stock for cash at the Redemption Price. The Corporation shall provide notice of any Change of Control not less than two (2) but no more than thirty (30) days prior to the date of a Change of Control, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, as applicable. Upon payment of the aggregate Redemption Price on the applicable redemption date, all rights of the Holders with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate.

(d) Notice of Redemption. The Corporation shall provide notice of any redemption pursuant to Section 8(a), (b), or (c) at least two (2) days but not more than sixty (60) days prior to the redemption date, to each Holder of record of shares of Preferred Stock to be redeemed at such Holder’s address appearing on the stock register of the Corporation. Each such notice shall state (i) the date fixed for such redemption, (ii) the place or places where certificates for the shares of Preferred Stock (if such shares are certificated) called for redemption are to be surrendered for payment, (iii) the Redemption Price, (iv) that if fewer than all of the shares of Preferred Stock owned by such Holder are then to be redeemed, the number of shares or aggregate Liquidation Preference of which are to be redeemed, and (v) if such notice of redemption is subject to one or more conditions, a description of such conditions.

If the notice of redemption shall have been so given and if prior to the date of redemption specified in such notice all funds necessary to pay the aggregate Redemption Price for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the shares of Preferred Stock to be redeemed, with a bank, trustee or trust company named in such notice doing business in New York, New York, and having capital and surplus of at least $500,000,000, then, without awaiting the redemption date, all shares of Preferred Stock with respect to which such notice shall have been so given and such deposit shall have been so made thereupon shall, notwithstanding that any certificate for shares of Preferred Stock (if such shares are certificated) shall not have been surrendered for cancellation, be deemed no longer to be outstanding, and all rights with respect to such shares of Preferred Stock forthwith upon such deposit in trust shall cease and terminate, except for the right of the Holders thereof on or after the redemption date to receive out of such deposit the applicable Redemption Price, without interest. If the Holders of any shares of Preferred Stock which have been called for redemption shall not within two (2) years (or any longer period required by law) after the applicable redemption date claim any amount so deposited in trust for the redemption of such shares, then such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and thereupon shall be relieved of all responsibility in respect thereof; and thereafter the Holders of such shares shall, subject to applicable unclaimed property laws, look only to the Corporation for payment of the Redemption Price for such shares, without interest. Upon surrender, in accordance with such notice, of the certificates for any shares of Preferred Stock so redeemed (if such shares are certificated), the applicable Redemption Price shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by such Holder of Preferred Stock. In the event that less than all of the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the Holder thereof without cost to such Holder.

(e) Mandatory Conversion.

(i) Mandatory Conversion Date. Each share of Preferred Stock outstanding on the Mandatory Conversion Date shall automatically convert (the “Mandatory Conversion”) on the Mandatory Conversion Date into a number of IPO Shares and cash in lieu of fractional shares as determined pursuant to Sections 8(e)(ii) and 8(e)(iii) hereof (the “Conversion Consideration”). The Corporation shall provide notice of a Mandatory Conversion not less than two (2) but no more than thirty (30) days prior to the date of a Mandatory Conversion, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, as applicable.

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(ii) Settlement upon Conversion. On the Mandatory Conversion Date, each share of Preferred Stock will be cancelled and converted into a number of IPO Shares equal to the quotient obtained by dividing (i) the then outstanding Liquidation Preference on such shares of Preferred Stock by (ii) the Conversion Price.

(iii) Payment of Cash in Lieu of any Fractional Share of IPO Shares. In lieu of delivering any fractional IPO Share otherwise due upon conversion of any Preferred Stock pursuant to Section 8(e)(ii) hereof, the Corporation will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, deliver cash in lieu of such fractional share.

(iv) Delivery of Conversion Consideration. The Corporation will deliver or pay, as applicable, the Conversion Consideration on or before the applicable Mandatory Conversion Date.

(f) Corporation Efforts. The Corporation shall take such actions as are necessary or appropriate to give effect to the provisions of this Section 8, including in the event that the Corporation is not permitted by the DGCL or other applicable law to redeem or is otherwise unable to redeem the shares of the Preferred Stock in connection with any Liquidation Event or Change of Control, taking any action necessary or appropriate to remove promptly (or refraining from taking any action that would give rise to) any impediments to its ability to redeem the shares of the Preferred Stock required to be so repaid, including (i) to the extent permitted by the DGCL or other applicable law, reducing the stated capital of the Corporation or revaluing the assets of the Corporation to their fair market values under Section 154 of the DGCL if such revaluation would create surplus sufficient to make all or any portion of such redemption and (ii) if the Corporation has sufficient surplus but insufficient cash to effect such redemption, borrowing the cash necessary to make such redemption. In the event of any Change of Control in which the Corporation is not the continuing or surviving corporation or entity, proper provision shall be made so that such continuing or surviving corporation or entity shall agree to carry out and observe the obligations of the Corporation hereunder.

Section 9. Book Entry. The Preferred Stock shall be registered on the books and records of the Corporation.

Section 10. Written Consent. Any action as to which a class vote of the Holders is required pursuant to the terms of this Certificate of Designations or the DGCL may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. The Corporation will provide to each Holder a copy of or notice of each such proposed written consent not less than five (5) Business Days prior to the proposed date of effectiveness of such written consent (or will provide such copy or notice a shorter period in advance as is practicable if five (5) Business Days’ notice is not practicable), and promptly following the effectiveness of any action taken by written consent, will give written notice of such action to each Holder; provided, however, that failure to give any notice as required by this sentence shall not impair or affect the validity of such consent or action.

Section 11. Transfer Restrictions. No Holder may Transfer any share of Preferred Stock without the prior written consent of the Corporation, except to any Affiliate or Related Fund of such Holder.

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Section 12. Information Rights. Subject to Section 7.2 of the Purchase Agreement, the Corporation will provide to each Holder for so long as such Holder continues to hold any shares of Preferred Stock all financial statements provided to the Public Lenders (as defined in the Credit Agreement as in effect on the Issue Date) under the Credit Agreement (or if no loans under the Credit Agreement are then outstanding, such financial statements provided to the Public Lenders under such other credit agreement as is then in effect, or if no credit agreement is then in effect, such financial statements as were provided to the Public Lenders under the Credit Agreement as of the Issue Date).

Section 13. No Conversion or Exchange Rights. The Holders shall not have any right to convert any shares of Preferred Stock into, or to exchange any shares of the Preferred Stock for, any other class or series of Capital Stock or obligations of the Corporation or any Subsidiary of the Corporation, and the Holders shall not have the right to require the Corporation to repurchase, redeem or otherwise acquire the Preferred Stock except as set forth in Section 8.

Section 14. Additional Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “Affiliate” means, of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, with respect to any Holder, the term “Affiliate” shall not include any portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(b) “Applicable MOIC Return” shall be determined as follows based on the applicable calendar year:

Calendar Year	Applicable MOIC Return
2025 and 2026	1.10
2027	1.15
2028	1.20
2029	1.25
2030	1.30
2031	1.35
2032	1.40
2033	1.45
2034	1.50
2035	1.55

(c) “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the board of managers (if any) or the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

(d) “Business Day” means any day except a Saturday, Sunday or legal holiday in the State of New York.

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(e) “Capital Stock” means: (a) in the case of a corporation, corporate stock, and (b) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire Capital Stock, whether or not such debt securities, warrants, options or rights include any right of participation with Capital Stock.

(f) “Certificate of Designations” means this certificate of designations for the Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.

(g) “Change of Control” means the earlier to occur of:

(i) any “person” (as such terms is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Specified Investors or any direct or indirect parent of the Corporation, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Corporation; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Specified Investor is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner; or

(ii) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person (other than the Corporation or any of its Subsidiaries or one or more Specified Investors).

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Corporation becoming a direct or indirect wholly owned subsidiary of a holding company if (a) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Corporation immediately prior to that transaction (and such holders of the Voting Stock of the Corporation immediately prior to such transaction would not have otherwise caused a Change of Control) or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Specified Investors, the issued and outstanding Voting Stock of the Corporation owned, directly or indirectly, by any Specified Investors that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of Directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

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(h) “Common Stock” means the shares of common stock, par value $0.001 per share, of the Corporation.

(i) “Conversion Price” means (i) in the event that the Qualified IPO occurs by way of a direct listing, the Daily VWAP for the first (1st) Trading Day following the Qualified IPO, (ii) in the event that the Qualified IPO occurs by way of an underwritten public offering, the price to the public per IPO Share reflected in the final prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act with respect to such underwritten public offering and (iii) in the event that the Qualified IPO occurs by way of a merger or similar transaction between the Corporation or a direct or indirect parent of the Corporation and a special purpose acquisition company, the fair market value of each share of Common Stock as part of such transaction.

(j) “Credit Agreement” means (i) the Credit Agreement, dated as of February 13, 2020, as amended by that certain Incremental Facility Amendment No. 1 to Credit Agreement, dated as of August 24, 2020, Refinancing Amendment No. 2 to Credit Agreement, dated as of July 26, 2021, Amendment No. 3 to Credit Agreement, dated as of March 13, 2023, Amendment No. 4 to Credit Agreement, dated as of March 15, 2024, Amendment No. 5 to Credit Agreement, dated as of June 27, 2024, Amendment No. 6 to Credit Agreement, dated as of November 26, 2024, and Amendment to Amendment No. 5 to Credit Agreement, dated as of January 2, 2025, among StubHub Holdco Sub LLC (f/k/a PUG LLC), as the borrower, the Corporation, as holdings, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, that restates or replaces any of the foregoing, in each case as further amended or otherwise modified or replaced from time to time (whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original facilities or credit agreements or one or more other facilities credit agreements or other agreements, indentures, financing agreements or otherwise).

(k) “Daily VWAP” means the consolidated volume-weighted average price per IPO Share as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such IPO Shares (or its equivalent successor if Bloomberg ceases to publish such price, or such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one IPO Share on such Trading Day). The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

(l) “DGCL” means the Delaware General Corporation Law.

(m) “Dollar” and “$” means lawful money of the United States.

(n) “Event of Default” means the failure by the Corporation to (i) make any payment to the Holders required to be made pursuant to this Certificate of Designations within five (5) Business Days after the same becomes due, (ii) comply with Section 7(a) or (iii) comply with any of the other provisions of this Certificate of Designations, provided that in the case of this clause (iii), such failure continues for thirty (30) days after receipt by the Corporation of a written notice thereof by the Required Holders, whether or not such payment or compliance is at such time permitted by the DGCL or the terms of other instruments or agreements to which the Corporation is a party or otherwise subject or otherwise.

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(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) “Holders” means the holders of outstanding shares of Preferred Stock as they appear in the records of the Corporation.

(q) “Initial Liquidation Preference” means $1,000, the price per share of Preferred Stock issued on the Issue Date.

(r) “IPO Shares” means the common stock of the Corporation listed on a principal U.S. national or regional securities exchange in connection with a Qualified IPO.

(s) “Issue Date” means May 12, 2025.

(t) “Liquidation Event” means:

(i) the Corporation (x) voluntarily commences any proceeding, or consents to the entry of an order for relief against it in an involuntary proceeding, under domestic or foreign bankruptcy law seeking to adjudicate it as bankrupt or insolvent, (y) makes a general assignment for the benefit of its creditors, or (z) consents to a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(ii) a court of competent jurisdiction (x) enters an order or decree under any domestic or foreign bankruptcy law that is for relief against the Corporation in an involuntary case, (y) appoints a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the Corporation’s property or business or (z) orders the liquidation of the Corporation, and in the case of each of clauses (x), (y) and (z), the order or decree remains unstayed and in effect for 60 consecutive days; or

(iii) the Corporation otherwise liquidates, dissolves or winds up all or substantially all of its affairs.

(u) “Liquidation Preference” means, with respect to a share of Preferred Stock outstanding, as of any time of determination, an amount per share of Preferred Stock equal to the Initial Liquidation Preference multiplied by the Applicable MOIC Return as of such time of determination.

(v) “Mandatory Conversion Date” means the date that is 180 days after the closing of a Qualified IPO.

(w) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any other entity.

(x) “Qualified IPO” means (i) a transaction pursuant to which the common stock of the Corporation or any direct or indirect parent of the Corporation is listed on a principal U.S. national or regional securities exchange or (ii) a merger or similar transaction between the Corporation or a direct or indirect parent of the Corporation and a special purpose acquisition company that is prior to, and immediately following, such transaction listed on a principal U.S. national or regional securities exchange.

(y) “Redemption Price” means 100% of the then outstanding Liquidation Preference with respect to any share of Preferred Stock being redeemed.

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(z) “Related Fund” means, with respect to any Person, investment vehicles, Affiliates, funds, investors, entities or accounts that are managed, sponsored, administered or advised by such Person.

(aa) “Required Holders” means Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Preferred Stock.

(bb) “SEC” means the United States Securities and Exchange Commission and any successor organization.

(cc) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(dd) “Specified Investors” means, (i) individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case, managed or advised by the Corporation, the Madrone Partners, LP, Madrone Opportunity Fund, LP, Shimoda Holdings LLC, Bessemer Ventures Partners Century Fund Institutional L.P., Bessemer Venture Partners Century Fund L.P., Bessemer Venture Partners VS, L.P., Declaration Capital LLC, WestCap Management, LLC and any other equityholder of StubHub Holdings, Inc. existing on the Issue Date or any of their respective Affiliates or successors, but not including, however, any portfolio operating companies of any of the foregoing, and (ii) the members of management of the Corporation (or any direct or indirect parent of the Corporation) or its Subsidiaries who are holders of Capital Stock of the Corporation or of any direct or indirect parent of the Corporation on the Issue Date.

(ee) “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Voting Stock or other ownership interests.

(ff) “Trading Day” means any day on which trading in the IPO Shares generally occurs on the principal U.S. national or regional securities exchange on which the IPO Shares are then listed.

(gg) “Transfer” means any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or (b) grant of any option, warrant or other right to purchase or the entry into any hedge, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Preferred Stock; provided, however, that a Transfer shall not include the redemption, repurchase or other acquisition of shares of Preferred Stock by the Corporation.

(hh) “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

Section 15. Share Certificates; Legends.

(a) If any certificates representing shares of Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen or destroyed certificate, a new certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity by the Holder thereof, if requested, reasonably satisfactory to the Corporation.

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(b) Each certificate representing shares of Preferred Stock (if any) shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN IS SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY FILED BY THE CORPORATION ON MAY 12, 2025 (AS AMENDED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME).

If any shares of Preferred Stock are not represented by certificates, an appropriate notation shall be made in book entry in the share registry with respect to such shares to make appropriate reference to such restrictions.

Section 16. Restrictions on Hedging. The Holders will not be permitted to engage, directly or indirectly, in any short sales or other derivative or hedging transactions with respect to the Corporation’s securities or loans (or any securities or loans of any Subsidiary of the Corporation); provided that the foregoing shall not restrict the ability of the Holders to engage in hedging activity in the ordinary course of business of broker-dealers or their Affiliates; provided further that such activity is unrelated to and not intended to hedge the Holders’ exposure to the Preferred Stock. For the avoidance of doubt, this Section 16 shall (i) only restrict such transactions with respect to securities and loans of the Corporation and its Subsidiaries and not of any other company and (ii) only be applicable to the Holder when the Preferred Stock is outstanding and held by the Holder.

Section 17. Miscellaneous. For purposes of this Certificate of Designations, the following provisions shall apply:

(a) Status of Cancelled Shares. Shares of Preferred Stock which have been redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock of the Corporation.

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(b) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(c) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile or by email, (b) one Business Day after a writing is delivered to a national overnight courier service or (c) three Business Days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

(e) Interpretation. When a reference is made in this Certificate of Designations to Sections, paragraphs, clauses or similar subdivisions, such reference shall be to a Section, paragraph, clause or subdivision to or of this Certificate of Designations unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(f) Certain Tax Matters.

(i) Withholding. All payments and distributions on the Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, and amounts withheld, if any, and paid to the applicable tax authority shall be treated as received by the Holders in respect of which such amounts were withheld. The Corporation shall have the right to take reasonable measures necessary to obtain cash to satisfy the Corporation’s withholding requirements with respect to any non-cash, deemed or constructive payment, dividend or distribution to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control. On the date that any Person becomes a Holder, and at such times as the Corporation may request thereafter, each Holder shall deliver to the Corporation a properly completed and duly executed Internal Revenue Service (“IRS”) IRS Form W-9 or IRS Form W-8, as applicable.

(ii) Tax Characterization of Preferred Stock. The Preferred Stock shall be treated as equity for U.S. federal and applicable state and local income tax purposes, and the Holders and the Corporation shall not take any position inconsistent with such treatment on any U.S. federal or applicable state or local income tax return or for any other tax purpose, unless otherwise required by a change in law after the date hereof or the good faith resolution of a tax audit.

(iii) Distributions. If the Corporation makes any cash distribution to Holders with respect to their Preferred Stock, the Corporation shall use commercially reasonable efforts to provide such Holders, no later than 30 days after the date of such cash distribution, with a reasonable estimate of the portion of such distribution that will be reported as a dividend for U.S. federal income tax purposes; provided that if such estimate is not available at such time, the Corporation shall use commercially reasonable efforts to provide such estimate as soon as reasonably practicable and, in all events, no later than the earliest time prescribed by applicable law for reporting such dividend with respect to any Holder, which, for the avoidance of doubt, shall be no earlier than January 31 following the year in which the applicable payment is made.

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(g) Amendment. No provision of this Certificate of Designations may be amended, including pursuant to or as a result of a merger, consolidation or business combination, except in a written instrument signed by the Corporation and the Required Holders. Any of the rights of the Holders set forth herein may be waived by a vote or written consent of the Required Holders. Notwithstanding the foregoing, no amendment or waiver will (i) reduce the Redemption Price or (ii) make any change to provisions relating to voting percentages, in each case without the prior written consent of each affected Holder of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h) Equity; No Collateral Protection. The Preferred Stock is equity and has no collateral protection or security.

(i) Payments. All cash payments made in respect of the Preferred Stock, including without limitation cash payments made pursuant to Section 8, shall be made in Dollars.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this 12th day of May, 2025.

STUBHUB HOLDINGS, INC.
By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Chief Executive Officer

Execution Version

STUBHUB HOLDINGS, INC.

CERTIFICATE OF DESIGNATIONS

OF

THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER SPECIAL RIGHTS,

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF,

OF

PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

StubHub Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board”), by unanimous written consent, dated June 20, 2025, duly approved and adopted the following resolution:

WHEREAS, on the terms and subject to the conditions set forth in one or more purchase agreements (each “Purchase Agreement”) to be entered into from time to time by and among the Corporation and one or more investors party thereto (such investor, the “Investors”), the Corporation shall be authorized to issue and sell to the applicable Investors up to 500,000 shares of Series O Preferred Stock (as defined below), with an aggregate Initial Liquidation Preference equal to up to $500 million.

RESOLVED, that, pursuant to the authority vested in the Board by the Corporation’s certificate of incorporation, the Board does hereby create, authorize and provide for the issuance, out of the authorized but unissued shares of the preferred stock, par value $0.001 per share, of the Corporation, of up to 500,000 shares of a new series of Preferred Stock, to be issued and sold from time to time pursuant to the applicable Purchase Agreement, with the designation set forth in Section 1 below, and there is hereby stated and fixed the number of shares constituting each such series and the powers, preferences and rights, and qualifications, limitations and restrictions, of each such series as follows:

Section 1. Designations. Such series of Preferred Stock referred to in the immediately preceding paragraph shall be designated as shares of “Series O Preferred Stock,” par value $0.001 per share, of the Corporation (the “Preferred Stock”), and the number of shares constituting such series shall be up to 500,000.

Section 2. Ranking. The Preferred Stock ranks, (x) with respect to the payment of distributions on, and the purchase, repurchase or any redemption of, any Capital Stock (provided, however, that nothing in this Section 2 shall prohibit the Corporation from paying a distribution, or making a purchase, repurchase or redemption, that is not expressly prohibited hereunder or require the Corporation to pay any distribution or make any such purchase, repurchase or redemption, other than as otherwise expressly set forth herein) and (y) in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the Corporation: (i) senior to the Common Stock and each other existing or future class or series of Capital Stock of the Corporation, except for any Parity Securities or Senior Securities issued in compliance with the terms hereof (collectively, with the Common Stock, the “Junior Securities”); (ii) on a parity with (a) the Corporation’s Series I Preferred Stock, par value $0.001 per share, the Corporation’s Series J Preferred Stock, par value $0.001 per share, the Corporation’s Series K Preferred Stock, par value

$0.001 per share, the Corporation’s Series L Preferred Stock, par value $0.001 per share, the Corporation’s Series M Preferred Stock, par value $0.001 per share, and the Corporation’s Series N Preferred Stock, par value $0.001 per share (together, the “Existing Preferred Stock”) and (b) each other class or series of Capital Stock of the Corporation hereafter issued and the terms of which expressly provide that it will rank on a parity with the Preferred Stock with respect to payment of any distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively with the Existing Preferred Stock, the “Parity Securities”); and (iii) junior to each other class or series of preferred stock or any other Capital Stock of the Corporation hereafter issued and the terms of which expressly provide that it will rank senior to the Preferred Stock with respect to payment of any distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively, the “Senior Securities”).

Section 3. Maturity. The Preferred Stock has no stated maturity. Shares of Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of this Certificate of Designations or otherwise repurchased by the Corporation. The Corporation shall not be required to set aside funds to redeem or repurchase the Preferred Stock.

Section 4. Liquidation Event. Upon the occurrence of a Liquidation Event, each share of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities by reason of their ownership thereof, an amount per share of Preferred Stock in cash in immediately available funds equal to the Redemption Price payable at the time of such Liquidation Event pursuant to Section 8(b). If upon any such Liquidation Event, the assets of the Corporation legally available for distribution to the Corporation’s stockholders are insufficient to pay the Holders the full amount of such Redemption Price for each outstanding share of Preferred Stock and the full amount (if any) to which the holders of any Parity Securities are entitled, the Holders and the holders of such Parity Securities, as applicable, will share ratably in any such distribution of the assets of the Corporation in proportion to the full respective amounts (if any) to which they are entitled with respect to their shares of Preferred Stock and Parity Securities upon such Liquidation Event. After indefeasible payment to the Holders of the full amount of such Redemption Price to which they are entitled, the Holders as such will have no right or claim to any of the assets of the Corporation. No holder of Junior Securities shall receive any cash or other consideration upon a Liquidation Event by reason of their ownership thereof unless the full amount of such Redemption Price to which Holders are entitled in respect of all outstanding shares of Preferred Stock and any amounts to which any holders of Parity Securities are entitled upon such Liquidation Event have been paid in full in cash in immediately available funds.

Section 5. Voting Rights. Subject to the express provisions of this Certificate of Designations, except to the extent required by the DGCL, the Preferred Stock shall not have any voting rights.

Section 6. Protective Provisions.

(a) For so long as any Preferred Stock is outstanding, the prior affirmative vote or written consent of the Required Holders (subject to Section 17(g)) shall be required for the following (and the Corporation shall not effect or permit any Subsidiary (to the extent the restriction applies to such Subsidiary) to effect any of the following unless such consent has been obtained):

(i) Amendments. Amendment or other alteration (including by merger or consolidation or otherwise) of the Corporation’s certificate of incorporation or bylaws or this Certificate of Designations that adversely affects the rights or privileges of the Preferred Stock, including without limitation any such amendment or alteration that (A) adversely affects the preferential ranking of the Preferred Stock, or (B) adversely affects the powers, preferences or special rights of the Preferred Stock;

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(ii) Certain Transactions. Voluntary liquidation, dissolution or winding up, unless the Preferred Stock is redeemed in full in connection therewith in accordance with Section 8; and

(iii) Other Actions. Any action for which a separate vote of the Preferred Stock is required by applicable law.

Section 7. Events of Default; Remedies.

(a) Promptly, but in any event within ten (10) Business Days, after any officer of the Corporation or any of its Subsidiaries becomes aware of the existence of any Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Event of Default, the Corporation shall deliver a written notice thereof to the Holders specifying the nature and existence thereof and what action the Corporation is taking or proposes to take with respect thereto.

(b) The various provisions set forth herein are for the benefit of the Holders and shall be enforceable by such Holders, including by one or more actions for specific performance. The Corporation acknowledges that the subject matter of this Certificate of Designations is unique and that the Holders would be damaged irreparably in the event that any of the provisions of this Certificate of Designations are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, the Corporation agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in addition to any other remedies to which they may be entitled, at law or in equity. The Corporation waives any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Certificate of Designations. All remedies available under this Certificate of Designations, at law, in equity or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of the Preferred Stock of a particular remedy shall not preclude the exercise of any other remedy.

Section 8. Conversion, Redemption and Repurchases.

(a) Optional Redemption. At any time, and from time to time, prior to the consummation of a Qualified IPO, the Corporation may redeem outstanding shares of Preferred Stock in whole or in part, for cash at a price equal to the Redemption Price. No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository. Upon payment of the aggregate Redemption Price on the applicable redemption date, all rights of the Investors with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate.

(b) Mandatory Redemption Upon Liquidation Event. Upon the occurrence of a Liquidation Event, to the extent any share of Preferred Stock is outstanding, then, at the time of such Liquidation Event, the Corporation shall redeem all then outstanding shares of Preferred Stock in full for cash at the Redemption Price (the “Mandatory Redemption”). Upon payment of the aggregate Redemption Price on the date of such Mandatory Redemption, all rights of the Investors with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate.

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(c) Mandatory Redemption Upon a Change of Control.

(i) Upon the occurrence of a Change of Control, the Corporation shall redeem all of the then outstanding shares of Preferred Stock for cash at the Redemption Price. The Corporation shall provide notice of any Change of Control not less than two (2) but no more than thirty (30) days prior to the date of a Change of Control, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, as applicable. Upon payment of the aggregate Redemption Price on the applicable redemption date, all rights of the Holders with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate.

(d) Notice of Redemption. The Corporation shall provide notice of any redemption pursuant to Section 8(a), (b), or (c) at least two (2) days but not more than sixty (60) days prior to the redemption date, to each Holder of record of shares of Preferred Stock to be redeemed at such Holder’s address appearing on the stock register of the Corporation. Each such notice shall state (i) the date fixed for such redemption, (ii) the place or places where certificates for the shares of Preferred Stock (if such shares are certificated) called for redemption are to be surrendered for payment, (iii) the Redemption Price, (iv) that if fewer than all of the shares of Preferred Stock owned by such Holder are then to be redeemed, the number of shares or aggregate Liquidation Preference of which are to be redeemed, and (v) if such notice of redemption is subject to one or more conditions, a description of such conditions.

If the notice of redemption shall have been so given and if prior to the date of redemption specified in such notice all funds necessary to pay the aggregate Redemption Price for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the shares of Preferred Stock to be redeemed, with a bank, trustee or trust company named in such notice doing business in New York, New York, and having capital and surplus of at least $500,000,000, then, without awaiting the redemption date, all shares of Preferred Stock with respect to which such notice shall have been so given and such deposit shall have been so made thereupon shall, notwithstanding that any certificate for shares of Preferred Stock (if such shares are certificated) shall not have been surrendered for cancellation, be deemed no longer to be outstanding, and all rights with respect to such shares of Preferred Stock forthwith upon such deposit in trust shall cease and terminate, except for the right of the Holders thereof on or after the redemption date to receive out of such deposit the applicable Redemption Price, without interest. If the Holders of any shares of Preferred Stock which have been called for redemption shall not within two (2) years (or any longer period required by law) after the applicable redemption date claim any amount so deposited in trust for the redemption of such shares, then such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and thereupon shall be relieved of all responsibility in respect thereof; and thereafter the Holders of such shares shall, subject to applicable unclaimed property laws, look only to the Corporation for payment of the Redemption Price for such shares, without interest. Upon surrender, in accordance with such notice, of the certificates for any shares of Preferred Stock so redeemed (if such shares are certificated), the applicable Redemption Price shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by such Holder of Preferred Stock. In the event that less than all of the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the Holder thereof without cost to such Holder.

(e) Mandatory Conversion.

(i) Mandatory Conversion Date. Each share of Preferred Stock outstanding on the Mandatory Conversion Date shall automatically convert (the “Mandatory Conversion”) on the Mandatory Conversion Date into a number of IPO Shares and cash in lieu of fractional shares as determined pursuant to Sections 8(e)(ii) and 8(e)(iii) hereof (the “Conversion Consideration”). The Corporation shall

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provide notice of a Mandatory Conversion not less than two (2) but no more than thirty (30) days prior to the date of a Mandatory Conversion, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, as applicable.

(ii) Settlement upon Conversion. On the Mandatory Conversion Date, each share of Preferred Stock will be cancelled and converted into a number of IPO Shares equal to the quotient obtained by dividing (i) the then outstanding Liquidation Preference on such shares of Preferred Stock by (ii) the Conversion Price.

(iii) Payment of Cash in Lieu of any Fractional Share of IPO Shares. In lieu of delivering any fractional IPO Share otherwise due upon conversion of any Preferred Stock pursuant to Section 8(e)(ii) hereof, the Corporation will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, deliver cash in lieu of such fractional share.

(iv) Delivery of Conversion Consideration. The Corporation will deliver or pay, as applicable, the Conversion Consideration on or before the applicable Mandatory Conversion Date.

(f) Corporation Efforts. The Corporation shall take such actions as are necessary or appropriate to give effect to the provisions of this Section 8, including in the event that the Corporation is not permitted by the DGCL or other applicable law to redeem or is otherwise unable to redeem the shares of the Preferred Stock in connection with any Liquidation Event or Change of Control, taking any action necessary or appropriate to remove promptly (or refraining from taking any action that would give rise to) any impediments to its ability to redeem the shares of the Preferred Stock required to be so repaid, including (i) to the extent permitted by the DGCL or other applicable law, reducing the stated capital of the Corporation or revaluing the assets of the Corporation to their fair market values under Section 154 of the DGCL if such revaluation would create surplus sufficient to make all or any portion of such redemption and (ii) if the Corporation has sufficient surplus but insufficient cash to effect such redemption, borrowing the cash necessary to make such redemption. In the event of any Change of Control in which the Corporation is not the continuing or surviving corporation or entity, proper provision shall be made so that such continuing or surviving corporation or entity shall agree to carry out and observe the obligations of the Corporation hereunder.

Section 9. Book Entry. The Preferred Stock shall be registered on the books and records of the Corporation.

Section 10. Written Consent. Any action as to which a class vote of the Holders is required pursuant to the terms of this Certificate of Designations or the DGCL may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. The Corporation will provide to each Holder a copy of or notice of each such proposed written consent not less than five (5) Business Days prior to the proposed date of effectiveness of such written consent (or will provide such copy or notice a shorter period in advance as is practicable if five (5) Business Days’ notice is not practicable), and promptly following the effectiveness of any action taken by written consent, will give written notice of such action to each Holder; provided, however, that failure to give any notice as required by this sentence shall not impair or affect the validity of such consent or action.

Section 11. Transfer Restrictions. No Holder may Transfer any share of Preferred Stock without the prior written consent of the Corporation, except to any Affiliate or Related Fund of such Holder.

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Section 12. Information Rights. The Corporation will provide to each Holder for so long as such Holder continues to hold any shares of Preferred Stock all financial statements provided to the Public Lenders (as defined in the Credit Agreement as in effect on the Initial Issue Date) under the Credit Agreement (or if no loans under the Credit Agreement are then outstanding, such financial statements provided to the Public Lenders under such other credit agreement as is then in effect, or if no credit agreement is then in effect, such financial statements as were provided to the Public Lenders under the Credit Agreement as of the Initial Issue Date).

Section 13. No Conversion or Exchange Rights. The Holders shall not have any right to convert any shares of Preferred Stock into, or to exchange any shares of the Preferred Stock for, any other class or series of Capital Stock or obligations of the Corporation or any Subsidiary of the Corporation, and the Holders shall not have the right to require the Corporation to repurchase, redeem or otherwise acquire the Preferred Stock except as set forth in Section 8.

Section 14. Additional Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “Affiliate” means, of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, with respect to any Holder, the term “Affiliate” shall not include any portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(b) “Applicable MOIC Return” shall be determined as follows based on the applicable calendar year:

Calendar Year	Applicable MOIC Return
2025 and 2026	1.10
2027	1.15
2028	1.20
2029	1.25
2030	1.30
2031	1.35
2032	1.40
2033	1.45
2034	1.50
2035 and thereafter	1.55

(c) “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the board of managers (if any) or the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

(d) “Business Day” means any day except a Saturday, Sunday or legal holiday in the State of New York.

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(e) “Capital Stock” means: (a) in the case of a corporation, corporate stock, and (b) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire Capital Stock, whether or not such debt securities, warrants, options or rights include any right of participation with Capital Stock.

(f) “Certificate of Designations” means this certificate of designations for the Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.

(g) “Change of Control” means the earlier to occur of:

(i) any “person” (as such terms is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Initial Issue Date), other than one or more Specified Investors or any direct or indirect parent of the Corporation, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Initial Issue Date) of more than 50% of the total voting power of the Voting Stock of the Corporation; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Specified Investor is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner; or

(ii) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person (other than the Corporation or any of its Subsidiaries or one or more Specified Investors).

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Corporation becoming a direct or indirect wholly owned subsidiary of a holding company if (a) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Corporation immediately prior to that transaction (and such holders of the Voting Stock of the Corporation immediately prior to such transaction would not have otherwise caused a Change of Control) or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Specified Investors, the issued and outstanding Voting Stock of the Corporation owned, directly or indirectly, by any Specified Investors that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of Directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

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(h) “Common Stock” means the shares of common stock, par value $0.001 per share, of the Corporation.

(i) “Conversion Price” means (i) in the event that the Qualified IPO occurs by way of a direct listing, the Daily VWAP for the first (1st) Trading Day following the Qualified IPO, (ii) in the event that the Qualified IPO occurs by way of an underwritten public offering, the price to the public per IPO Share reflected in the final prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act with respect to such underwritten public offering and (iii) in the event that the Qualified IPO occurs by way of a merger or similar transaction between the Corporation or a direct or indirect parent of the Corporation and a special purpose acquisition company, the fair market value of each share of Common Stock as part of such transaction.

(j) “Credit Agreement” means (i) the Credit Agreement, dated as of February 13, 2020, as amended by that certain Incremental Facility Amendment No. 1 to Credit Agreement, dated as of August 24, 2020, Refinancing Amendment No. 2 to Credit Agreement, dated as of July 26, 2021, Amendment No. 3 to Credit Agreement, dated as of March 13, 2023, Amendment No. 4 to Credit Agreement, dated as of March 15, 2024, Amendment No. 5 to Credit Agreement, dated as of June 27, 2024, Amendment No. 6 to Credit Agreement, dated as of November 26, 2024, and Amendment to Amendment No. 5 to Credit Agreement, dated as of January 2, 2025, among StubHub Holdco Sub LLC (f/k/a PUG LLC), as the borrower, the Corporation, as holdings, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, that restates or replaces any of the foregoing, in each case as further amended or otherwise modified or replaced from time to time (whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original facilities or credit agreements or one or more other facilities credit agreements or other agreements, indentures, financing agreements or otherwise).

(k) “Daily VWAP” means the consolidated volume-weighted average price per IPO Share as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such IPO Shares (or its equivalent successor if Bloomberg ceases to publish such price, or such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one IPO Share on such Trading Day). The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

(l) “DGCL” means the Delaware General Corporation Law.

(m) “Dollar” and “$” means lawful money of the United States.

(n) “Event of Default” means the failure by the Corporation to (i) make any payment to the Holders required to be made pursuant to this Certificate of Designations within five (5) Business Days after the same becomes due, (ii) comply with Section 7(a) or (iii) comply with any of the other provisions of this Certificate of Designations, provided that in the case of this clause (iii), such failure continues for thirty (30) days after receipt by the Corporation of a written notice thereof by the Required Holders, whether or not such payment or compliance is at such time permitted by the DGCL or the terms of other instruments or agreements to which the Corporation is a party or otherwise subject or otherwise.

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(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) “Holders” means the holders of outstanding shares of Preferred Stock as they appear in the records of the Corporation.

(q) “Initial Issue Date” means June 30, 2025.

(r) “Initial Liquidation Preference” means $1,000, the price per share of Preferred Stock issued on the applicable Issue Date.

(s) “IPO Shares” means the common stock of the Corporation listed on a principal U.S. national or regional securities exchange in connection with a Qualified IPO.

(t) “Issue Date” means the applicable closing date under the applicable Purchase Agreement.

(u) “Liquidation Event” means:

(i) the Corporation (x) voluntarily commences any proceeding, or consents to the entry of an order for relief against it in an involuntary proceeding, under domestic or foreign bankruptcy law seeking to adjudicate it as bankrupt or insolvent, (y) makes a general assignment for the benefit of its creditors, or (z) consents to a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(ii) a court of competent jurisdiction (x) enters an order or decree under any domestic or foreign bankruptcy law that is for relief against the Corporation in an involuntary case, (y) appoints a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the Corporation’s property or business or (z) orders the liquidation of the Corporation, and in the case of each of clauses (x), (y) and (z), the order or decree remains unstayed and in effect for 60 consecutive days; or

(iii) the Corporation otherwise liquidates, dissolves or winds up all or substantially all of its affairs.

(v) “Liquidation Preference” means, with respect to a share of Preferred Stock outstanding, as of any time of determination, an amount per share of Preferred Stock equal to the Initial Liquidation Preference multiplied by the Applicable MOIC Return as of such time of determination.

(w) “Mandatory Conversion Date” means the date that is 180 days after the closing of a Qualified IPO.

(x) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any other entity.

(y) “Qualified IPO” means (i) a transaction pursuant to which the common stock of the Corporation or any direct or indirect parent of the Corporation is listed on a principal U.S. national or regional securities exchange or (ii) a merger or similar transaction between the Corporation or a direct or indirect parent of the Corporation and a special purpose acquisition company that is prior to, and immediately following, such transaction listed on a principal U.S. national or regional securities exchange.

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(z) “Redemption Price” means 100% of the then outstanding Liquidation Preference with respect to any share of Preferred Stock being redeemed.

(aa) “Related Fund” means, with respect to any Person, investment vehicles, Affiliates, funds, investors, entities or accounts that are managed, sponsored, administered or advised by such Person.

(bb) “Required Holders” means Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Preferred Stock.

(cc) “SEC” means the United States Securities and Exchange Commission and any successor organization.

(dd) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ee) “Specified Investors” means, (i) individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case, managed or advised by the Corporation, the Madrone Partners, LP, Madrone Opportunity Fund, LP, Shimoda Holdings LLC, Bessemer Ventures Partners Century Fund Institutional L.P., Bessemer Venture Partners Century Fund L.P., Bessemer Venture Partners VS, L.P., Declaration Capital LLC, WestCap Management, LLC and any other equityholder of StubHub Holdings, Inc. existing on the Initial Issue Date or any of their respective Affiliates or successors, but not including, however, any portfolio operating companies of any of the foregoing, and (ii) the members of management of the Corporation (or any direct or indirect parent of the Corporation) or its Subsidiaries who are holders of Capital Stock of the Corporation or of any direct or indirect parent of the Corporation on the Initial Issue Date.

(ff) “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Voting Stock or other ownership interests.

(gg) “Trading Day” means any day on which trading in the IPO Shares generally occurs on the principal U.S. national or regional securities exchange on which the IPO Shares are then listed.

(hh) “Transfer” means any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or (b) grant of any option, warrant or other right to purchase or the entry into any hedge, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Preferred Stock; provided, however, that a Transfer shall not include the redemption, repurchase or other acquisition of shares of Preferred Stock by the Corporation.

(ii) “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

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Section 15. Share Certificates; Legends.

(a) If any certificates representing shares of Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen or destroyed certificate, a new certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity by the Holder thereof, if requested, reasonably satisfactory to the Corporation.

(b) Each certificate representing shares of Preferred Stock (if any) shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN IS SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY FILED BY THE CORPORATION ON JUNE 30, 2025 (AS AMENDED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME).

If any shares of Preferred Stock are not represented by certificates, an appropriate notation shall be made in book entry in the share registry with respect to such shares to make appropriate reference to such restrictions.

Section 16. Restrictions on Hedging. The Holders will not be permitted to engage, directly or indirectly, in any short sales or other derivative or hedging transactions with respect to the Corporation’s securities or loans (or any securities or loans of any Subsidiary of the Corporation); provided that the foregoing shall not restrict the ability of the Holders to engage in hedging activity in the ordinary course of business of broker-dealers or their Affiliates; provided further that such activity is unrelated to and not intended to hedge the Holders’ exposure to the Preferred Stock. For the avoidance of doubt, this Section 16 shall (i) only restrict such transactions with respect to securities and loans of the Corporation and its Subsidiaries and not of any other company and (ii) only be applicable to the Holder when the Preferred Stock is outstanding and held by the Holder.

Section 17. Miscellaneous. For purposes of this Certificate of Designations, the following provisions shall apply:

(a) Status of Cancelled Shares. Shares of Preferred Stock which have been redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock of the Corporation.

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(b) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(c) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile or by email, (b) one Business Day after a writing is delivered to a national overnight courier service or (c) three Business Days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

(e) Interpretation. When a reference is made in this Certificate of Designations to Sections, paragraphs, clauses or similar subdivisions, such reference shall be to a Section, paragraph, clause or subdivision to or of this Certificate of Designations unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(f) Certain Tax Matters.

(i) Withholding. All payments and distributions on the Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, and amounts withheld, if any, and paid to the applicable tax authority shall be treated as received by the Holders in respect of which such amounts were withheld. The Corporation shall have the right to take reasonable measures necessary to obtain cash to satisfy the Corporation’s withholding requirements with respect to any non-cash, deemed or constructive payment, dividend or distribution to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control. On the date that any Person becomes a Holder, and at such times as the Corporation may request thereafter, each Holder shall deliver to the Corporation a properly completed and duly executed Internal Revenue Service (“IRS”) IRS Form W-9 or IRS Form W-8, as applicable.

(ii) Tax Characterization of Preferred Stock. The Preferred Stock shall be treated as equity for U.S. federal and applicable state and local income tax purposes, and the Holders and the Corporation shall not take any position inconsistent with such treatment on any U.S. federal or applicable state or local income tax return or for any other tax purpose, unless otherwise required by a change in law after the date hereof or the good faith resolution of a tax audit.

(iii) Distributions. If the Corporation makes any cash distribution to Holders with respect to their Preferred Stock, the Corporation shall use commercially reasonable efforts to provide such Holders, no later than 30 days after the date of such cash distribution, with a reasonable estimate of the portion of such distribution that will be reported as a dividend for U.S. federal income tax purposes; provided that if such estimate is not available at such time, the Corporation shall use commercially reasonable efforts to provide such estimate as soon as reasonably practicable and, in all events, no later than the earliest time prescribed by applicable law for reporting such dividend with respect to any Holder, which, for the avoidance of doubt, shall be no earlier than January 31 following the year in which the applicable payment is made.

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(g) Amendment. No provision of this Certificate of Designations may be amended, including pursuant to or as a result of a merger, consolidation or business combination, except in a written instrument signed by the Corporation and the Required Holders. Any of the rights of the Holders set forth herein may be waived by a vote or written consent of the Required Holders. Notwithstanding the foregoing, no amendment or waiver will (i) reduce the Redemption Price or (ii) make any change to provisions relating to voting percentages, in each case without the prior written consent of each affected Holder of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h) Equity; No Collateral Protection. The Preferred Stock is equity and has no collateral protection or security.

(i) Payments. All cash payments made in respect of the Preferred Stock, including without limitation cash payments made pursuant to Section 8, shall be made in Dollars.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this 30th day of June, 2025.

STUBHUB HOLDINGS, INC.

By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Chief Executive Officer